Registration No. 333-__________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                   FORD CREDIT FLOORPLAN MASTER OWNER TRUSTS
                            (Issuers of the notes)
   FORD CREDIT AUTO                                            FORD CREDIT AUTO
RECEIVABLES CORPORATION                                        RECEIVABLES LLC
                 (Originators of the trusts described herein)
    (Exact names of registrants as specified in their respective charters)

          Delaware                   38-2973806                      Delaware                  38-3372243
(State or other jurisdiction        (IRS employer         (State or other jurisdiction        (IRS employer
    of incorporation or         identification number)         of incorporation or        identification number)
       organization)                                               organization)

                    One American Road                                          One American Road
                Dearborn, Michigan 48126                                    Dearborn, Michigan 48126
                     (313) 594-9876                                              (313) 594-9876
   (Address, including zip code, and telephone number,      (Address, including zip code, and telephone number,
     including area code, of registrant's principal           including area code, of registrant's principal
                   executive offices)                                           executive offices)

                                            Susan J. Thomas, Esq.
                                          FORD MOTOR CREDIT COMPANY
                                              One American Road
                                          Dearborn, Michigan 48126
                                               (313) 594-9876
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Stephen B. Esko, Esq.
                        SIDLEY AUSTIN BROWN & WOOD LLP
                            One World Trade Center
                           New York, New York 10048
                                (212) 839-5300
                            -----------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be             aggregate          aggregate offering          Amount of
     be registered             registered          price per unit(1)           price(1)           registration fee
----------------------------------------------------------------------------------------------------------------------
   Asset Backed Notes          $1,000,000               100.00%               $1,000,000                $250
======================================================================================================================

-----------------
(1)      Estimated solely for purpose of calculating the registration fee.

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================


The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.


      Representative form of Prospectus Supplement for single Transferor

                    Subject to completion, dated [.], 2001

Prospectus Supplement to Prospectus dated [.], 2001

                                     $[.]
              Series 2001-[.] [Floating Rate] Asset Backed Notes
                 Ford Credit Floorplan Master Owner Trust [.]
                                    Issuer

[Ford Credit Auto Receivables Corporation]         Ford Motor Credit Company
                Transferor                            Seller and Servicer

Before you purchase any note, you should carefully consider the risk factors beginning on page S-[.] of this prospectus supplement and on page [.] of the accompanying prospectus.

The sole source of payments on the notes is the trust assets. The notes are obligations of the trust only and are not interests in or obligations of Ford Motor Company, Ford Motor Credit Company, [Ford Credit Auto Receivables Corporation] or any other person.

This prospectus supplement may be used to offer and sell the notes only if it is accompanied by the prospectus.

The notes:
                                     Class A notes           Class B notes
                                ----------------------   ----------------------
Principal amount                         $[.]                     $[.]
Interest rate                   [One-month LIBOR] plus   [One-month LIBOR] plus
                                     [.]% per year           [.]% per year
Interest payment dates            [Monthly] beginning     [Monthly] beginning
                                       [.], 2001               [.], 2001
Expected final payment date           [.], 200[.]             [.], 200[.]
Final maturity date                   [.], 200[.]             [.], 200[.]
Price to public per note                 [.]%                     [.]%
Underwriting discount per note           [.]%                     [.]%
Proceeds to issuer per note              [.]%                     [.]%

-------------------------

The total price to public is $[.], the total underwriting discount is $[.] and the total amount of proceeds to the issuer is $[.].

Trust assets:

         o Consisting primarily of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in [the western region of] the U.S. of their new and used automobile and light-duty truck inventory.

Credit enhancement:

         o The transferor interest in the trust is subordinated to the Series 2001-[.] notes to the extent of the available subordinated amount. The available subordinated amount will initially equal $[.].

         o A reserve fund will be established for the benefit of the Series 2001-[.] notes. The reserve fund will have an initial balance of $[.].

         o   The Class B notes are subordinated to the Class A notes.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

We expect to issue your series of notes on or about [.], 2001 in book-entry form only.

                     ------------------------------------

                                [Underwriters]
              The date of this prospectus supplement is [.], 2001


  Where to Find Information in this Prospectus Supplement and the Prospectus

         We provide information to you about your series of notes in an offering document made up of two constituent parts that provide varying levels of detail:

         o this prospectus supplement, which specifies the terms of your series including information about the receivables owned and to be owned by the trust issuing your series and

         o the prospectus, which provides general information, some of which may not apply to a particular trust or to a particular series of notes, including your series, issued by that trust.

         If the terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

         You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their covers.

         This prospectus supplement uses defined terms. Definitions can be found in the "Glossary" beginning on page S-[.] of this prospectus supplement and beginning on page [.] of the accompanying prospectus.

         We include cross references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The Table of Contents beginning on the following page and the Table of Contents in the prospectus provide the pages on which these captions are located.

                    Limitations on Offers or Solicitations

         We do not intend this offering document to be an offer or solicitation under any of the following circumstances:

         o when it is used in a jurisdiction in which such offer or solicitation is not authorized;

         o when the person making the offer or solicitation is not qualified to do so; or

         o when the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

             Transactions that May Affect the Price of Your Notes

         The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of your notes. Such transactions may include stabilizing and the purchase of the notes to cover syndicate short positions. For a description of these activities, see "Underwriting" in this prospectus supplement.

                               Table of Contents

Prospectus Supplement Summary...............................................S-5
    The Parties.............................................................S-5
    The Receivables.........................................................S-5
    Interests in Other Floorplan Assets.....................................S-5
    The Series 2001-[.] Notes...............................................S-6
    Credit Enhancement......................................................S-7
    Interest Rate Swap......................................................S-7
    Events of Default.......................................................S-7
    Amortization Events.....................................................S-8
    Other Interests in the Trust............................................S-9
    Allocation of Collections...............................................S-9
    Groups..................................................................S-9
    Application of Collections.............................................S-10
    Servicing Fee Rate.....................................................S-11
    Optional Redemption....................................................S-11
    Note Ratings...........................................................S-11
    Denominations..........................................................S-11
    Registration, Clearance and Settlement.................................S-11
    Tax Status.............................................................S-12
    ERISA Considerations...................................................S-12
    Exchange Listing.......................................................S-12
    Risk Factors...........................................................S-12

Risk Factors...............................................................S-13

Use of Proceeds............................................................S-17

The Trust/Issuer...........................................................S-17
    Owner Trustee..........................................................S-17
    Administrator..........................................................S-17
    Indenture Trustee......................................................S-17

Ford Credit's U.S. Wholesale Portfolio.....................................S-17
    Loss Experience........................................................S-18
    Age Distribution Experience............................................S-18
    Principal Payment Rate Experience......................................S-19

The Trust Portfolio........................................................S-20
    Key Statistics as of Series Cut-Off Date...............................S-21
    Distribution of Trust Portfolio by Geographic Location.................S-21
    Distribution of Trust Portfolio by Credit Line.........................S-22
    Distribution of Trust Portfolio by Account Balance.....................S-22

Series Provisions..........................................................S-23
    General................................................................S-23
    Interest Payments......................................................S-23
    Principal Payments.....................................................S-24
      Revolving Period.....................................................S-25
      Controlled Accumulation Period.......................................S-25
      Postponement of Controlled Accumulation Period.......................S-26
      Early Amortization Period............................................S-26
    Credit Enhancement.....................................................S-27
      Available Subordinated Amount........................................S-27
      Reserve Fund.........................................................S-29
      Subordination of Class B Notes.......................................S-29
    Interest Rate Swap.....................................................S-30
      Description of Swap Counterparty.....................................S-30
      Ratings Downgrade of Swap Counterparty...............................S-30
      Termination..........................................................S-31
    Events of Default......................................................S-32
    Amortization Events....................................................S-32
    Collection Account.....................................................S-34
    Investor Percentages...................................................S-34
    Retention of Available Transferor Collections..........................S-35
    Application of Collections.............................................S-35
     Payment of Interest, Fees and Other Items.............................S-35
     Payment of Principal..................................................S-37
    Defaulted Receivables; Investor Charge-Offs............................S-38
    Ineligible Receivables and Overconcentration Amounts...................S-39
    Excess Interest Sharing Group [One]....................................S-40
    Principal Sharing Group [One]..........................................S-40
    Principal Funding Account..............................................S-40
    Excess Funding Account.................................................S-41
    Servicing Compensation and Payment of Expenses.........................S-41
    Optional Redemption; Termination.......................................S-41
    Reports to Noteholders.................................................S-42

Material Federal Income Tax Consequences...................................S-42

ERISA Considerations.......................................................S-42

Underwriting...............................................................S-43

Legal Matters..............................................................S-45

Glossary...................................................................S-46

                         Prospectus Supplement Summary

         This summary highlights information about the Series 2001-[.] notes and the trust issuing the Series 2001-[.] notes. This summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus, each in its entirety, before you purchase any Series 2001-[.] note.

                                  The Parties

Trust/Issuer

Ford Credit Floorplan Master Owner Trust [.], a Delaware business trust to be formed by the transferor and the owner trustee on or before [.], 2001. The trust's principal place of business will be located at [.], and its telephone number will be [.].

Transferor

[Ford Credit Auto Receivables Corporation, a Delaware corporation]. The transferor's principal executive offices are located at One American Road, Dearborn, Michigan 48126, and its telephone number is (313) 594-9876.

Seller, Servicer and Administrator

Ford Motor Credit Company, a Delaware corporation and a wholly-owned indirect subsidiary of Ford Motor Company.

In this prospectus supplement, we refer to Ford Motor Company as "Ford" and refer to Ford Motor Credit Company as "Ford Credit."

Indenture Trustee

[.], a [.] banking [corporation] [association]. Its address is [.], and its telephone number is [.].

Owner Trustee

[.], a [.] banking [corporation] [association]. Its address is [.], and its telephone number is [.].

Swap Counterparty

[.], a [.], will be the swap counterparty under an interest rate swap that the trust will enter into for the benefit your notes.

                                The Receivables

The primary assets of the trust will consist of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in [the western region of] the U.S. of their new and used automobile and light-duty truck inventory. The receivables are comprised of principal receivables and interest receivables.

On the closing date, the transferor will transfer to the trust receivables in an aggregate amount of $[.] as of [.], 2001, which is the series cut-off date for the Series 2001-[.] notes. Of this amount, $[.] were principal receivables and $[.] were interest receivables. The number of designated accounts giving rise to these receivables is [.]. See "The Trust Portfolio" in this prospectus supplement for more information about these receivables and the related designated accounts.

The designated accounts constitute only a portion of Ford Credit's entire U.S. portfolio of dealer floorplan accounts. See "Ford Credit's U.S. Wholesale Portfolio" in this prospectus supplement and "Ford Credit's Dealer Floorplan Financing Business" in the accompanying prospectus for information about all the accounts and related receivables in Ford Credit's U.S. wholesale portfolio.

                      Interests in Other Floorplan Assets

In addition to receivables arising in connection with designated accounts, the trust assets may include interests in other floorplan assets, such as:

         o participation interests in pools of assets existing outside the trust and consisting primarily of receivables, referred to as pooled participation receivables, arising in connection with dealer floorplan financing arrangements owned by Ford Credit or one of its affiliates;

         o participation interests in receivables, referred to as purchased participation receivables, arising under dealer floorplan financing arrangements owned by a third party and participated to Ford Credit; or

         o receivables, referred to as syndicated receivables, originated by Ford Credit under syndicated floorplan financing arrangements between a motor vehicle dealer and a group of lenders, one of which is Ford Credit.

On the closing date, the trust will not own interests in any of these other floorplan assets. In the future, the transferor may transfer its interest in other floorplan assets to the trust without your prior review or consent so long as each rating agency has confirmed that adding these interests will not cause it to reduce or withdraw its ratings of the Series 2001-[.] notes or any other notes issued by the trust.

                           The Series 2001-[.] Notes

Closing date

We expect to issue the Series 2001-[.] notes on or about [.], 2001.

Interest

The Class A notes will bear interest at [one-month LIBOR] as determined before the start of each interest period plus [.]% per annum.

The Class B notes will bear interest at [one-month LIBOR] as determined before the start of each interest period plus [.]% per annum.

For each class of Series 2001-[.] notes, interest will be calculated as follows:

         Principal           Actual number
      balance at end           of days in            Note
         of prior       x    interest period    x  interest
      interest period       -----------------        rate
                                   360

Each interest period begins on and includes a distribution date and ends on but excludes the following distribution date. The first interest period, however, will begin on and include the closing date.

We will pay interest on the Series 2001-[.] notes on each distribution date, which will be the [.]th day of [each month] or, if any of these dates is not a business day, the following business day. The first distribution date for the Series 2001-[.] notes will be [.], 2001. However, we will not pay any interest on the Class B notes on any distribution date unless the interest payable on the Class A notes has been paid.

You may obtain the note interest rates for the current interest period and the immediately preceding interest period by contacting the indenture trustee.

See "Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when the indenture trustee will determine LIBOR.

Principal

We expect to pay the principal of each class of Series 2001-[.] notes in full on the [.] 200[.] distribution date, which is the expected final payment date for the Series 2001-[.] notes. However, we will not pay any principal on the Class B notes unless the Class A notes have been paid in full.

We are scheduled to begin accumulating available investor principal collections starting on [.], 200[.] for payment to the Series 2001-[.] noteholders on the expected final payment date. Depending on the performance of the trust assets and the amount of any other outstanding series in principal sharing group [one], we may begin accumulating at a later date.

Principal on the Series 2001-[.] notes may be paid earlier or later than the expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal. If an event of default or an amortization event occurs, principal on your Series 2001-[.] notes may be paid earlier than expected. If the Series 2001-[.] notes are not paid in full on the expected final payment date, we will continue to use available investor principal collections to pay principal on the Series 2001-[.] notes until they are paid in full or until the [.] 200[.] distribution date, whichever is earlier. The [.] 200[.] distribution date is the final maturity date for the Series 2001-[.] notes.

For more information about principal payments, see "Series
Provisions--Principal Payments" in this prospectus supplement.

                              Credit Enhancement

The credit enhancement described below is available for your series' benefit only and, in the case of the subordination of the Class B notes, benefits the Class A notes only. You are not entitled to the benefits of any credit enhancement available to any other series that the trust may issue from time to time.

Subordination of Transferor Interest

A portion of the transferor interest in the trust is subordinated to the Series 2001-[.] notes to the extent of the available subordinated amount as described in this prospectus supplement. The available subordinated amount will initially be $[.], but is subject to reductions and increases from time to time.

Reserve Fund

A reserve fund will provide credit enhancement for the Series 2001-[.] notes to the extent described in this prospectus supplement. The transferor will deposit $[.] into the reserve fund on the closing date. The amount required to be on deposit in the reserve fund will equal [.]% of the invested amount of the Series 2001-[.] notes.

Subordination of Class B Notes

The Class B notes are subordinated to the Class A notes in the payment of interest and principal to the extent described in this prospectus supplement.

                              Interest Rate Swap

For the benefit of the Series 2001-[.] notes, the trust will enter into an interest rate swap with [.], as swap counterparty. Under the interest rate swap, on each distribution date:

         o the swap counterparty will pay to the trust the interest to be paid on the Series 2001-[.] notes for that date; and

         o the trust will pay to the swap counterparty the interest accrued on the outstanding principal balance of the Series 2001-[.] notes during the related interest period at an annual rate equal to the lower of (1) [prime rate] minus [.]% or (2) [one-month LIBOR].

The amounts payable by the swap counterparty and the trust to each other will be netted on each distribution date. Any net swap receipt that the swap counterparty owes the trust will be included in available investor interest collections and applied on that date to make required distributions and deposits for the Series 2001-[.] notes. Any net swap payment that the trust owes the swap counterparty will be paid to the swap counterparty out of available investor interest collections, subject to the prior payment of interest due on the Series 2001-[.] notes.

See "Series Provisions--Interest Rate Swap" in this prospectus supplement for additional information about the swap counterparty and the terms of the interest rate swap.

                               Events of Default

The Series 2001-[.] notes are subject to specified events of default described under "Series Provisions--Events of Default" in this prospectus supplement and "Description of the Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus. Among these events is the failure to pay interest on either class of Series 2001-[.] notes for [35] days after it is due or the failure to pay principal on the final maturity date for the Series 2001-[.] notes.

If an event of default that applies to the Series 2001-[.] notes occurs and continues, the indenture trustee or holders of more than 50% of the outstanding principal balance of the Series 2001-[.] notes may declare the Series 2001-[.] notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by holders of more than 50% of the outstanding principal balance of the Series 2001-[.] notes.

After an event of default and the acceleration of the Series 2001-[.] notes, we will apply funds from trust assets allocated to Series 2001-[.] to pay interest and principal on the Series 2001-[.] notes to the extent permitted by law. Interest and principal collections will be applied to make monthly interest and principal payments on the Series 2001-[.] notes until the date those notes are paid in full or until the final maturity date, whichever occurs first.

If the Series 2001-[.] notes are accelerated or the trust fails to pay the principal of the Series 2001-[.] notes in full on the final maturity date, the indenture trustee may or, in limited cases, will at the direction of the holders of a specified percentage of the outstanding principal balance of each class of Series 2001-[.] notes:

         o institute proceedings in its own name for the collection of all amounts then payable on the Series 2001-[.] notes;

         o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2001-[.] noteholders; or

         o foreclose on a portion of the trust assets by causing the trust to sell a portion of those assets to permitted purchasers under the indenture.

See "Description of the Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus.

                              Amortization Events

Payment of the principal of the Series 2001-[.] notes will begin earlier than planned upon the occurrence of adverse events, known as amortization events. If an amortization event that applies to the Series 2001-[.] notes or to all series issued by the trust occurs, the trust will use available investor principal collections each month to pay principal on the Series 2001-[.] notes.

Amortization events may occur if the transferor, the servicer or the seller fails to make required distributions or deposits, violates other covenants and agreements or has made representations and warranties that are materially incorrect.

Other amortization events consist of:

         o the occurrence of a servicer default that has a significant adverse effect on the Series 2001-[.] noteholders;

         o the Class A or Class B notes are not paid in full on the expected final payment date;

         o the interest rate swap terminates early in accordance with its terms and no replacement interest rate swap or other arrangement acceptable to the rating agencies is put in place within [30] days of the termination;

         o the average monthly principal payment rate for [3] consecutive collection periods is less than [.]%;

         o the available subordinated amount falls below the required subordinated amount;

         o the transferor fails to transfer to the trust receivables arising in connection with additional designated accounts or, if applicable, interests in other floorplan assets within five business days of when required under the transfer and servicing agreement;

         o the bankruptcy, insolvency or similar events relating to the transferor, Ford Credit or Ford;

         o the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; and

         o the Series 2001-[.] notes are accelerated following an event of default under the indenture.

For a more detailed discussion of amortization events, see "Series Provisions--Amortization Events" in this prospectus supplement and "Description of the Notes--Amortization Events" in the accompanying prospectus.

                         Other Interests in the Trust

Other Series

The Series 2001-[.] notes are the first series of notes to be issued by the trust. From time to time, the trust may issue additional series of notes secured by the trust assets. The trust may issue an additional series without your prior review or consent so long as the issuance of that additional series meets the conditions described under "Description of the Notes--New Issuances" in the accompanying prospectus.

Transferor Interest

The interest in the trust assets not securing your series or any other series is the transferor interest. The transferor or one of its affiliates will initially own the transferor interest, but may subsequently sell all or a portion of the transferor interest to another party. A portion of the transferor interest is subordinated to the interests of the Series 2001-[.] notes in the trust to the extent of the available subordinated amount. In addition, other portions of the transferor interest may be subordinated to the interests of other series of notes issued by the trust.

                           Allocation of Collections

The servicer, will collect payments on the receivables and, if applicable, on interests in any other floorplan assets. The servicer will deposit these collections into a collection account. The servicer will keep track of those collections that are interest collections and those collections that are principal collections. The servicer will also keep track of those receivables and any interests in other floorplan assets that are written off as uncollectible, called the defaulted amount.

Each month, the servicer will allocate interest and principal collections received and the defaulted amount among:

         o   your series;

         o   other outstanding series of notes that the trust has issued; and

         o   the transferor interest.

The amounts allocated to your series will be determined based mainly on the size of your series' invested amount compared with the pool balance, which is the total amount of the principal receivables and, if applicable, the principal portions of any interests in other floorplan assets. The invested amount of the Series 2001-[.] notes on the closing date will be $[.]. If the invested amount of your series declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the allocation calculations and the events that may lead to these reductions, see "Series Provisions--Investor Percentages" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

                                    Groups

Your series will not be a shared enhancement series or part of an interest reallocation group.

Excess Interest Sharing Group [One]

Your series will be included in a group of series referred to as excess interest sharing group [one]. To the extent that available investor interest collections are not needed to make required distributions or deposits for your series, we will apply these excess funds to cover shortfalls of required interest distributions and deposits for other series in excess interest sharing group [one]. In addition, you may receive the benefits of excess interest collections allocated from other series in excess interest sharing group [one]. We cannot, however, assure you that the trust will issue additional series in excess interest sharing group [one]. See "Series Provisions--Excess Interest Sharing Group [One]" in this prospectus supplement.

Principal Sharing Group [One]

Your series will also be included in a group of series referred to as principal sharing group [one]. To the extent that available investor principal collections are not needed to make any required distributions or deposits for your series, we will apply these funds to cover shortfalls of required principal distributions and deposits for other series in principal sharing group [one]. Any reallocation for this purpose will not reduce the invested amount of your series. In addition, you may receive the benefits of shared principal collections allocated from other series in principal sharing group [one]. We cannot, however, assure you that the trust will issue additional series in principal sharing group [one]. See "Series Provisions--Principal Sharing Group [One]" in this prospectus supplement.

                          Application of Collections

Interest Collections

Each month, we will apply available investor interest collections in the following order of priority:

         o   to pay interest due on the Class A notes;

         o   to pay interest due on the Class B notes;

         o to pay any amounts due to the swap counterparty under the interest rate swap;

         o to pay the monthly servicing fee for your series if this fee has not been waived by the servicer;

         o   to cover your series' investor default amount;

         o   to fund the reserve fund up to the reserve fund required amount;

         o to reimburse reductions in your series' invested amount resulting from investor charge-offs that have not been previously reimbursed;

         o to reimburse reductions in the invested amount allocable to the Class B noteholders due to reallocation of principal collections;

         o to pay the monthly servicing fee for your series if this fee has been waived by the servicer;

         o to increase the available subordinated amount up to the required subordinated amount;

         o to cover any shortfalls for other series in excess interest sharing group [one]; and

         o   to the holder of the transferor interest.

For a more detailed description of these applications, see "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

Principal Collections

Each month, we will apply available investor principal collections as follows:

         o The revolving period for your series begins on the closing date and ends on the earlier of the date on which the controlled accumulation period or the early amortization period begins. During the revolving period, no principal will be paid to you or accumulated in a principal funding account for your series. Instead, available investor principal collections will be treated as shared principal collections and made available to make required principal distributions and deposits for other series in principal sharing group [one], and then paid to the holder of the transferor interest to the extent not deposited into an excess funding account for all series issued by the trust.

         o The controlled accumulation period for your series is scheduled to begin on [.], 200[.], but may begin at a later date. During the controlled accumulation period, available investor principal collections will be deposited into the principal funding account up to a controlled deposit amount. Any remaining available investor principal collections will be treated as shared principal collections and made available to make required principal distributions and deposits for other series in principal sharing group [one] and then paid to the holder of the transferor interest. On the expected final payment date, the amounts in the principal funding account will be paid first to the Class A noteholders and then to the Class B noteholders.

         o If an amortization event occurs, the early amortization period will begin. During the early amortization period, available investor principal collections will be paid first to the Class A noteholders and then to the Class B noteholders.

For a more detailed description of these applications, see "Series Provisions--Application of Collections--Payment of Principal" in this prospectus supplement.

                              Servicing Fee Rate

The trust will pay the servicer a monthly fee equal to [1]% per annum or such lesser percentage as may be specified by the servicer.

                              Optional Redemption

We have the option to redeem your notes when the outstanding principal balance of the Series 2001-[.] notes has been reduced to [10]% or less of their initial principal balance. See "Description of the Notes--Final Payment of Principal; Termination" in the accompanying prospectus.

                                 Note Ratings

At least one nationally recognized rating agency will initially rate the Class A notes in the highest rating category for long-term debt obligations.

At least one nationally recognized rating agency will initially rate the Class B notes no lower than in the "[A]" rating category or its equivalent for long-term debt obligations.

                                 Denominations

Beneficial interests in the Series 2001-[.] notes may be purchased in $1,000 increments only.

                    Registration, Clearance and Settlement

The Series 2001-[.] notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes--Definitive Notes" in the accompanying prospectus.

You may elect to hold your notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes--Book-Entry Registration" in the accompanying prospectus.

                                  Tax Status

Sidley Austin Brown & Wood LLP, as special tax counsel, is of the opinion that, for federal income tax purposes, the Series 2001-[.] notes will be characterized as debt and the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

By your acceptance of a Series 2001-[.] note, you will agree to treat your note as debt for federal, state and local income and franchise tax purposes.

See "Material Federal Income Tax Consequences" and "Michigan Income Taxation" in this prospectus supplement" and "Material Federal Income Tax Consequences" and "State and Local Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal, state and local tax laws.

                             ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 2001-[.] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing Series 2001-[.] notes on behalf of or with the plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of Series 2001-[.] notes could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or
Section 4975 of the Internal Revenue Code.

                               Exchange Listing

[We will apply to list the Series 2001-[.] notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

                                 Risk Factors

Investment in the Series 2001-[.] notes involves risks. You should consider carefully the risk factors beginning on page S-[.] of this prospectus supplement and on page [.] of the accompanying prospectus.


                                                       Risk Factors

         In addition to the risk factors on page [.] of the accompanying prospectus, you should consider the following risk factors in deciding whether to purchase any Series 2001-[.] notes.

Credit enhancement is limited         Credit enhancement for your notes will be provided by the subordination of the
and if exhausted may result in        transferor interest to the extent of the available subordinated amount as
a loss on your notes                  described in this prospectus supplement and by amounts in the reserve fund. In addition, the Class B notes are subordinated to the Class A notes to the extent described in this prospectus supplement. The amount of credit enhancement is limited and may be reduced from time to time. If the credit enhancement for your notes is exhausted, you are much more likely to incur a loss. See "Series
                                      Provisions--Credit Enhancement" for more information about credit enhancement for the Series 2001-[.] notes.

Class B notes are subject to          The Class B notes bear greater credit risk than the Class A notes because payments
greater credit risk  because they     of interest on the Class B notes are subordinated in priority to the payment of
are subordinated to the               interest due on the Class A notes and payments of principal on the Class B notes
Class A notes                         will not be made until the principal of the Class A notes has been paid in full.
                                      In addition, Class B notes bear the risk of charge-offs before the Class A notes due to unfunded investor default amounts and will incur write-downs in the Class B invested amount due to reallocated principal collections used to fund shortfalls in interest payments on the Class A notes not otherwise covered from available investor interest collections, excess interest collections from excess interest sharing group [one], available transferor collections and reserve fund withdrawals. This subordination could result in delays or reductions in the payment of principal and interest on the Class B notes.

The rates at which the                The payment of principal on your notes will depend primarily on dealer repayments
receivables are repaid and            of receivables. Pursuant to the terms of the designated accounts, dealers are
generated could cause your            required to repay a receivable upon the retail sale or lease of the underlying
notes to be paid principal later      vehicle. The timing of these sales and leases is uncertain, and we cannot assure
or earlier than expected              you that any particular pattern of dealer repayments will occur. Any significant decline in the dealer repayment rate during the controlled accumulation period for your notes may cause you to receive final payment of principal after the expected final payment date. Additionally, you may not be able to reinvest any delayed principal payments at the time you receive them a rate of return at least equal to the rate of return that would have been available on the expected final payment date.

                                      The opposite situation may occur if the dealer repayment rate during the revolving period significantly exceeds the rate at which new receivables are generated. In this case, the pool balance of the trust may fall to a specified level where the transferor will be required to transfer to the trust receivables arising in connection with additional designated accounts or, if applicable, interests in other floorplan assets. Any failure by the transferor to make these additional transfers of receivables or any interests in other floorplan assets within five business days after the date it is required to do so under the transfer and servicing agreement would result in an amortization event and could result in your receipt of principal before the expected final payment date.

Economic and social factors           Payment of the receivables depends primarily on the retail sale or lease of the
could lead to slower retail sales     underlying vehicles by the dealers. The level of retail sales and leases of
and leases of the vehicles,           vehicles may change because of a variety of economic and social factors. Economic
thereby resulting in your             factors include interest rates, unemployment levels, the rate of inflation and
receipt of principal later or         consumer perception of general economic conditions. The use of incentive programs
earlier than expected                 (e.g., manufacturers' rebate programs) may also affect retail sales and leases.
                                      Social factors include consumer perception of Ford-branded products in the marketplace and consumer demand for vehicles generally. [In addition, because the receivables transferred to the trust arise in connection with designated accounts limited to dealers located in the [western] region of the U.S., economic and social factors may have a disproportionate impact on your notes to the extent these factors particularly affect the states in this region.] We cannot determine or predict whether or to what extent economic or social factors will affect the level of retail sales and leases. Any significant decline in the level of retail sales or leases may cause you to receive payment of principal later or earlier than the expected final payment date.

Changes in delinquency levels         We cannot assure you that the historical levels of delinquencies and losses
and losses could result in            experienced by Ford Credit on its U.S. wholesale portfolio are predictive of
reduced or delayed payments           future performance of the trust's receivables. Delinquencies and losses could
on your notes                         increase significantly for various reasons, including changes in the local, regional or national economies or due to other events. [In addition, since the designated accounts are limited to dealers located in the [western] region of the
                                      U.S., your notes may be disproportionately affected by adverse economic changes related only to the states in this region.] Any significant increase in delinquencies or losses on the receivables could result in reduced or delayed payments on your notes.

Geographic concentration may          All of the outstanding receivables in the trust relate to dealers located in [the
increase risk of loss                 western region of the U.S.] Any significant economic downturn in any of the states in this region could result in delays and reductions in payments on the receivables from dealers located in these states. Any such delays or reductions in payments on the receivables may, in turn, cause delays or reductions in payments on your notes.

You may not receive your              If your series were to enter the controlled accumulation period or the early
principal on the expected             amortization period while another series in the same principal sharing group as
payment date because of               your series was either in an accumulation or amortization period or were to
other series                          enter an accumulation or amortization period before the principal amount of your notes is reduced to zero, principal collections from that series will not be available to make payments on your notes. As a result, the payments on your notes may be reduced and final payment of the principal of your notes may be delayed.
                                      Also, the shorter the controlled accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on principal collections from other series in the same principal sharing group as your series to make principal payments on your notes.

If the interest rate swap             The receivables pay interest at a variable rate based on the prime rate. Your
terminates, you may receive           notes bear interest at a variable rate based on LIBOR. If there is a decline in
reduced interest payments or          the prime rate, the amount of available investor interest collections may be
payments of principal earlier         insufficient to fund all interest payable on your notes. Also, the timing of
than expected                         interest payments on the receivables will not coincide with the interest payment dates for your notes. So long as the interest rate swap remains in effect, the
                                      Series 2001-[.] noteholders will not be exposed to either basis or timing risk inherent in these differences. However, if the interest rate swap were terminated or if either party to the agreement were to fail to perform its obligations under the agreement for any reason, an amortization event could occur and you may suffer losses as a result. The trust may also owe the swap counterparty a substantial termination payment. See "Series Provisions--The Interest Rate Swap" in this prospectus supplement.

Ratings are not                       The ratings assigned to the Series 2001-[.] notes by a rating agency reflect the
recommendations and                   rating agency's assessment of the likelihood that the noteholders will receive
may be lowered or withdrawn           interest and principal payments required to be made. The ratings are based primarily on the quality of the receivables, the credit enhancement and in part on the credit rating of the swap counterparty and the terms of the interest rate swap. The ratings, however, do not address the likelihood that principal on the
                                      Series 2001-[.] notes will be paid on the expected final payment date. The ratings also do not address the possibility of an amortization event occurring. The ratings are not recommendations to purchase, hold or sell the notes, and do not comment on their marketability, any market price or suitability for a particular investor. We cannot assure you that the ratings will remain for any given period of time or that they will not be lowered or withdrawn by a rating agency if, in its judgment, circumstances so warrant.

Absence of a secondary market         There may be no secondary market for your notes. Although the underwriters
for the notes could limit your        participating in the offering of your notes may assist in making a secondary
ability to resell your notes          market in the Series 2001-[.] notes, they will be under no obligation to do so. We cannot assure you that a secondary market will develop or that, if it were to develop, it will continue or that you will be able to resell your notes.


                                Use of Proceeds

         From the net proceeds from the sale of the Series 2001-[.] notes, the transferor will make the required initial deposit into the reserve fund and make a net initial payment, if any, to the swap counterparty on the closing date. The transferor will pay the remaining net proceeds to Ford Credit in payment of the receivables purchased from Ford Credit on the closing date. Ford Credit will use the net proceeds that it receives from the transferor for its general corporate purposes.

                               The Trust/Issuer

         Ford Credit Floorplan Master Owner Trust [.] is a business trust that will be formed under the laws of the State of Delaware. The trust will be formed on or before [.], 2001 under a trust agreement between the transferor and the owner trustee. The trust's principal place of business will be located, in care of the owner trustee, at [.]. The trust's telephone number will be [.].

         The trust is a master owner trust and will issue its notes in series. The Series 2001-[.] notes that the trust will issue on the closing date is its first series of notes. On the closing date, the trust will have no other series outstanding.

Owner Trustee

         [.] is the owner trustee of the trust. [.] is a [.] banking [association] [corporation], and its principal offices are located at [.]. The owner trustee will perform limited administrative functions on behalf of the trust under the trust agreement. The transferor will pay the fees of the owner trustee and will reimburse it for particular liabilities and expenses.

Administrator

         Ford Credit will act as administrator of the trust under an administration agreement between the administrator and the trust. The administrator will provide the notices and perform on behalf of the trust day-to-day administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for your series. The transferor is responsible for payment of the administrator's fees and will reimburse the administrator for any of its liabilities and extra out-of-pocket expenses related to its performance under the administration agreement and any other document relating to the issuance of notes by the trust.

Indenture Trustee

         [.] is the indenture trustee under the indenture under which the trust's notes will be issued. [.] is a [.] banking [association] [corporation], and its principal offices are located at [.]. The indenture trustee will act for the benefit of the holders of the Series 2001-[.] notes and the notes of all other series that the trust may issue. The servicer will pay from its servicing compensation the fees and disbursements of the indenture trustee.

                    Ford Credit's U.S. Wholesale Portfolio

         The revolving pool of receivables owned by the trust on the closing date and from time to time afterwards will arise in connection with the purchase and financing by various retail motor vehicle dealers of their new and used automobile and light-duty truck inventory. For additional information regarding Ford Credit's dealer floorplan business in the United States, see "The Dealer Floorplan Business" in the accompanying prospectus.

         The tables set forth below in this section provide historical and other statistical information relating to all the dealer accounts in Ford Credit's entire U.S. wholesale portfolio.

Loss Experience

         The table below sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to Ford Credit's entire U.S. wholesale portfolio. Because the eligible accounts designated from time to time for the trust will represent only a portion of Ford Credit's entire U.S. wholesale portfolio, the actual loss experience of the designated accounts may differ. Accordingly, we cannot assure you that the loss experience for the trust's receivables will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

         The loss experience set forth below reflects financial assistance provided by Ford to dealers in limited instances. See "Ford Credit's Dealer Floorplan Financing Business--Relationship with Ford and Other Manufacturers" in the accompanying prospectus. If Ford does not provide this assistance in the future, the loss experience of the U.S. wholesale portfolio may be adversely affected. The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by dealers to Ford Credit for capital loans, real estate loans and other advances not related to wholesale financing. However, because the trust's interest in any non-vehicle related security will be subordinate to Ford Credit's interest in this security, the net losses experienced by Ford Credit as shown below may be lower than the net losses that the trust actually experiences. See "Ford Credit's Dealer Floorplan Financing Business--Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security" in the accompanying prospectus.

                  Loss Experience of Ford Credit's U.S. Wholesale Portfolio

                                Three months ended
                                    [March 31],                    Year ended December 31,
                                       2001              2000         1999         1998         1997
                                       ----              ----         ----         ----         ----
                                                                    (Dollars in millions)
Average principal
  receivables balance(1) .......     $______           $______      $______      $______      $______
Net losses
  (recoveries)(2) ..............     $______           $______      $______      $______      $______
Net losses/liquidations ........     ______%           ______%      ______%      ______%      ______%
Net losses/average
  principal receivables
  balance ......................     ______%           ______%      ______%      ______%      ______%
---------------
(1)   Average principal receivables balance is the average of the monthly average principal balances
      (based on beginning and ending balances) for the three or twelve months ending on the last day of the period.
(2)   Net losses in any period are gross losses less any recoveries for such period. Recoveries include recoveries from related security in addition to the underlying vehicles.

Age Distribution Experience

         The table below sets forth the age distribution for all the receivables in Ford Credit's U.S. wholesale portfolio, expressed as a percentage of total principal outstanding as of the dates indicated. Because the eligible accounts designated from time to time for the trust will represent only a portion of Ford Credit's entire U.S. wholesale portfolio, the actual age distribution for the receivables arising in connection with the designated accounts as of any date may differ. Accordingly, we cannot assure you that the age distribution for the trust's receivables as of any date will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

         The age distribution set forth below as of December 31, 1997, December 31, 1998 and December 31, 1999 measures the age of receivables relating to Ford-manufactured or -distributed new vehicles from the date that the vehicle is shipped to the dealer. In contrast, the information set forth below as of December 31, 2000 and [March 31], 2001 for these receivables does not take into account the "in-transit" period, which is the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized). The age distribution as of December 31, 2000 and [March 31], 2001 measures the age of receivables relating to Ford-manufactured or -distributed new vehicles from the date the vehicle is actually delivered to the dealer. Currently, the average in-transit period is approximately [15] days. See "Ford Credit's Dealer Floorplan Financing Business--Creation of Receivables" in the accompanying prospectus.

                            Age Distribution of Ford Credit's U.S. Wholesale Portfolio

                                   As of [March 31],                   As of December 31,
Days                                     2001            2000          1999          1998          1997
----                                     ----            ----          ----          ----          ----
1 - 120.........................         ____%           ____%         ____%         ____%         ____%
121 - 180.......................         ____%           ____%         ____%         ____%         ____%
181 - 270.......................         ____%           ____%         ____%         ____%         ____%
Over 270........................         ____%           ____%         ____%         ____%         ____%

Principal Payment Rate Experience

         The table below sets forth the highest, lowest and average monthly principal payment rates for Ford Credit's entire U.S. wholesale portfolio during the periods shown. In each case, the monthly principal payment rate was calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all principal collections during the period and the denominator of which is the average aggregate principal balance for the period. Only repayments of advances made by Ford Credit under its floorplan financing agreements with dealers were considered principal collections in determining these monthly principal payment rates.

         Because the eligible accounts designated for the trust will represent only a portion of the entire U.S. wholesale portfolio, actual monthly principal payment rates for the designated accounts may differ. Accordingly, we cannot assure you that the monthly principal payment rates for the trust's receivables will be similar to the historical experience set forth below with respect to the U.S. wholesale portfolio. In addition, the amount of collections of principal on the receivables may vary from month to month due to seasonal variations, general economic conditions and social factors.

                     Monthly Principal Payment Rates of Ford Credit's U.S. Wholesale Portfolio

                                   Three months
                                 ended [March 31],                 Year ended December 31,
                                       2001             2000          1999          1998          1997
                                       ----             ----          ----          ----          ----

Highest month..................        ____%            ____%         ____%         ____%         ____%
Lowest month...................        ____%            ____%         ____%         ____%         ____%
Average of the months in
  period.......................        ____%            ____%         ____%         ____%         ____%

                              The Trust Portfolio

         The pool of receivables constituting the trust portfolio on the closing date will consist of receivables arising in connection with accounts designated for the trust from Ford Credit's U.S. wholesale portfolio. Each designated account is required to meet specified eligibility criteria. The eligibility criteria applicable to the designated accounts for all trusts are more fully described in "Description of the Transfer and Servicing Agreement--Eligible Accounts" in the accompanying prospectus. In the case of the trust, the eligible accounts that may be designated for it are further limited to dealers located only in the following states in the western half of the U.S.:

   Alaska         Arizona        California        Colorado        Hawaii
   Idaho          Illinois       Iowa              Kansas          Minnesota
   Montana        Nebraska       Nevada            New Mexico      North Dakota
   Oklahoma       Oregon         South Dakota      Utah            Washington
   Wisconsin      Wyoming

These states comprise the western region of Ford Credit's domestic floorplan financing business. In its western region, Ford Credit also provides floorplan financing to dealers located in Texas. The Texas accounts, however, are not eligible accounts for the trust.

         After the closing date, the transferor has the right to designate additional eligible accounts for the trust. In this case, the existing and future receivables of these additional accounts will be sold to the transferor and then transferred to the trust so long as the conditions described under "Description of the Transfer and Servicing Agreement--Additional Designated Accounts" in the accompanying prospectus are satisfied. In addition, the transferor will be required to designate additional eligible accounts, to the extent available, to maintain, for so long as any notes issued by the trust remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the required pool balance. The transferor also has the right to designate accounts, the existing and future receivables of which will be removed from the trust and transferred back to the transferor. The transferor may elect to designate accounts as removed accounts only if the conditions described in "Description of the Transfer and Servicing Agreement--Removal of Designated Accounts" in the accompanying prospectus are satisfied. Throughout the term of the trust, the accounts giving rise to the trust's receivables will be those designated for the trust at the time of its formation plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

         In addition to receivables arising in connection with designated accounts, the trust portfolio may in the future include interests in other floorplan assets, such as:

         o participation interests in pools of assets existing outside the trust and consisting primarily of pooled participation receivables;

         o   participation interests in purchased participation receivables;
             and

         o   syndicated receivables.

         If any interests in other floorplan assets are added to the trust, the agreements governing the issuance of your notes will be amended to provide for the addition of these interests. These amendments will, among other things, provide for the applicable eligibility criteria, applicable representations and warranties or other requirements and conditions that the interests will have to meet. Under the transfer and servicing agreement, the transferor may transfer its interest in any other floorplan assets to the trust, without your prior review or consent so long as each rating agency has confirmed that adding these interests, as provided in the applicable amendments to the agreements governing the issuance of the Series 2001-[.] notes, will not adversely affect the ratings assigned to your notes.

Key Statistics as of Series Cut-Off Date

         As of [.], 2001, the series cut-off date, the receivables to be transferred to the trust on the closing date and the related accounts designated for the trust had the following characteristics:

         o There were [.] designated accounts and the total outstanding balance of receivables arising in connection with these accounts was approximately $[.].

         o The average credit line per designated account was $[.] (based on the average new vehicle credit line of $[.] and the average used vehicle credit line of $[.]).

         o The average outstanding balance of receivables per designated account was $[.].

         o The total outstanding balance of receivables arising in connection with the designated accounts, expressed as a percentage of the total credit line amount of these accounts, was approximately [.]%.

         o The weighted average spread over the prime rate charged to dealers and used to determine the adjustment fees payable by Ford in respect of certain Ford-manufactured or -distributed vehicles was [.]% per annum. This percentage was calculated for dealers on the basis of the new vehicle base rate of prime plus 1.00% per annum and the used vehicle base rate of prime plus 1.75% per annum and for Ford on the basis of the adjustment fee rate of prime plus 0.30% per annum.

         The tables set forth below in this section provide additional information on the trust portfolio sorted according to various criteria as of the series cut-off date. Because the composition of the receivables in the trust portfolio and their related designated accounts will change over time, the information in these tables is not necessarily indicative of the composition of the trust portfolio as of any subsequent date.

Distribution of Trust Portfolio by Geographic Location

         The table below shows the distribution of the designated accounts sorted according to the geographic locations of the related dealers as of the series cut-off date. The information is presented on the basis of the receivables outstanding and the number of designated accounts giving rise to these receivables.

                                     Geographic Distribution of Trust Portfolio

                                               As of Series Cut-Off Date

                                              Receivables      Percentage of                        Percentage of
                                              outstanding          total           Number of       total number of
                                             (thousands of      receivables        designated        designated
State                                           dollars)        outstanding        accounts           accounts
-----                                           --------        -----------        --------           --------
[.].......................................    $__________          ____%              ____              ____%
[.].......................................    $__________          ____%              ____              ____%
[.].......................................    $__________          ____%              ____              ____%
[.].......................................    $__________          ____%              ____              ____%
[.].......................................    $__________          ____%              ____              ____%
Other(1)..................................    $__________          ____%              ____              ____%
       Total..............................    $__________          ____%              ____              ____%
---------------
(1)   No other state includes more than 5.0% of the outstanding receivables owned by the trust.

Distribution of Trust Portfolio by Credit Line

         The table below shows the distribution of the designated accounts sorted according to the credit line amounts of these accounts as of the series cut-off date. The information is presented on the basis of the receivables outstanding and the number of designated accounts giving rise to these receivables.

                                        Credit Line Distribution of Trust Portfolio

                                                 As of Series Cut-Off Date

                                              Receivables      Percentage of                        Percentage of
                                              outstanding          total           Number of       total number of
                                             (thousands of      receivables        designated        designated
Range of credit lines                           dollars)        outstanding        accounts           accounts
---------------------                           --------        -----------        --------           --------
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
       Total..............................    $__________          ____%              ____              ____%

Distribution of Trust Portfolio by Account Balance

         The table below shows the distribution of the designated accounts sorted according to the outstanding balances in these accounts as of the series cut-off date. The information is presented on the basis of the receivables outstanding and the number of designated accounts giving rise to these receivables.

                                     Account Balance Distribution of Trust Portfolio

                                                As of Series Cut-Off Date

                                              Receivables      Percentage of                        Percentage of
                                              outstanding          total           Number of       total number of
                                             (thousands of      receivables        designated        designated
Range of account balances                       dollars)        outstanding        accounts           accounts
-------------------------                       --------        -----------        --------           --------
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
 ..........................................    $__________          ____%              ____              ____%
       Total..............................    $__________          ____%              ____              ____%

                               Series Provisions

         The following is a summary of the material provisions of the terms of the Series 2001-[.] notes and the related indenture supplement. You also should refer to the accompanying prospectus for a further discussion of material provisions common to the notes of all series issued by the trust under the indenture. We have filed with the SEC forms of the indenture, the indenture supplement, the transfer and servicing agreement, the receivables purchase agreement and the trust agreement as exhibits to the registration statement relating to the notes.

General

         The Class A notes and Class B notes comprise the Series 2001-[.] notes and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2001-[.] notes. The indenture and indenture supplement will be each executed by the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series of notes.

         The closing date for Series 2001-[.] is [.], 2001. The Series 2001-[.] notes will be issued in denominations of $1,000 increments and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under "Description of the Notes--General," "--Book-Entry Registration" and "--Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 2001-[.] notes were registered on the record date.

         [Application will be made to list the notes on the Luxembourg Stock Exchange. However, we cannot assure you that the listing will be obtained. You should consult with [.], the Luxembourg listing agent for the Series 2001-[.] notes, [address] Luxembourg, phone number ([.])[.], for the status of the listing.]

Interest Payments

         The Class A notes will accrue interest from and including the closing date through but excluding [.], 2001, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

         The Class B notes will accrue interest from and including the closing date through but excluding [.], 2001, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

         The indenture trustee will determine LIBOR for each interest period on the LIBOR determination date.

         You can obtain the interest rates applicable to Class A and Class B notes for the current and immediately preceding interest period by contacting the indenture trustee at its corporate trust office at [.].

         Interest on each class of the Series 2001-[.] notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

         Interest will be paid on each distribution date, which will be the [.]th day of [each month] or, if any of these dates is not a business day, the following business day. The first distribution date for the Series 2001-[.] notes will be [.], 2001.

         Interest payments on the Class A and Class B notes on any distribution date will be calculated on the aggregate principal balance of the Class A notes and the Class B notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial aggregate principal balance of the Class A notes and the Class B notes, as applicable, from the closing date.

         Interest due on the Class A and Class B notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that unpaid amount at the applicable note interest rate. Additional interest will accrue on the same basis as current interest on the Series 2001-[.] notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

         Interest payments on the Series 2001-[.] notes on any distribution date will be paid from available investor interest collections for that date. However, if the amount of available investor interest collections for any distribution date is insufficient to pay the interest due on the Series 2001-[.] notes, we will pay such shortfalls using funds from other sources in the following order of priority:

         (1) excess interest collections available for your series from other series in excess interest sharing group [one];

         (2) available transferor collections retained in the collection account, but only to the extent of the available subordinated amount;

         (3)   amounts on deposit in the reserve fund; and

         (4) reallocated principal collections, but only to pay any remaining Class A interest shortfalls.

See "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

Principal Payments

         You are expected to receive payment of principal in full on the [.] 200[.] distribution date, known as the expected final payment date. You may, however, receive payments of principal earlier than the expected final payment date if an amortization event occurs and the early amortization period begins or if an event of default occurs and the Series 2001-[.] notes are accelerated. The holders of the Class B notes will not begin to receive payments of principal until the Class A notes have been paid in full.

         Revolving Period

         The revolving period for the Series 2001-[.] notes begins on the closing date and ends on the earlier of the date on which the controlled accumulation period or the early amortization period begins. On each distribution date relating to the revolving period, available investor principal collections for that distribution date will be treated as shared principal collections and made available to make principal payments for other series in principal sharing group [one]. Any investor principal collections not used for this purpose will be paid to the holder of the transferor interest to the extent not deposited into the excess funding account. See "--Application of Collections--Payment of Principal" and "--Excess Funding Account" below in this prospectus supplement.

         Controlled Accumulation Period

         The controlled accumulation period for the Series 2001-[.] notes is scheduled to begin on [.], 200[.], but may be postponed, as discussed below under "--Principal Payments--Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earlier of:

         (1) the end of the collection period preceding the distribution date on which the aggregate principal balance of the Series 2001-[.] notes will be paid in full; and

         (2)   the beginning of the early amortization period.

         If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

         On the first business day of the controlled accumulation period, the Series 2001-[.] excess funding amount as of the end of the revolving period will be deposited into the principal funding account. On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit available investor principal collections for that distribution date into the principal funding account in an amount equal to the lower of:

         (1) the applicable controlled deposit amount for that distribution date; and

         (2)   the invested amount before any deposits on that date.

         If the amount of available investor principal collections for any distribution date is insufficient to deposit the full amount needed to be deposited into the principal funding account, we will use shared principal collections available for your series from other series in principal sharing group [one] to cover the shortfall. However, if the amount of available investor principal collections exceeds the amount needed to be deposited into the principal funding account, the excess will be treated as shared principal collections and made available to make principal payments for other series in principal sharing group [one]. Any available investor principal collections not used for this purpose will be paid to the holder of the transferor interest. See "--Application of Collections--Payment of Principal" in this prospectus supplement.

         On the expected final payment date unless paid earlier due to the commencement of the early amortization period, all amounts in the principal funding account will be paid to the Class A noteholders up to the principal balance of the Class A notes and, after the Class A notes have been paid in full, any remaining amount will be paid to the Class B noteholders up to the principal balance of the Class B notes.

         We expect, but cannot assure you, that the amounts available in the principal funding account on the expected final payment date will be sufficient to pay in full the aggregate principal balance of the Class A and Class B notes. If these amounts are not available on the expected final payment date, an amortization event will occur and the early amortization period will begin.

         Postponement of Controlled Accumulation Period

         The controlled accumulation period is scheduled to last [.] months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay the principal of the Series 2001-[.] notes in full is less than [.] months.

         On each determination date beginning in [.], 200[.] and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected final payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior twelve months and will consider the amount of principal expected to be allocable to noteholders of all other outstanding series issued by the trust in principal sharing group [one] that are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2001-[.]. In no case will the controlled accumulation period be reduced to less than one month.

         The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation by the seller that the change will not result in a significant adverse effect.

         Early Amortization Period

         The early amortization period for the Series 2001-[.] notes will begin on the first day of the collection period in which an amortization event with respect to Series 2001-[.] occurs or, if the servicer is required to make daily deposits into the collection account, on the day an amortization event occurs and will end on the earlier of:

         (1) the end of the collection period preceding the distribution date on which the aggregate principal balance of the Series 2001-[.] notes will be paid in full; and

         (2)   the final maturity date.

         On the first business day of an early amortization period that terminates the revolving period, the Series 2001-[.] excess funding amount as of the end of the revolving period will be deposited into the principal funding account. On the first distribution date following the date on which the early amortization period begins, available investor principal collections for that distribution date, together with any amounts on deposit in the principal funding account, will be paid to the Class A noteholders and, after the principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders, up to the principal balance of the Class B notes.

         If the principal balance of the Class A notes has not been paid in full on the first distribution date with respect to an early amortization period, available investor principal collections for each subsequent distribution date will be paid to the Class A noteholders on each of these dates until the earlier of:

         (1)   the date the Class A notes are paid in full; and

         (2)   the final maturity date.

         After the Class A notes have been paid in full, and if the trust termination date has not occurred, available investor principal collections for each distribution date will be paid to the Class B noteholders on each of these dates until the earlier of:

         (1)   the date the Class B notes are paid in full; and

         (2)   the final maturity date.

         On each distribution date relating to the early amortization period, if available investor principal collections, together with any amounts on deposit in the principal funding account, are insufficient to pay the Class A and Class B notes [in full], we will use shared principal collections available for your series from other series in principal sharing group [one] first to pay the principal balance of the Class A notes and then to pay the principal balance of the Class B notes. However, if on any distribution date, the amount of available investor principal collections exceeds the amount needed to be pay the aggregate principal balance of the Class A and Class B notes, the excess will be treated as shared principal collections and made available to make principal payments for other series in principal sharing group [one]. Any available investor principal collections not used for this purpose will be paid to the holder of the transferor interest. See "--Application of Collections--Payment of Principal" in this prospectus supplement.

         See "--Amortization Events" below in this prospectus supplement for a discussion of the events that might lead to the commencement of the early amortization period.

Credit Enhancement

         Available Subordinated Amount

         If on any distribution date, available investor interest collections, together with excess interest collections available for your series from other series in excess interest sharing group [one], are insufficient to fund some of the specified amounts required to be on that date as described below under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement, then a portion of the collections allocated to the transferor interest and retained in the collection account will be available to cover those shortfalls. The amount of available transferor collections that may be used for this purpose on any distribution date is limited by the available subordinated amount for the Series 2001-[.] notes and by the amount of available transferor collections for the related collection period. See "--Retention of Available Transferor Collections" below in this prospectus supplement. Any such application of available transferor collections will reduce the available subordinated amount.

         The available subordinated amount is also subject to reallocation to the invested amount in order to avoid a charge-off of the Series 2001-[.] notes or a reduction in the invested amount due to reallocated principal collections. If on any distribution date, there remains any unfunded investor default amount after application of available funds from all available sources as described below under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement, or if any reallocated principal collections were used on such distribution date, the available subordinated amount in an amount equal to the lesser of (1) the sum of the unfunded investor default amount and the amount of reallocated principal collections and (2) the available subordinated amount (after giving effect to any reductions described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement) will be reallocated to the invested amount. Any reallocation of the available subordinated amount for this purpose avoids a decrease of the invested amount. The available subordinated amount, however, will be reduced by any portion of it so reallocated.

         The available subordinated amount is also adjusted for any incremental subordinated amount. The incremental subordinated amount for any date of determination reflects increases in the available subordinated amount due to ineligible receivables transferred to the trust to facilitate the servicer's servicing of the receivables and reflects receivables transferred to the trust in excess of specified dealer and manufacturer overconcentrations. See "--Ineligible Receivables and Overconcentration Amounts" below in this prospectus supplement.

         The available subordinated amount for the Series 2001-[.] notes as of the first determination date will be $[.]. As of each subsequent determination date, the "available subordinated amount" will be an amount equal to the lesser of:

         (1)   the required subordinated amount for that determination date;
               and

         (2)   an amount equal to:

               o the available subordinated amount for the prior determination date; minus

               o the amount of any available transferor collections used to cover shortfalls of some of the required distributions to be made on the related distribution date as described below under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement; minus

               o the amount of the available subordinated amount reallocated to the invested amount in order to avoid a charge-off of the Series 2001-[.] notes as described below under "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

               o the amount of any available investor interest collections available to be paid to the transferor to increase the available subordinated amount as described below under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement; minus

               o the incremental subordinated amount for the prior determination date as described below under "--Ineligible Receivables and Overconcentration Amounts" in this prospectus supplement; plus

               o the incremental subordinated amount for the current determination date as described below under "--Ineligible Receivables and Overconcentration Amounts" in this prospectus supplement; minus

               o the subordinated percentage of the increase in the Series 2001-[.] excess funding amount since the prior distribution date to the succeeding distribution date; plus

               o the subordinated percentage of the decrease in the Series 2001-[.] excess funding amount since the prior distribution date to the succeeding distribution date.

         The transferor may, in its sole discretion, at any time increase the available subordinated amount so long as the cumulative amount of these increases does not exceed the lesser of $[.] or [.]% of the invested amount on that date. The transferor is not under any obligation to increase the available subordinated amount at any time. If the available subordinated amount falls below the required subordinated amount, an amortization event will occur with respect to the Series 2001-[.] notes. The transferor may elect to increase the available subordinated amount at the time an amortization event would otherwise occur, thus preventing or delaying the occurrence of the amortization event with respect to the Series 2001-[.] notes.

         Reserve Fund

         The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the Series 2001-[.] noteholders to serve as the reserve fund. If on any distribution date, available investor interest collections, together with excess interest collections available for your series from other series in excess interest sharing group [one] and available transferor collections allocable to your series, are insufficient to fund some of the specified amounts required to be distributed on that date as described below under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement, then funds in the reserve fund (exclusive of any net investment earnings) will be withdrawn and distributed to cover shortfalls of those specified amounts.

         On the closing date, $[.] (or [.]% of the initial principal balance of the Series 2001-[.] notes) will be deposited into the reserve fund. The reserve fund required amount for any distribution date is an amount equal to [.]% of the invested amount of the Series 2001-[.] notes on that distribution date (after giving effect to any change on that date).

         At the direction of the servicer, the indenture trustee will invest funds on deposit in the reserve fund to the following distribution date in eligible investments. Net investment earnings on funds in the reserve fund will be deposited into the collection account and included in available investor interest collections for that distribution date.

         After the earlier of the payment in full of the Series 2001-[.] notes and the final maturity date, any funds remaining in the reserve fund will be paid to the holder of the transferor interest.

         Subordination of Class B Notes

         The Class B notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes before being made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. In addition, the Class B notes bear the risk of reduction in their invested amount due to charge-offs prior to the Class A notes and will also bear the risk of reduction in their invested amount due to reallocated principal collections.

         If a foreclosure and sale of trust assets after an event of default occurs, the net proceeds of the sale that are available to pay principal and interest on the Series 2001-[.] notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes.

         If on any distribution date, available investor interest collections, together with excess interest collections available for your series from other series in excess interest sharing group [one], available transferor collections allocable to your series and available amounts on deposit in the reserve fund, are insufficient to fund all interest owed to the Class A noteholders on that date as described below under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement, then reallocated principal collections will be used to cover such shortfalls. Any reallocated principal collections used for this purpose will reduce the Class B invested amount to the extent the available subordinated amount is not reallocated to the invested amount in an amount equal to such reallocated principal collections.

Interest Rate Swap

         For the benefit of the Series 2001-[.] notes, the trust will enter into an interest rate swap on the closing date with [.], as swap counterparty. Under the interest rate swap, on each distribution date:

         (1) the swap counterparty will pay to the trust the aggregate interest to be paid on the Series 2001-[.] notes for that date; and

         (2) the trust will pay to the swap counterparty the interest accrued on the aggregate outstanding principal balance of the Series 2001-[.] notes during the related interest period at an annual rate equal to the lower of:

               o  [prime rate] minus [.]%; or

               o  [one-month LIBOR].

         The amounts payable by the trust and the swap counterparty under the interest rate swap on any distribution date will be calculated based on the actual number of days elapsed in the related period of accrual and a 360-day year. These amounts will be netted against each other on each distribution date. Any net swap receipt that the swap counterparty owes to the trust will be deposited into the collection account on or before each distribution date and applied on that distribution date to make required distributions on the Series 2001-[.] notes. Any net payment that the trust owes to the swap counterparty will be paid out of available investor interest collections, subject to the prior payment of interest due on the Series 2001-[.] notes. See "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

         [Under the interest rate swap, a net initial payment will be made on the closing date by either the swap counterparty or the trust. If the trust is to make this payment, the transferor will contribute the payment to the trust.]

         Description of Swap Counterparty

         [To be provided as necessary]

         Ratings Downgrade of Swap Counterparty

         If the short-term unsecured, unsubordinated and unguaranteed credit rating of the swap counterparty is withdrawn or downgraded below A-1 or its equivalent by any rating agency rating the Series 2001-[.] notes and, as a result of this withdrawal or downgrade, the ratings of the Series 2001-[.] notes would be adversely affected, the interest rate swap will require the swap counterparty:

         (1) to use its best efforts to arrange for its obligations under the interest rate swap to be transferred within 30 days of the withdrawal or downgrade to an appropriate entity having an A-1 or its equivalent rating from the rating agencies rating the Series 2001-[.] notes in order to maintain the ratings of the Series 2001-[.] notes at their then current ratings;

         (2) if it is unable to make the transfer within 30 days of the withdrawal or downgrade, to continue to use its best efforts to make the transfer, and in the meantime provide collateral for its obligations under the interest rate swap in order to maintain the ratings of the Series 2001-[.] notes at their then current ratings; or

         (3) to enter into an arrangement acceptable to each rating agency in order to maintain the ratings of the Series 2001-[.] notes at their then current ratings.

         If the swap counterparty does not take the measures described above, that failure will result in the early termination of the interest rate swap on the 30th day following the rating withdrawal or downgrade and an amortization event will occur.

         Termination

         The interest rate swap will terminate on the earlier of the final maturity date and the date on which the Series 2001-[.] notes are paid in full. The interest rate swap may also be terminated early in the following circumstances:

         (1) at the option of one party to the interest rate swap, if there is a failure by the other party to pay any amounts due and payable in accordance with the terms of the interest rate swap;

         (2) if an event of default under the Series 2001-[.] notes occurs and the indenture trustee liquidates all or a portion of the trust assets in the manner permitted under the indenture;

         (3) upon the insolvency, bankruptcy, receivership or similar event of one of the parties to the interest rate swap or the merger of one of the parties without an assumption of the obligations under the interest rate swap or changes in law resulting in the obligations of one of the parties becoming illegal; and

         (4) if the swap counterparty is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the interest rate swap and described above under "--Ratings Downgrade of Swap Counterparty" in this prospectus supplement.

         Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap unless the swap counterparty is the defaulting party or the party causing the termination event to occur and the trust enters into a replacement interest rate swap, in which case the amount of the termination payment will generally be determined by reference to the replacement costs incurred by the trust. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

         If any termination payment is due from the swap counterparty to the trust, the trust will use the termination payment from the swap counterparty to enter into a replacement interest rate swap having comparable terms to the terminated interest rate swap and with a replacement swap counterparty having an A-1 or its equivalent rating from the rating agencies rating the Series 2001-[.] notes in order to maintain the ratings of the Series 2001-[.] notes at their then current ratings. However, if the swap counterparty fails to make the termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap and to the extent the note interest rates of the Class A and Class B notes exceed the rates the trust would have been required to pay the swap counterparty under the terminated interest swap, the amount available to pay interest on the Series 2001-[.] notes will be reduced.

         Alternatively, if any termination payment is due from the trust to the swap counterparty, the trust will make the termination payment only after paying the interest amounts due on the Series 2001-[.] notes to the extent that a default was caused by the swap counterparty. However, if the trust causes a default to occur that results in a termination payment becoming due from the trust to the swap counterparty, the trust will make the termination payment in the same priority as it pays the relevant interest amounts due on the Series 2001-[.] notes. To the extent not paid by a replacement swap counterparty, the trust's payment of any termination payment due to the swap counterparty may affect the funds available to pay amounts due to the Series 2001-[.] noteholders.

Events of Default

         The events of default for the Series 2001-[.] notes, as well as the rights and remedies available to the indenture trustee and the Series 2001-[.] noteholders when an event of default occurs, are described under "Description of the Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus.

         If an event of default for the Series 2001-[.] notes occurs, the indenture trustee or the holders of a majority of the outstanding principal balance of the Series 2001-[.] notes may declare the Series 2001-[.] notes to be immediately due and payable. If the Series 2001-[.] notes are accelerated, you may receive principal before the expected final payment date for your notes.

Amortization Events

         As described above, the revolving period will continue through [.], 200[.] unless that date is postponed as described above under "--Principal Payments--Postponement of Controlled Accumulation Period" in this prospectus supplement and unless an amortization event occurs before that date.

         An "amortization event" refers to any of the following events:

         (1) failure by the transferor (a) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement, or within the applicable grace period, not to exceed five business days, or (b) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement that has a significant adverse effect on the Series 2001-[.] noteholders and continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the specified period;

         (2) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the designated accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the specified period, except that an amortization event described in this clause (2) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the specified period in accordance with the provisions of the transfer and servicing agreement;

         (3) any servicer default occurs that would have a significant adverse effect on the Series 2001-[.] noteholders;

         (4) insufficient funds are available to pay in full the aggregate principal balance of the Series 2001-[.] notes on the expected final payment date;

         (5) the interest rate swap terminates early in accordance with its terms and no replacement interest rate swap or other arrangement acceptable to the rating agencies is entered into or established within [30] days of the termination of the interest rate swap;

         (6) the average of the monthly principal payment rates for the [3] preceding calendar months is less than [.]%;

         (7) on any determination date, the available subordinated amount for the next distribution date will be less than the required subordinated amount after giving effect to any distributions to be made on that distribution date;

         (8) a failure by the transferor to transfer to the trust receivables arising in connection with additional designated accounts or, if applicable, interests in other floorplan assets within five business days after the date it is required to do so by the transfer and servicing agreement;

         (9) the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, including any subsequent transferor, Ford Credit or Ford, unless written confirmation is received from each rating agency that the removal of Ford Credit or Ford from this amortization event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         (10) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940; or

         (11) an event of default and acceleration of the Series 2001-[.] notes occurs under the indenture.

         In the case of any event described in clauses (1) through (7) above, an amortization event will be deemed to have occurred with respect to the Series 2001-[.] notes only if, after any applicable grace period, either the indenture trustee or the Series 2001-[.] noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal balance of the Series 2001-[.] notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 2001-[.] noteholders), declare that an amortization event has occurred with respect to the Series 2001-[.] notes as of the date of the notice.

         In the case of any event described in clauses (8) through (10) above, an amortization event with respect to all series then outstanding, and in the case of any event described in clause (11) above, an amortization event with respect to only the Series 2001-[.] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2001-[.] noteholders immediately upon the occurrence of the event.

         On the date on which an amortization event is deemed to have occurred, the early amortization period will begin.

         See "Description of the Notes--Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

Collection Account

         The servicer will establish and maintain with an eligible institution in the name of the indenture trustee a segregated trust account to serve as the collection account. The collection account will be held by the indenture trustee for the benefit of the noteholders of all series issued by the trust, not just for the benefit of the holders of any particular series, including the Series 2001-[.] noteholders. At the direction of the servicer or its agent, the indenture trustee will invest funds on deposit in the collection account to the following distribution date in eligible investments. Net investment earnings on funds in the collection account will be credited to the collection account and included in interest collections for the related collection period. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the indenture.

         The servicer will deposit into the collection account all amounts collected on the receivables and on interests in any other floorplan assets in the trust portfolio. The servicer generally must make collection account deposits no later than two business days after processing. However, except in the circumstances described under "Description of the Notes--Application of Collections" in the accompanying prospectus, so long as Ford Credit is the servicer and it meets other specified conditions, it will be able to make these deposits on a monthly basis. [As of the date of this prospectus supplement, we expect that Ford Credit will deposit collections on a monthly basis.]

Investor Percentages

         The servicer will allocate all collections for each collection period that it deposits into the collection account and all defaulted amounts for that collection period among:

         (1)   the Series 2001-[.] notes;

         (2)   other outstanding series of notes that the trust has issued;
               and

         (3)   the transferor interest.

         These amounts will be allocated to the Series 2001-[.] notes based on the applicable investor percentage for the Series 2001-[.] notes. Each investor percentage is calculated by reference to the invested amount of the Series 2001-[.] notes. The investor percentages for the Series 2001-[.] notes are:

         (1) the floating investor percentage for allocating interest collections and the defaulted amount at any time and for allocating principal collections during the revolving period;

         (2) the fixed investor percentage for allocating principal collections during the controlled accumulation or early amortization period; and

         (3) the miscellaneous investor percentage for allocating miscellaneous payments at any time.

         All amounts not allocated to the Series 2001-[.] notes will be allocated to the transferor interest and to the notes of other series. The investor percentages applicable to any other series will be calculated by reference to its invested amount as described in the prospectus supplement for that series. The percentage applicable to the transferor is the transferor percentage.

Retention of Available Transferor Collections

         On each date on which the servicer deposits collections into the collection account, it will allocate and distribute to the holder of the transferor interest, out of the interest and principal collections allocated to the transferor interest based on the transferor percentage, an amount equal to:

         (1) the excess transferor percentage of interest collections for that date; and

         (2) the excess transferor percentage of principal collections for that date, but only to the extent that the transferor amount for that date, determined after giving effect to principal receivables transferred to the trust on that date, exceeds the trust available subordinated amount for the prior determination date, after giving effect to allocations and deposits to be made on the distribution date immediately following that determination date.

         The remaining portion of the transferor interest collections not otherwise paid to the holder of the transferor interest pursuant to clause (1) above is the available transferor interest collections. The remaining portion of the transferor principal collections not otherwise paid to the holder of the transferor interest pursuant to clause (2) above is the available transferor principal collections. The sum of these two remaining amounts is the "available transferor collections" and will be retained by the indenture trustee in the collection account, but only to the extent that:

         o these funds are needed to cover shortfalls in distributions required to be made from available investor interest collections and excess interest collections available for your series; and

         o these funds are needed to cover similar shortfalls for other series issued by the trust.

         The available transferor collections that may be used to fund shortfalls for your series and for any other series is limited to each series' available subordinated amount. If the available subordinated amount is zero, the available transferor collections allocable to your series will also be zero. If the amount of available transferor collections for any distribution date is insufficient to cover the aggregate shortfall for all series, then available transferor collections will be allocated to each of these series based on the ratio that its available subordinated amount bears to the aggregate available subordinated amount for these series. See "Application of Collections--Payment of Interest, Fees and Other Items" below for additional details on the application of available transferor collections for your series.

         Any remaining available transferor collections not required to be retained in the collection account, will be distributed to the holder of the transferor interest, but only to the extent that the transferor amount, determined after giving effect to principal receivables transferred to the trust on that date, exceeds the trust available subordinated amount for the prior determination date, after giving effect to allocations and deposits to be made on the date immediately following that determination date.

Application of Collections

         Payment of Interest, Fees and Other Items

         On each distribution date, the servicer will direct the indenture trustee to apply available investor interest collections on deposit in the collection account in the following order:

         (1) an amount equal to the Class A monthly interest plus Class A additional interest due for that distribution date, and past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

         (2) an amount equal to the Class B monthly interest plus Class B additional interest due for that distribution date, and past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

         (3) an amount equal to the payments owed by the trust under the interest rate swap for that distribution date, and past due for any prior distribution dates, will be paid to the swap counterparty on that distribution date;

         (4) if the servicer has not waived the monthly servicing fee, an amount equal to the monthly servicing fee due for that distribution date, and past due for any prior distribution date, will be paid to the servicer;

         (5) an amount equal to the investor default amount, if any, for the related collection period, will be treated as available investor principal collections and further applied under "--Payment of Principal" below;

         (6) an amount equal to the excess, if any, of the required reserve fund amount over the amount then on deposit in the reserve fund will be deposited into the reserve fund;

         (7) an amount equal to the sum of the investor charge-offs that have not been previously reimbursed will be treated as available investor principal collections and further applied under "--Payment of Principal" below;

         (8) an amount equal to the sum of reallocated principal collections that have not been previously reimbursed will be treated as available investor principal collections and further applied under "--Payment of Principal" below;

         (9) if the servicer has waived the monthly servicing fee, an amount equal to the monthly servicing fee due for that distribution date, and past due for any prior distribution date, will be paid to the servicer;

         (10) an amount equal to the excess of the required subordinated amount over the available subordinated amount will be distributed to the holder of the transferor interest to increase the available subordinated amount by the amount so distributed;

         (11) an amount equal to the shortfalls in interest collections for other outstanding series in excess interest sharing group [one] will be treated as excess interest collections available from Series 2001-[.] and applied to cover these shortfalls; and

         (12) all remaining available investor interest collections will be distributed to the holder of the transferor interest.

         If available investor interest collections for any distribution date are insufficient to make the entire distribution amounts required under some of the above clauses, the indenture trustee will apply available funds from the following sources on that distribution date in the following order to make up any shortfalls:

         o First, from excess interest collections available from other outstanding series in excess interest sharing group [one], but only to cover shortfalls in the distributions required under clauses (1) through (10) of the preceding paragraph in that order.

         o Second, from available transferor collections retained in the collection account, but only in an amount not exceeding the available subordinated amount for that distribution date and only to cover shortfalls in the distributions required under clauses
             (1) through (8) of the preceding paragraph in that order. In addition to covering shortfalls under clauses (1) through (8) of the preceding paragraph, the indenture trustee will apply any remaining available transferor collections to cover unpaid adjustment payments. If the amount of available transferor collections is insufficient to cover these shortfalls and unpaid adjustment payments for your series as well as any similar shortfalls or unpaid amounts for other series, then available transferor collections will be allocated to your series based on the ratio that your series' available subordinated amount bears to the aggregate available subordinated amount for your series and for those other series. The available subordinated amount will be reduced by the amount of available transferor collections so applied for your series to cover shortfalls under clauses (1) through (8) of the preceding paragraph and any unpaid adjustment payments.

         o Third, from the reserve fund, but only to cover shortfalls in the distributions required under clauses (1) through (5) of the preceding paragraph in that order.

         o Fourth, from the reallocated principal collections for that distribution date, but only to cover shortfalls in the distribution required under clause (1) of the preceding paragraph. The Class B invested amount will be reduced by the amount of reallocated principal collections not otherwise reimbursed under clause (8) of the preceding paragraph.

         Payment of Principal

         On each distribution date, the servicer will direct the indenture trustee to apply available investor principal collections on deposit in the collection account as follows:

         o On each distribution date with respect to the revolving period, available investor principal collections will be treated as shared principal collections and applied as described under "--Principal Payments--Principal Sharing Group [One]" in this prospectus supplement and "Description of the Notes--Series Groups--Principal Sharing Groups" in the accompanying prospectus. Any available investor principal collections not used for this purpose will be paid to the holder of the transferor interest to the extent not deposited into the excess funding account.

         o On the first distribution date with respect to the controlled accumulation period or the early amortization period, the Series 2001-[.] excess funding amount will be withdrawn from the excess funding account and deposited into the principal funding account.

         o On each distribution date with respect to the controlled accumulation period and the early amortization period, available investor principal collections, together with all available amounts in the principal funding account, will be distributed or deposited as follows:

             (1) during the controlled accumulation period, an amount equal to monthly principal will be deposited into the principal funding account in an amount not to exceed the controlled deposit amount, except that if available investor principal collections are insufficient to deposit the full amount, we will use shared principal collections available for your series from other series in principal sharing group [one] to cover the shortfall;

             (2) during the early amortization period, an amount equal to the monthly principal will be distributed to the Class A noteholders until the principal balance of the Class A notes has been paid in full, except that if available investor principal collections are insufficient to distribute the full amount, we will use shared principal collections available for your series from other series in principal sharing group [one] to cover the shortfall;

             (3) during the early amortization period, an amount equal to the monthly principal will, after the principal balance of the Class A notes has been paid in full, be distributed to the Class B noteholders until the principal balance of the Class B notes has been paid in full, except that if available investor principal collections are insufficient to distribute the full amount, we will use shared principal collections available for your series from other series in principal sharing group [one] to cover the shortfall; and

             (4) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of available investor principal collections not applied as described in clauses (1) through (3) above will be treated as shared principal collections with respect to principal sharing group [one] and applied as described under "--Principal Payments--Principal Sharing Group [One]" in this prospectus supplement and "Description of the Notes--Series Groups--Principal Sharing Groups" in the accompanying prospectus.

         o On the earlier to occur of (1) the first distribution date with respect to the early amortization period and (2) the expected final payment date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders up to the Class A note principal balance and then, to the Class B noteholders up to the Class B note principal balance the amounts deposited into the principal funding account.

         o If the Series 2001-[.] notes are not paid in full on the final maturity date, any funds remaining in the reserve fund, after the application of funds in the reserve fund as described above under "--Payment of Interest, Fees and Other Items," will be treated as a portion of available investor principal collections for the distribution date occurring on the final maturity date.

Defaulted Receivables; Investor Charge-Offs

         The servicer will also allocate amounts owed on principal receivables that become defaulted receivables to the Series 2001-[.] notes based on the floating investor percentage and the portion of the defaulted amount allocated to the Series 2001-[.] notes is the investor default amount.

         The investor default amount represents your series' share of losses on principal receivables in the trust portfolio. The investor default amount for any distribution date will be funded from available investor interest collections, excess interest collections available to your series from other series in excess interest sharing group [one], available transferor collections allocable to your series and available amounts on deposit in the reserve fund. If the investor default amount for any distribution date exceeds the funds available from those sources, then, if the available subordinated amount is greater than zero (after giving effect to any reductions described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement), a portion of the available subordinated amount, in an amount not to exceed the lesser of (1) the available subordinated amount and (2) the amount of such unfunded investor default amount, will be reallocated to the Series 2001-[.] notes in order to avoid a charge-off. Any remaining unfunded investor default amounts will reduce the invested amount of your series.

         If on any distribution date, reallocated principal collections are used to fund Class A interest shortfalls, and if the available subordinated amount is greater than zero (after giving effect to any reductions described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement), the available subordinated amount, in an amount not to exceed the lesser of the available subordinated amount and the amount of such reallocated principal collections, will be reallocated to the Series 2001-[.] notes in order to avoid a charge-off. Any excess of the amount of such reallocated principal collections over the amount of the available subordinated amount reallocated will reduce the invested amount of your series.

         Reductions in the invested amount from unfunded investor default amounts and reallocated principal collections may be reimbursed from subsequent available investor interest collections, excess interest collections available from other series in excess interest sharing group [one] and available transferor collections allocable to your series. See "--Application of Collections--Payment of Interest, Fees and Other Items" above in this prospectus supplement. If the invested amount is reduced to zero, your series will not receive any further allocations of interest and principal collections.

Ineligible Receivables and Overconcentration Amounts

         In order to facilitate the servicer's administration and reporting requirements under the transfer and servicing agreement, the transferor will still transfer all ineligible receivables to the trust so long as these ineligible receivables arise in an eligible account at the time of the receivables transfer. However, as a result of the inclusion of these ineligible receivables in the trust, the available subordinated amount will be adjusted by the incremental subordinated amount, which takes into account the principal amount of those ineligible receivables allocable to the Series 2001-[.] notes.

         In addition, the incremental subordinated amount will also reflect the aggregate principal amount of receivables that constitute dealer overconcentrations and manufacturer overconcentrations allocable to the Series 2001-[.] notes on the related determination date. In the case of any dealer or group of affiliated dealers (as determined in accordance with the servicer's standard procedures for identifying and tracking accounts of dealers affiliated with each other), a "dealer overconcentration" on any determination date means any excess of:

         o the average amount of the aggregate principal receivables arising under all the accounts of a dealer or a group of affiliated dealers for the previous collection period; over

         o [2]% (or [4]% in the case of dealers affiliated with AutoNation) of the average pool balance for such collection period (or, in either case, a higher percentage as may be approved in writing by each rating agency and subject to the conditions and limitations that it may require).

A "manufacturer overconcentration" on any determination date means any excess of:

         o the average amount of the aggregate principal receivables that relate to a particular vehicle manufacturer (other than Ford); over

         o [30]% of the average pool balance for such collection period (or a higher percentage as may be approved in writing by each rating agency and subject to the conditions and limitations that it may require).

The above definitions of dealer overconcentration and manufacturer overconcentration may be modified if each applicable rating agency confirms in writing that the ratings of the notes will not be adversely affected by the modification.

Excess Interest Sharing Group [One]

         This series will be included in a group of series referred to as excess interest sharing group [one]. Available investor interest collections in excess of the amount required to make distributions and deposits for your series will be made available to other series included in excess interest sharing group [one] and whose share of interest collections and other amounts treated like interest collections are not sufficient to make required distributions or deposits for that series. If available investor interest collections for your series are insufficient to make all required distributions and deposits for your series, your series will have access to excess interest collections from other series in excess interest sharing group [one]. Each series that is part of excess interest sharing group [one] and has a shortfall will receive a share of the total amount of excess interest collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in excess interest sharing group [one] for that same month.

Principal Sharing Group [One]

         This series will be included in a group of series referred to as principal sharing group [one]. Available investor principal collections for any collection period allocated to the invested amount will first be used to cover, during the controlled accumulation period, deposits of the applicable controlled deposit amount to the principal funding account, and during the early amortization period, payments to the noteholders. Shared principal collections will be determined and allocated by the servicer to cover principal shortfalls. Shared principal collections will not be used to cover investor charge-offs. If principal shortfalls exceed shared principal collections for any collection period, shared principal collections will be allocated pro rata among the applicable series in principal sharing group [one] based on the relative amounts of principal shortfalls. To the extent that shared principal collections exceed principal shortfalls, the balance will, subject to limitations described below under "--Excess Funding Account" in this prospectus supplement, be paid to the holder of the transferor interest.

Principal Funding Account

         The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the Series 2001-[.] noteholders to serve as the principal funding account. During the controlled accumulation period, the indenture trustee, at the direction of the servicer, will transfer available investor principal collections up to an amount equal to monthly principal, for each related distribution date from the collection account to the principal funding account as described above under "--Application of Collections--Payment of Principal" in this prospectus supplement. On the first distribution date relating to the early amortization period, the indenture trustee will apply the amounts on deposit in the principal funding account, together with available investor principal collections for that date, to pay the principal of the Series 2001-[.] notes as described above under "--Application of Collections--Payment of Principal" in this prospectus supplement.

         At the direction of the servicer, the indenture trustee will invest funds on deposit in the principal funding account to the following distribution date in eligible investments. Net investment earnings on funds in the principal funding account will be deposited into the collection account and included in available investor interest collections for that distribution date.

Excess Funding Account

         The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders of all series issued by the trust to serve as the excess funding account. On the closing date, the amount on deposit in the excess funding account will be zero. The transfer and servicing agreement provides that deposits will be made into the excess funding account from available funds in an amount so that the pool balance is not less than the required pool balance. Available funds for this purpose may include the net proceeds from the issuance of any new series of notes or the increase in the principal balance of any series of notes then outstanding. In addition, the holder of the transferor interest may direct the servicer and the indenture trustee to deposit any amounts otherwise distributable to the holder of the transferor interest into the excess funding account. The servicer will determine for each distribution date the amount by which the pool balance exceeds the required pool balance (after giving effect to any withdrawals to be made from the excess funding account on that distribution date) and will instruct the indenture trustee to withdraw that amount from the excess funding account to the extent of the principal amount of funds on deposit in the excess funding account, and pay that amount to the holder of the transferor interest.

         At the direction of the servicer, the indenture trustee will invest funds on deposit in the excess funding account to the following distribution date in eligible investments. Net investment earnings on funds in the excess funding account will be deposited into the collection account and treated as interest collections for that distribution date.

         On the business day after the last day of the revolving period, an amount equal to the Series 2001-[.] excess funding amount will be withdrawn from the excess funding account and deposited into the principal funding account. The Series 2001-[.] noteholders will not be entitled to any funds in the excess funding account after the deposit into the principal funding account has been made.

Servicing Compensation and Payment of Expenses

         The share of the servicing fee allocable to the invested amount for any distribution date is the monthly servicing fee.

         The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees that are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2001-[.] indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

Optional Redemption; Termination

         The transferor has the option to redeem the Series 2001-[.] notes at any time after the outstanding principal balance of the Series 2001-[.] notes, excluding any notes held by the transferor or one of its affiliates, is [10]% or less of the initial principal balance of the Series 2001-[.] notes if the conditions set forth in the indenture supplement are met. The redemption price will equal:

         (1) the outstanding principal balance of the Series 2001-[.] notes, plus

         (2) any accrued and unpaid interest through the day preceding the distribution date on which the redemption occurs or, if the redemption occurs on any other date, through the day preceding the distribution date immediately following the redemption date.

         The Series 2001-[.] notes will be retired on the day following the final maturity date, whether as a result of optional redemption or otherwise.

Reports to Noteholders

         On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described under "Description of the Notes--Reports to Noteholders" in the accompanying prospectus.

                   Material Federal Income Tax Consequences

         In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the transferor, for U.S. federal income tax purposes, the Series 2001-[.] notes will constitute indebtedness. Each noteholder, by the acceptance of a Series 2001-[.] note, will agree to treat the Series 2001-[.] notes as indebtedness for federal, state and local income and franchise tax purposes.

         The transferor interest will be owned by the transferor on the closing date. Accordingly, the trust will be characterized as a division of the transferor for U.S. federal income tax purposes. If the transferor sells any interest in the transferor interest, this characterization may change. See "Material Federal Income Tax Consequences--Tax Characterization of the Trusts" in the accompanying prospectus.

         As discussed in the accompanying prospectus, a series of notes will be treated as having been issued with "original issue discount" if the interest payable with respect to that series of notes is not treated as "qualified stated interest." If a series of notes does not pay qualified stated interest, all of the taxable income on that series of notes would be includible in income as original issue discount, as described under the accompanying prospectus. The transferor believes that all of the interest payable with respect to each series of notes issued by the trust will be treated as qualified stated interest.

         See "Material Federal Income Tax Consequences" and "State and Local Tax Consequences" in the accompanying prospectus.

                             ERISA Considerations

         The transferor believes that, at the time of their issuance, the Series 2001-[.] notes would be treated as indebtedness without substantial equity features for purposes of the U.S. Department of Labor Regulation
Section 2510.3-101. The debt treatment of the Series 2001-[.] notes could change, subsequent to their issuance, if the trust incurs losses. However, without regard to whether Series 2001-[.] notes are treated as an equity interest for such purposes, the acquisition or holding of Series 2001-[.] notes by or on behalf of a plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code of 1986 or by a fund containing assets of such a plan could be considered to give rise to a prohibited transaction if the transferor, the trust or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such plan. Limited exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Series 2001-[.] notes by a plan depending on the type and circumstances of the plan fiduciary making the decision of acquire such Series 2001-[.] notes. Included among these exemptions are the following DOL Prohibited Transaction Class Exemptions:

         o PTCE 84-14 relating to transactions determined by independent "qualified professional asset managers"

         o PTCE 90-1 relating to transactions involving insurance company pooled separate accounts;

         o PTCE 91-38 relating to transactions involving bank collective investment funds;

         o PTCE 95-60 relating to transactions involving insurance company general accounts; and

         o PTCE 96-23 relating to transactions determined by "in-house asset managers".

         The Series 2001-[.] notes may not be purchased or held by any plan, or any person investing plan assets of any plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

         o has investment or administrative discretion with respect to the plan assets used to effect the purchase;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and under an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the plan assets, and (2) will be based on the particular investment needs of that plan; or

         o unless PTCE 90-1, PTCE 91-38 or PTCE 95-60 is applicable, is an employer maintaining or contributing to that plan.

Each purchaser or holder of the Series 2001-[.] notes or any interest in the Series 2001-[.] notes will be deemed to have represented by its purchase and holding of its Series 2001-[.] note that it is not subject to the foregoing limitation.

         Any fiduciary or other plan investor considering whether to purchase any Series 2001-[.] notes on behalf of or with plan assets of any plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the Series 2001-[.] notes offered by this prospectus supplement and the accompanying prospectus. For additional information regarding treatment of the Series 2001-[.] notes under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                 Underwriting

         Subject to the terms and conditions set forth in the underwriting agreement, the transferor has agreed to cause the trust to sell to each of the underwriters named below, and each underwriter has severally agreed to purchase, Series 2001-[.] notes in the principal amounts indicated opposite its name:

                              Principal amount        Principal amount
   Underwriters               of Class A notes        of Class B notes
   ------------               ----------------        ----------------

   [Underwriter]...............      $[.]                   $[.]
   [Underwriter]...............       [.]                    [.]
           Total...............      $[.]                   $[.]

         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Series 2001-[.] notes offered hereby if any of these notes are purchased.

         The underwriters propose initially to offer the Class A notes to the public at the public offering price shown on the cover page of this prospectus supplement, to dealers at that price less concessions not greater than [.]% of the principal amount of the Class A notes. The underwriters may allow, and the dealers may reallow to other dealers, concessions not greater than [.]% of the principal amount of the Class A notes. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

         The underwriters propose initially to offer the Class B notes to the public at the public offering price shown on the cover page of this prospectus supplement, to dealers at that price less concessions not greater than [.]% of the principal amount of the Class B notes. The underwriters may allow, and the dealers may reallow to other dealers, concessions not greater than [.]% of the principal amount of the Class B notes. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

         The transferor will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities. Ford Credit will also indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         Until the distribution of the Series 2001-[.] notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase these notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Series 2001-[.] notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series 2001-[.] notes.

         If the underwriters create a short position in the Series 2001-[.] notes in connection with this offering (i.e., they sell more notes than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Series 2001-[.] notes in the open market to reduce the underwriters' short position or to stabilize the price of the Series 2001-[.] notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Series 2001-[.] notes as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the transferor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Series 2001-[.] notes. In addition, neither the transferor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         [In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in investment banking transactions with Ford, Ford Credit and their affiliates.]

                                 Legal Matters

         Legal matters relating to the issuance of the Series 2001-[.] notes will be passed upon for the transferor by Susan J. Thomas, Esq., Secretary of Ford Credit. Michigan state tax and other matters relating to the transferor will be passed upon by [.]. As of the date of this prospectus supplement, Ms. Thomas and [.] are full-time employees of Ford, the parent of the transferor, and beneficially own, and hold options to purchase, shares of common stock of Ford. Legal matters relating to federal income tax consequences of the issuance of the Series 2001-[.] notes will be passed upon for the transferor by Sidley Austin Brown & Wood LLP, special counsel to the transferor. Legal matters relating to the issuance of the Series 2001-[.] notes will be passed upon for [.], as representative of the underwriters, by Sidley Austin Brown & Wood LLP.


                                   Glossary

         "adjustment payment" means the cash deposit required to be made by the transferor into the collection account under the transfer and servicing agreement, as described in "Description of the Notes--General" in the prospectus, if any reductions of the transferor amount for dealer rebates, billing errors or certain other noncash items would cause the transferor amount to fall below the trust available subordinated amount.

         "allocable miscellaneous payments" means, for any distribution date, the investor percentage of the miscellaneous payments for the related collection period.

         "amortization event" has the meaning specified under "Series Provisions--Amortization Events" beginning on page S-[.] of this prospectus supplement.

         "available investor interest collections" means, for any distribution date, an amount equal to the sum of:

         (1)   the investor interest collections for that distribution date;
               plus

         (2) an amount equal to the sum of the net investment proceeds, if any, from the reserve fund and the principal funding account for that distribution date; plus

         (3) any payments received from the swap counterparty under the interest rate swap for that distribution date.

         "available investor principal collections" means, for any distribution date, the investor principal collections for that distribution date, less any reallocated principal collections for that distribution date.

         "available subordinated amount" for the Series 2001-[.] notes has the meaning specified under "Series Provisions--Credit Enhancement--Available Subordinated Amount" beginning on page S-[.] of this prospectus supplement.

         "available transferor collections" means, for any date, the sum of the available transferor interest collections for that date and the available transferor principal collections for that date, except that, for the Series 2001-[.] notes, the available transferor collections will be zero when the available subordinated amount is zero.

         "available transferor interest collections" means, for any date, the portion of the interest collections allocated to the transferor interest that is retained in the collection account for the purpose of covering shortfalls of required distributions for your series and for all other series issued by the trust as described under "Series Provisions--Retention of Available Transferor Collections" in this prospectus supplement.

         "available transferor principal collections" means, for any date, the portion of the principal collections allocated to the transferor interest that is retained in the collection account for the purpose of covering shortfalls of required distributions for your series and for all other series issued by the trust as described under "Series Provisions--Retention of Available Transferor Collections" in this prospectus supplement.

         "business day" means, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in Michigan, Delaware or any other state in which the principal executive offices of Ford Credit, the owner trustee, the indenture trustee, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

         "Class A additional interest" means, for any distribution date, will equal to the product of:

         (1) the excess of Class A monthly interest for that distribution date over the aggregate amount of funds allocated and available to pay Class A monthly interest for that distribution date; times

         (2)   the Class A note interest rate for the related interest period;
               times

         (3) the actual number of days in that interest period divided by 360.

         "Class A monthly interest" with respect to any distribution date will equal the product of:

         (1)   the Class A note interest rate for the related interest period;
               times

         (2) the actual number of days in that interest period divided by 360; times

         (3) the principal balance of the Class A notes as of the close of business on the last day of the prior collection period or, with respect to the first distribution date, the principal balance of the Class A notes as of the closing date.

         "Class A note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

         "Class B additional interest" means, for any distribution date, will equal to the product of:

         (1) the excess of Class B monthly interest for that distribution date over the aggregate amount of funds allocated and available to pay Class B monthly interest for that distribution date; times

         (2)   the Class B note interest rate for the related interest period;
               times

         (3) the actual number of days in that interest period divided by 360.

         "Class B invested amount" means, as of any date, an amount equal to:

         (1)   the initial principal balance of the Class B notes; minus

         (2) the amount, without duplication, of principal previously paid to the Class B noteholders or deposited into the principal funding account to be paid to the Class B noteholders; minus

         (3) the amount of unreimbursed reallocated principal collections immediately before that date, minus

         (4) the amount of unreimbursed investor charge-offs immediately before that date, but limited to an amount that would reduce the Class B invested amount to zero; minus

         (5) the Series 2001-[.] excess funding amount immediately before that date, but limited to an amount that would reduce the Class B invested amount to zero.

         "Class B monthly interest" means, for any distribution date, will equal to the product of:

         (1)   the Class B note interest rate for the related interest period;
               times

         (2) the actual number of days in that interest period divided by 360; times

         (3) the principal balance of the Class B notes as of the close of business on the last day of the prior collection period or, with respect to the first distribution date, the principal balance of the Class B notes as of the closing date.

         "Class B note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

         "closing date" means, for the Series 2001-[.] notes, on or about [.], 2001.

         "collection period" means the period from and including the first day of a calendar month to and including the last day of that calendar month, other than the initial collection period, which will commence on and include [.] and end on and include [.], 2001.

         "controlled accumulation amount" means, for any distribution date with respect to the controlled accumulation period, $[.]. However, if the commencement of the controlled accumulation period is postponed as described under "Series Provisions--Principal Payments--Postponement of Controlled Accumulation Period," the controlled accumulation amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2001-[.] indenture supplement based on the monthly principal payment rates for the designated accounts and on the invested amounts of other series, other than excluded series, which are scheduled to be in their revolving periods and then scheduled to create shared principal collections during the controlled accumulation period.

         "controlled deposit amount" means, for any distribution date, the sum of:

         (1) the controlled accumulation amount for that distribution date, plus

         (2)   the deficit controlled accumulation amount, if any.

         "deficit controlled accumulation amount" means:

         (1) on the first distribution date during the controlled accumulation period, the excess, if any, of the controlled accumulation amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

         (2) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable controlled accumulation amount for that subsequent distribution date plus any deficit controlled accumulation amount for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

         "distribution date" means [.], 2001 and the [.]th day of each following month or, if the [.]th day is not a business day, the following business day.

         "excess interest collections" means, for the Series 2001-[.] notes for any distribution date, the excess of available investor interest collections for that distribution date, over the amount required to make the distributions or deposits required for your series as described under "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

         "excess transferor percentage" means:

         (1) for allocating interest collections for any collection period, the percentage (not less than 0%) equal to the excess of 100%, over the sum of:

               o the sum of the floating allocation percentages for that collection period for all series issued by the trust; plus

               o the percentage equivalent (not to exceed 100%) of the trust available subordinated amount as of the determination date occurring in the prior collection period (after giving effect to allocations and deposits to be made on the next distribution date after that determination date), divided by the pool balance as of the close of business on the last day of the prior collection period; and

         (2) for allocating principal collections for any collection period, the percentage (not less than 0%) equal to the excess of 100%, over the sum of:

               o the sum of the fixed allocation percentages for that collection period for all series issued by the trust that are in their controlled accumulation, controlled amortization or early amortization periods; plus

               o the sum of the floating allocation percentages for that collection period for all series issued by the trust that are in their revolving periods, plus

               o the percentage equivalent (not to exceed 100%) of the trust available subordinated amount as of the determination date occurring in the prior collection period (after giving effect to allocations and deposits to be made on the next distribution date after that determination date), divided by the pool balance as of the last day of the prior collection period.

         "expected final payment date" means, for the Series 2001-[.] notes, the [.] 20[.] distribution date.

         "final maturity date" means, for the Series 2001-[.] notes, the [.] 200[.] distribution date.

         "fixed investor percentage" means, for the Series 2001-[.] notes for any collection period, the percentage equivalent of a fraction:

         (1) whose numerator is the invested amount as of the close of business on the last day of the revolving period; and

         (2) whose denominator is the pool balance as of the close of business on the last day of the immediately preceding collection period.

         "floating investor percentage" means, for the Series 2001-[.] notes for any collection period, the percentage equivalent of a fraction:

         (1) whose numerator is the invested amount as of the close of business on the last day of the immediately preceding collection period (or, for the first collection period, the initial principal balance of the Series 2001-[.] notes); and

         (2) whose denominator is the pool balance as of the close of business on the last day of the immediately preceding collection period (or, for the first collection period, the pool balance as of the close of business on the series cut-off date).

         "incremental subordinated amount" means, for the Series 2001-[.] notes as of any determination date, the product of:

         (1)   a fraction:

               o whose numerator is the sum of the invested amount as of the last day of the immediately preceding collection period, plus the available subordinated amount for that determination date (calculated without subtracting or adding the incremental subordinated amount for that determination date); and

               o  whose denominator is the pool balance as of that last day;
                  times

         (2)   the excess of:

               o the aggregate amount of ineligible receivables, principal receivables in designated accounts containing dealer overconcentrations and principal receivables in designated accounts containing manufacturer overconcentrations on that determination date; over

               o the aggregate amount of ineligible receivables, principal receivables in designated accounts containing dealer overconcentrations and principal receivables in designated accounts containing manufacturer overconcentrations that, in each case, became defaulted receivables during the preceding collection period and are subject to reassignment from the trust, unless certain insolvency events relating to the transferor have occurred, as further described in the transfer and servicing agreement.

         "interest period" means the period beginning on and including a distribution date and ending on but excluding the next distribution date, except that the first interest period will begin on and include the closing date.

         "invested amount" means, for the Series 2001-[.] notes as of any date, an amount equal to:

         (1)   the initial principal balance of the Series 2001-[.] notes;
               minus

         (2) the amount, without duplication, of principal previously paid to the Series 2001-[.] noteholders or deposited into the principal funding account; minus

         (3) the amount of unreimbursed reallocated principal collections immediately before that date, minus

         (4) the amount of unreimbursed investor charge-offs immediately before that date; minus

         (5) the Series 2001-[.] excess funding amount immediately before that date, but limited to an amount that would reduce the invested amount to zero.

         "investor charge-offs" means, for the Series 2001-[.] notes for any collection period, the excess of:

         (1)   the investor default amount for the related collection period;
               over

         (2) the amount available for reimbursement of investor default amounts from available investor interest collection, excess interest, available transferor collections allocable to the Series 2001-[.] notes, reserve fund withdrawals and reallocation of the available subordinated amount as described under "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

         "investor default amount" means, for the Series 2001-[.] notes as of any date of determination, an amount equal to the product of:

         (1) the floating investor percentage for the related collection period; times

         (2)   the defaulted amount.

         "investor interest collections" means, for the Series 2001-[.] notes for any distribution date, an amount equal to the product of:

         (1) the floating investor percentage for the related collection period; times

         (2) the sum of the interest collections deposited into the collection account for the related collection period and the net investment earnings on amounts in the collection account and in the excess funding account for the related collection period and the recoveries for the related collection period.

         "investor percentage" means, for the Series 2001-[.]notes:

         (1) the floating investor percentage for allocating interest collections and the defaulted amount at any time and for allocating principal collections during the revolving period;

         (2) the fixed investor percentage for allocating principal collections during the controlled accumulation or early amortization period; and

         (3) the miscellaneous investor percentage for allocating miscellaneous payments at any time.

         "investor principal collections" means, for the Series 2001-[.] notes for any distribution date, an amount equal to the sum of:

         (1) the investor percentage of principal collections deposited into the collection account for the related collection period; plus

         (2) the allocable miscellaneous payments for that distribution date; plus

         (3) the aggregate amount of any available investor interest collections, reserve fund amounts, excess interest collections and available transferor collections used to cover shortfalls in some of the specified amounts required to be distributed on that distribution date as described under "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement and, thus, treated as part of available principal collections for that distribution date.

         "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a [one-]month period appearing on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks designated by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a [one]-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, designated by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a [one-]month period.

         "LIBOR determination date" means, for any interest period, two London business days before that interest period begins, except that the LIBOR determination date for the first interest period will be two London business days before the closing date.

         "London business day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "miscellaneous investor percentage" means, for any collection period, the percentage equivalent of a fraction:

         (1) the numerator of which is the invested amount as of the close of business on the last day of the preceding collection period (or, for the first collection period, the initial principal balance of the Series 2001-[.] notes); and

         (2) the denominator of which is the sum of the invested amounts for all outstanding series issued by the trust as of the close of business on that day.

         "miscellaneous payments" means, for any collection period, the sum of the adjustment payment and the transferor deposit amounts on deposit in the collection account on the related distribution date.

         "monthly principal" means, for any distribution date, an amount equal to the least of:

         (1) available investor principal collections on deposit in the collection account with respect to that distribution date;

         (2) for each distribution date with respect to the controlled accumulation period, the controlled deposit amount for that distribution date; and

         (3) the invested amount (as adjusted for any investor charge-offs and reallocated principal collections on that distribution date).

         "monthly principal payment rate" means, for any collection period, the percentage obtained by dividing the principal collections for the collection period by the daily average pool balance for the collection period.

         "monthly servicing fee" means, for the Series 2001-[.] notes for any distribution date, an amount equal to one-twelfth of the product of:

         (1)   the servicing fee rate; times

         (2) the floating investor percentage for the related collection period; times

         (3) the total amount of principal receivables as of the close of business on the last day of the immediately preceding collection period, or with respect to the first collection period, the total amount of principal receivables as of the closing date, in either case, excluding the principal portions of any interests in other floorplan assets not serviced by the servicer.

The monthly servicing fee for the first distribution date will be $[.].

         "pool balance" means, for any date of determination, the total amount of the principal receivables and, if applicable, the principal portions of any interests in other floorplan assets on that date.

         "principal shortfalls" means any scheduled or permitted principal distributions to the noteholders of all series in principal sharing group [one] and any required deposits into the excess funding accounts or the principal funding accounts for all series in principal sharing group [one] that have not been covered out of available investor interest collections allocable to the other series in principal sharing group [one] and other amounts for those series.

         "reallocated principal collections" means, for the Series 2001-[.] notes as of any distribution date, the amount of investor principal collections for that distribution date reallocated to cover shortfalls in payments of interest on the Class A notes, except that the amount of investor principal collections reallocated for this purpose cannot exceed the Class B invested amount for that distribution date (after giving effect to any change on that date).

         "record date" means, for any distribution date, the last day of the calendar month preceding that distribution date.

         "recoveries" means the amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

         "required pool balance" means, as of any date, the sum of:

         (1) the sum of the respective products for each series issued by the trust of the required pool percentage for that series, times the initial invested amount for that series; plus

         (2) the trust available subordinated amount on the immediately preceding determination date (after giving effect to any change on the related distribution date).

         "required pool percentage" means, for the Series 2001-[.] notes, [.]%, except that the transferor may reduce this percentage, but not less than 100% so long as the rating agencies have confirmed the then current ratings of the Series 2001-[.] notes.

         "required subordinated amount" means, for the Series 2001-[.] notes as of any date, the sum of:

         (1) the product of the subordinated percentage, times the invested amount; plus

         (2)   the incremental subordinated amount for that date.

         "reserve fund required amount" means, for the Series 2001-[.] notes for any distribution date, an amount equal to [.]% of the invested amount of the Series 2001-[.] notes on that distribution date (after giving effect to any change on that date).

         "Series 2001-[.] excess funding amount" means, as of any date, the product of:

         (1) the amount on deposit in the excess funding account on such date; times

         (2)   a fraction:

               o whose numerator is the sum of the invested amount (calculated without giving effect to amounts in the excess funding account), plus the available subordinated amount (calculated without giving effect to the incremental subordinated amount or to amounts in the excess funding account); and

               o whose denominator is the sum of the numerators for each series issued by the trust then being allocated a portion of the funds in the excess funding account;

except that the Series 2001-1 excess funding amount will be zero, and the Series 2001-[.] notes will not be allocated a portion of the funds in the excess funding account, on any date after funds have been withdrawn from the excess funding account and deposited into the principal funding account.

         "series cut-off date" means, for the Series 2001-[.] notes, [.], 2001.

         "servicing fee rate" means [1]% per annum or such lesser percentage as may be specified by the servicer.

         "shared principal collections" means, for the Series 2001-[.] notes for any distribution date, the amount of collections of principal receivables for any collection period allocated to the invested amount remaining after covering required payments to the noteholders, any similar amount remaining for any other series in principal sharing group [one] and, at the option of the trust as specified in the indenture, specified net proceeds from the issuance of a new series.

         "subordinated percentage" means, for the Series 2001-[.] notes, the percentage equivalent of [.]% divided by the excess of 100% over [.]%.

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

         "transferor amount" means, as of any date, the excess of the pool balance on that date, over the sum of the invested amounts as of that date of all series issued by the trust.

         "transferor deposit amount" means the cash deposit required to be made by the transferor into the collection account under the transfer and servicing agreement, as described in "Description of the Transfer and Servicing Agreement--Representations as to Receivables, Related Security and Designated Accounts" in the prospectus, if any deductions of the principal amount of ineligible receivables from the pool balance would cause the transferor amount to fall below the trust available subordinated amount.

         "transferor percentage" means, as of any date, the percentage (not less than 0%) equal to the excess of 100%, over the sum of the investor percentages as of that date of all series issued by the trust for allocating the asset or amount question.

         "trust available subordinated amount" means, as of any date, the sum of the available subordinated amounts as of that date for all series issued by the trust.

         "trust termination date" means the earlier of:

         (1) the day after the distribution date on which the principal balance of each series issued by the trust is zero; or

         (2)   [.], 20[.].

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to completion, dated [.], 2001

Prospectus

                   Ford Credit Floorplan Master Owner Trusts
                                    Issuer

                              Asset Backed Notes

Ford Credit Auto Receivables Corporation
    Ford Credit Auto Receivables LLC                Ford Motor Credit Company
               Transferors                             Seller and Servicer

Before you purchase any note, you should carefully consider the risk factors beginning on page [.] of this prospectus and in the attached prospectus supplement.

The notes are obligations of a trust only and are not interests in or obligations of Ford Motor Company, Ford Motor Credit Company, Ford Credit Auto Receivables Corporation, Ford Credit Auto Receivables LLC or any other person.

This prospectus may be used to offer and sell the notes only if it is accompanied by the prospectus supplement for that series.

Each trust:

     o may periodically issue asset backed notes in one or more series, each having one or more classes;

     o will be formed by an owner trustee and either Ford Credit Auto Receivables Corporation or Ford Credit Auto Receivables LLC or both; and

     o  will own:

        - a revolving pool of receivables arising from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new and used automobile and light-duty truck inventory;

        -  funds collected on the receivables; and

        - other property described in this prospectus and the prospectus supplement for a series.

The notes:

     o will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

     o  will be paid only from the assets of the issuing trust;

     o  may have one or more forms of credit enhancement; and

     o will be issued as part of a designated series that may include one or more classes of notes and credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is [.], 2001


             Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

         We provide information to you about the notes in an offering document made up of two constituent parts that provide varying levels of detail:

         o this prospectus, which provides general information, some of which may not apply to a particular trust or to a particular series of notes, including your series, issued by that trust and

         o the prospectus supplement, which specifies the terms of your series, including:

             -  the terms, including interest rates, for each class of notes;

             -  the timing of interest and principal payments;

             - information about the receivables owned and to be owned by the trust issuing your series;

             - whether the issuing trust will be newly formed or will have previously issued other series that are still outstanding;

             - information about credit enhancement or other enhancement, if any, for each class;

             -  the ratings for each class of notes being offered; and

             -  the method for selling the notes.

         If the terms of your series of notes vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and the prospectus supplement is accurate on any date other than the dates stated on their covers.

         This prospectus uses defined terms. Definitions can be found in the "Glossary" beginning on page [.] of this prospectus.

         We include cross references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents beginning on the following page and the Table of Contents in the prospectus supplement provide the pages on which these captions are located.


                      Where You Can Find More Information

         Ford Credit Auto Receivables Corporation and Ford Credit Auto Receivables LLC, as originators of the trusts, have filed with the Securities and Exchange Commission a registration statement, Registration No. 333-_________ under the Securities Act of 1933, with respect to the notes offered by this prospectus. You may read and copy any notices, reports, statements or other information that each trust, each transferor, Ford Motor Credit Company or Ford Motor Company has filed, and obtain copies of the registration statement, at:

         o the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-SEC-0330);

         o the SEC's regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

         o the SEC's regional office at Seven World Trade Center, New York, New York 10048.

         In addition, the SEC maintains a public access site on the internet at http://www.sec.gov where you can view reports, information statements and other information, including all electronic filings.

         You may also obtain more information on the internet about Ford Motor Credit Company at http://www.FordCredit.com and about Ford Motor Company at http://www.Ford.com.

                    Incorporation of Documents By Reference

         The consolidated financial statements of Ford Motor Company and subsidiaries included as an exhibit to the Annual Report on Form 10-K for the period ended [.], 200[.], and the unaudited financial statements of Ford and subsidiaries for the quarter ended [.], 200[.], included as an exhibit to the Quarterly Report on Form 10-Q for the period ended [.], 200[.], each of which have been filed with the Securities and Exchange Commission, are incorporated by reference in this prospectus.

         All documents filed by the trusts under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the notes are incorporated by reference in this prospectus.

         Any statement contained in this prospectus, or in a document incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document also incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         As a recipient of this prospectus, you may request, at no cost, a copy of any document incorporated by reference in this prospectus, except for the document's exhibits unless the exhibits are specifically incorporated by reference in the document. Requests for copies of these documents should be directed to Ford Motor Credit Company, c/o Secretary, One American Road, Dearborn, Michigan 48126, telephone: (313) 322-3000.


                               Table of Contents

Prospectus Summary............................................................6
     The Parties..............................................................6
     The Trust Assets.........................................................7
     The Designated Accounts..................................................7
     The Receivables..........................................................8
     Interest Payments on the Notes...........................................9
     Principal Payments on the Notes..........................................9
     Events of Default.......................................................11
     Credit Enhancement......................................................11
     Collections and Allocations.............................................12
     Groups..................................................................12
     Shared Enhancement Series...............................................12
     Note Ratings............................................................13
     Tax Status..............................................................13

Risk Factors.................................................................14

The Trusts/Issuers...........................................................19

The Transferors..............................................................19

Ford Motor Credit Company....................................................20

Ford Motor Company...........................................................20
     Selected Financial Data and Other Data..................................21

Use of Proceeds..............................................................21

Ford Credit's Dealer Floorplan Financing Business............................22
     General.................................................................22
     Creation of Receivables.................................................22
     Credit Underwriting Process.............................................23
     Intercreditor Agreement Regarding Security Interests in
      Vehicles and Non-Vehicle Related Security..............................24
     Payment Terms...........................................................25
     Revenue Experience......................................................25
     Relationship with Ford and Other Manufacturers..........................26
     Dealer Monitoring.......................................................26
     Dealer Status and Ford Credit's Write-Off Policy........................27

The Trust Portfolio..........................................................27
     Receivables in Designated Accounts......................................27
     Interests in Other Floorplan Assets.....................................28

Description of the Notes.....................................................29
     General.................................................................29
     Note Ratings............................................................31
     Book-Entry Registration.................................................31
     Definitive Notes........................................................34
     New Issuances...........................................................35
     Funding Period..........................................................36
     Interest Payments.......................................................37
     Principal Payments......................................................38
     Credit Enhancement......................................................39
         Subordination of Transferor Interest................................39
         Subordination Between Series or Classes.............................39
         Cash Collateral Guaranty or Account.................................40
         Reserve Fund........................................................40
         Accumulation Period Spread Account..................................40
         Letter of Credit....................................................40
         Surety Bond or Insurance Policy.....................................41
     Amortization Events.....................................................41
     Optional Redemption.....................................................42
     Final Payment of Principal; Termination.................................42
     Defeasance..............................................................43
     Reports to Noteholders..................................................43
     Investor Percentage, Transferor Percentage and Credit Enhancement
      Percentage.............................................................44
     Groups..................................................................45
         Excess Interest Sharing Groups......................................45
         Interest Reallocation Groups........................................45
         Principal Sharing Groups............................................45
     Shared Enhancement Series...............................................46
     Trust Bank Accounts.....................................................46
     Application of Collections..............................................46
     Defaulted Receivables; Investor Charge-Offs.............................48

Description of the Indenture.................................................48
     Events of Default; Rights Upon Event of Default.........................48
     Material Covenants......................................................51
     Modification of the Indenture...........................................52
     Annual Compliance Statement.............................................54
     Indenture Trustee's Annual Report.......................................54
     List of Noteholders.....................................................55
     Satisfaction and Discharge of the Indenture.............................55
     Resignation and Removal of the Indenture Trustee........................55

Description of the Transfer and Servicing Agreement..........................55
     Transfer of Assets......................................................55
         Transfer of Receivables and Related Security........................55
         Transfer of Interests in Other Floorplan Assets.....................57
     Representations and Warranties of the Transferor........................57
         Representations as to Transferor and Agreement......................57
         Representations as to Receivables, Related Security and
          Designated Accounts................................................58
         Additional Representations and Warranties...........................59
     Subsequent Transferors..................................................59
     Eligible Accounts.......................................................59
     Eligible Receivables....................................................60
     Additional Designated Accounts..........................................61
     Removal of Designated Accounts..........................................63
     Servicing Compensation and Payment of Expenses..........................63
     Servicer Covenants......................................................64
     Matters Regarding the Servicer and the Transferor.......................64
     Servicer Default........................................................66
     Evidence of Compliance..................................................67
     Assumption of Transferor's Obligations..................................68
     Amendments..............................................................69

Description of the Receivables Purchase Agreement............................70
     Sale or Transfer of Receivables.........................................70
     Representations and Warranties..........................................71
     Certain Covenants.......................................................72
     Amendments..............................................................72
     Termination.............................................................73

Material Legal Aspects of the Receivables....................................73
     Transfer of Receivables.................................................73
     Matters Relating to Bankruptcy..........................................74

Material Federal Income Tax Consequences.....................................76
     General.................................................................76
     Tax Characterization of the Trust.......................................77
     Tax Characterization and Treatment of the Notes.........................78
         Characterization as debt............................................78
         Treatment of Stated Interest........................................78
         Original Issue Discount.............................................78
         Disposition of Notes................................................79
         Notes subject to contingencies......................................80
         Information Reporting and Backup Withholding........................80
         Tax Consequences to Foreign Noteholders.............................80

State and Local Tax Consequences.............................................81

ERISA Considerations.........................................................82

Plan of Distribution.........................................................83

Reports to Noteholders.......................................................83

Glossary.....................................................................84

Global Clearance, Settlement and Tax Documentation Procedures................91
     Initial Settlement......................................................91
     Secondary Market Trading................................................91
         Trading Between DTC Participants....................................92
         Trading Between Clearstream Customers and/or Euroclear
          Participants.......................................................92
         Trading Between DTC Seller and
          Clearstream or Euroclear Purchaser.................................92
         Trading Between Clearstream or
          Euroclear Seller and DTC Purchaser.................................93
     U.S. Federal Income Tax Documentation
      Requirements...........................................................93


                              Prospectus Summary

         This summary highlights information about the notes and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus and the accompanying prospectus supplement before you purchase any notes.

                                  The Parties

The Trusts/Issuers

Each trust is or will be a Delaware business trust formed pursuant to a trust agreement between an owner trustee and either one or both transferors.

Each trust is or will be a master owner trust issuing its notes in series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued under an indenture supplement to an indenture, in each case between the trust and an indenture trustee. Some classes or series may not be offered by this prospectus. They may be retained by the related transferor or transferors or offered, for example, in a private placement.

At the time that a trust issues a series, the trust may be newly or previously formed. If the trust is newly formed, your notes will be the trust's only outstanding series at the time of issuance. Alternatively, if the trust was previously formed, it will have issued other series of notes that may or may not be outstanding. The prospectus supplement for your series will specify whether your trust is newly formed or has previously issued other series that remain outstanding.

The Transferors

The transferor or transferors of receivables to each trust will be:

     o  Ford Credit Auto Receivables Corporation, a Delaware corporation;

     o Ford Credit Auto Receivables LLC, a Delaware limited liability company; or

     o  both entities.

Both entities are special purpose vehicles wholly owned by Ford Motor Credit Company. The prospectus supplement for your series will specify which of these two entities is the transferor for your trust or whether both entities are the transferors for your trust.

A transferor for a trust may designate one or more of its affiliates as a subsequent transferor. So long as the conditions described under "Description of the Transfer and Servicing Agreement--Subsequent Transferors" in this prospectus are met, the designation of a subsequent transferor for your trust will not be subject to your prior review or consent.

The Seller and Servicer

Ford Motor Credit Company, a Delaware corporation and a wholly-owned indirect subsidiary of Ford Motor Company will be the seller and servicer. As seller, Ford Credit will sell the receivables to the transferors. As servicer, Ford Credit will service the receivables of each trust.

In this prospectus, we refer to Ford Motor Company as "Ford" and refer to Ford Motor Credit Company as "Ford Credit."

The Indenture Trustee

The prospectus supplement will specify the entity acting as indenture trustee for the benefit of the noteholders for that series.

The Owner Trustee

The prospectus supplement will specify the entity acting as owner trustee of the trust for that series.

The Administrator

The prospectus supplement will specify the entity acting as administrator of the trust for that series.

                               The Trust Assets

The assets of each trust will consist primarily of a revolving pool of receivables arising from time to time in connection with designated accounts selected from Ford Credit's entire U.S. portfolio of dealer floorplan accounts.

Other assets of each trust will include:

     o funds and investments held in specified bank accounts of the trust maintained for the trust or for a series or class of notes issued by the trust;

     o security interests in the vehicles related to the receivables and any junior security interests in non-vehicle related security;

     o an assignment of all rights related to the receivables under the relevant agreements entered into by Ford Credit or assigned to it by Ford;

     o an assignment of each applicable transferor's rights under its receivables purchase agreement with Ford Credit;

     o all of the trust's rights under its transfer and servicing agreement with the servicer and each applicable transferor; and

     o any instruments or rights providing enhancement to a series issued by the trust or to a class in that series.

In addition to the trust assets described above, each trust may own interests, which may be in the form of participation interests, in other floorplan assets. These other floorplan assets are pooled participation receivables, purchased participation receivables and syndicated receivables. See "The Trust Portfolio--Interests in Other Floorplan Assets" in this prospectus.

The prospectus supplement will specify whether interests in any other floorplan assets are included in the assets of the related trust. If the prospectus supplement specifies that no interests in other floorplan assets are included in the trust, the trust may nonetheless acquire them at a later date without your prior review or consent so long as each rating agency confirms that the acquisition will not cause it to reduce or withdraw its rating of any notes issued by the trust.

                            The Designated Accounts

The designated accounts are revolving floorplan accounts established by motor vehicle dealers with Ford Credit to finance their inventories of automobiles and light-duty trucks. The designated accounts giving rise to the receivables of a trust are those that have been designated for that trust. However, the designated accounts themselves, along with any obligations to fund new purchases of vehicles under the floorplan financing agreements, remain with Ford Credit. Only the receivables generated in connection with the designated accounts are transferred to the trust.

At the time that Ford Credit designates an account for a trust, the account must meet specified eligibility criteria. The criteria for any trust may include limitations on the dealer's geographic location. For example, the accounts that can be designated for a trust may be limited to those dealers located in Ford Credit's western region, which represents dealers located in the western half of the U.S., or to those dealers located in Ford Credit's eastern region, which represents dealers located in the eastern half of the U.S. Alternatively, the eligible accounts for another trust may include dealers located throughout the U.S. The prospectus supplement will specify whether the designated accounts for the related trust will be limited geographically.

Once Ford Credit has designated an account for a trust, all new receivables arising in connection with that designated account will be transferred automatically to the trust generally unless the account becomes an ineligible account. Accordingly, the total amount of receivables of each trust will fluctuate daily as new receivables arise and are transferred to the trust and existing receivables are collected, charged off as uncollectible or otherwise adjusted.

                                The Receivables

The receivables of each trust will consist of:

     o the rights to receive payments from designated dealers in connection with their purchase of Ford-manufactured or -distributed new automobile and light-duty truck inventory;

     o the rights to receive adjustment fees payable by Ford to Ford Credit in connection with the above rights that are purchased by Ford Credit from Ford; and

     o the rights to receive payments from designated dealers in connection with financing provided by Ford Credit for the dealers' new and used automobile and light-duty truck inventory.

The rights relating to the dealers' obligations to pay for their purchase of Ford-manufactured or -distributed new vehicles are limited only to dealers who will finance these vehicles with Ford Credit. Under a sale and assignment agreement, Ford assigns these rights to Ford Credit following vehicle shipment and agrees to pay an adjustment fee equal to a portion of the price originally paid to Ford by Ford Credit. In these cases, the dealer's obligation to pay Ford Credit, as assignee of Ford, will be assigned by a trust to the applicable transferor at the time of vehicle delivery in exchange for the related new obligation of the dealer to repay Ford Credit under the dealer's floorplan financing agreement with Ford Credit.

For more information about the receivables, see "Ford Credit's Dealer Floorplan Financing Business--Creation of Receivables," "--Payment Terms" and "The Trust Portfolio" in this prospectus.

Transfer of Receivables

The receivables of each trust will be transferred to it in a two-step process. First, Ford Credit will sell the receivables to a transferor under a receivables purchase agreement. Second, this transferor will simultaneously transfer the receivables to a trust under a transfer and servicing agreement.

If a trust has more than one transferor, each transferor will enter into a separate receivables purchase agreement with Ford Credit. These transferors, in turn, will be parties with the servicer and the trust under a single transfer and servicing agreement.

Ford Credit and each transferor will make representations and warranties as to the receivables sold or transferred by it and the related designated accounts. If any of these representations or warranties is breached and the breach materially and adversely affects the interests of the noteholders of the related trust, the transfer and servicing agreement will require the breaching transferor to repurchase the affected receivable from the trust. The receivables purchase agreement, in turn, will require Ford Credit to repurchase the receivable from the transferor.

The transfer and servicing agreement permits, and in some instances requires, the applicable transferor to transfer to the trust receivables arising in connection with additional eligible accounts. Subject to limitations, a transferor may also designate accounts, the receivables of which will be removed from a trust. See "Description of the Transfer and Servicing Agreement--Additional Designated Accounts" and "--Removal of Designated Accounts" in this prospectus.

Servicing of Receivables

Ford Credit, as servicer, will be responsible for managing, maintaining custody of and collecting payments on the receivables for each trust. In limited circumstances, Ford Credit may resign or be removed. In either case, the indenture trustee for the noteholders of the trust or a third party may be appointed as the new servicer. Each trust will pay the servicer a fee based on the outstanding principal amount of the receivables owned by that trust.

                        Interest Payments on the Notes

Each note issued by a trust entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for interest payments, priority of payments, payment dates, interest rates, methods for computing interest and rights to series enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes--Interest Payments" in this prospectus.

                        Principal Payments on the Notes

Each note issued by a trust entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity and rights to series enhancement. See "Description of the Notes--Principal Payments" in this prospectus.

Revolving Period

Each series of notes issued by a trust will begin with a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The period when no principal is paid or accumulated is known as the revolving period. During the revolving period, the trust will pay available principal to noteholders of other series that the trust has issued in the same principal sharing group as shared principal collections or to the transferor or transferors of its receivables as holder of the transferor interest. However, in limited circumstances described under "Description of the Notes--Excess Funding Account" and "--Application of Collections" in this prospectus, a trust may deposit available principal into an excess funding account for a series. The revolving period for a series begins on its closing date specified in the applicable prospectus supplement and ends on the earlier of the date on which an amortization period or an accumulation period for that series begins.

Following the revolving period, each class of notes will have one or more of the following periods in which:

     o principal is accumulated in specified amounts per month and paid on an expected final payment date, known as a controlled accumulation period;

     o principal is paid in fixed amounts at scheduled intervals, known as a controlled amortization period; or

     o principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event, known as an early amortization period or early accumulation period, respectively.

In addition, each class may have other types of accumulation or amortization periods as specified in the related prospectus supplement.

Controlled Accumulation Period

If a series or class of notes is in a controlled accumulation period, the issuing trust is expected to pay available principal to those noteholders on the expected final payment date specified in the prospectus supplement for that series or class. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected final payment date. For a period of time before the expected final payment date, the trust will deposit specified amounts of available principal in the principal funding account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends on the earlier of:

     o the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full; and

     o the beginning of an early amortization or an early accumulation period.

Controlled Amortization Period

If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each distribution date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends on the earlier of:

     o the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full; and

     o the beginning of an early amortization or an early accumulation period.

Early Amortization or Early Accumulation Period

If a series or class of notes is in an early amortization or early accumulation period, the trust will pay available principal to those noteholders on each distribution date or accumulate available principal by making a deposit into the principal funding account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period for a series or class begins on the first day of the collection period in which an amortization event occurs and ends on the earliest of:

     o the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full;

     o  the final maturity date for that series; and

     o  the trust termination date.

If, for any trust, the servicer is required to make daily deposits of collections into the related collection account, the early amortization or early accumulation period will begin on the day an amortization event occurs.

Amortization Events

An amortization event for any series of notes will include adverse events described in the prospectus supplement for that series. In addition, the following will be amortization events for all series issued by the same trust:

     o the transferor fails to transfer to the trust receivables arising in connection with additional eligible designated accounts or, if applicable, interests in other floorplan assets within five business days of when required under the transfer and servicing agreement;

     o the bankruptcy, insolvency or similar events relating to the applicable transferor or transferors, including any subsequent transferor, Ford Credit or Ford;

     o the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

See "Description of the Notes--Amortization Events" in this prospectus.

                               Events of Default

The indenture and related indenture supplement governing the terms and conditions of the notes issued by each trust include a list of adverse events called events of default.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority of the outstanding principal balance of the affected series of notes may accelerate the notes by declaring all the notes of that series to be immediately due and payable. That declaration may, under limited circumstances described under "Description of the Indenture--Events of Default; Rights upon Event of Default" in this prospectus be rescinded by the holders of a majority of the outstanding principal balance of the affected series of notes.

Events of default include the following:

     o the trust fails to pay interest on any note within [35] days of its due date;

     o the trust fails to pay the principal of any note in full on its final maturity date;

     o the trust defaults on any covenant or breaches any agreement under the indenture and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% of the outstanding principal balance of the affected series of notes; or

     o the bankruptcy, insolvency, reorganization or similar events relating to the trust.

See "Description of the Indenture--Events of Default; Rights upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

It is not an event of default if the principal of a note is not paid on its expected final payment date.

Events of Default Remedies

After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any of the trust's bank accounts with respect to that series will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and interest collections allocated to the series of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal balance of the accelerated notes, will have a limited right to foreclose on the portion of the receivables allocable to the accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated series of notes plus the related interest receivables. The proceeds from the sale of the receivables will be used to pay principal of and interest on your notes. See "Description of the Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

                              Credit Enhancement

Credit enhancement for your class or series of notes may be in the form of subordination of a portion of the transferor interest, subordination of other classes or series of notes, a cash collateral guaranty or account, a reserve fund, an accumulation period spread account, a letter of credit, a surety bond or insurance policy or any combination of the above or any other form of credit enhancement specified in the prospectus supplement. The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to each class of a series. See "Credit Enhancement" in this prospectus.

                          Collections and Allocations

For each trust, the servicer will receive collections on the receivables and, if applicable, on interests in any other floorplan assets. The servicer will deposit these collections in the collection account and keep track of them as either interest collections or principal collections.

The servicer will then allocate these collections among each outstanding series of notes issued by the trust and the related transferor interest. The servicer will allocate interest and principal collections, and receivables in accounts written off as uncollectible to each series based on varying investor percentages. The prospectus supplement describes the investor percentages applicable to your series.

The interest in the trust assets not allocated to any series of notes is the transferor interest. The principal amount of the transferor interest, called the transferor amount, will fluctuate with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement will require the transferor to transfer receivables arising in connection with additional accounts to the trust if the pool balance is less than required pool balance. The transferor may sell all or part of its interest in the transferor interest by issuing a supplemental interest.

                                    Groups

General

The notes of a series may be included in one or more groups of series of notes issued by the same trust that share interest collections, principal collections or both. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

Excess Interest Sharing Groups

The notes of a series may be included in a group of series, called an excess interest sharing group, that shares excess interest collections, including excess interest collections reallocated to a series included in both an excess interest sharing group and an interest reallocation group. If specified in the prospectus supplement for any of these series, to the extent that interest collections allocated to a series are not needed for that series, those collections may be applied to cover interest deposits or distributions for other series in the same excess interest sharing group. See "Description of the Notes--Groups--Excess Interest Sharing Groups" in this prospectus.

Interest Reallocation Groups

The notes of a series may be included in a group of series, called an interest reallocation group, that reallocates interest collections and other amounts among the series in that group. Interest collections that would otherwise be allocated to each series in the interest reallocation group will instead be combined and will be available for required deposits or distributions, described in the prospectus supplement, for all series in that group. Any issuance of a new series in an interest reallocation group may reduce or increase the amount of interest collections allocated to any other series of notes in that group. See "Description of the Notes--Groups--Interest Reallocation Groups" in this prospectus.

Principal Sharing Groups

The notes of a series may be included in a group of series, called a principal sharing group, that shares principal collections among the series in that group. If a series is identified in its prospectus supplement as being in a group of series that share principal collections, to the extent that principal collections allocated to that series are not needed for that series, those collections may be applied to cover principal deposits or distributions for other series in the same principal sharing group, and vice versa. See "Description of the Notes--Groups--Principal Sharing Groups" in this prospectus.

                           Shared Enhancement Series

A series may be a shared enhancement series, meaning that it consists of multiple classes of notes that share enhancement. Each class of notes may contain multiple issuances of notes, each called a tranche, that can be issued in different amounts and on different dates and that have different expected final payment dates and other terms.

                                 Note Ratings

Any note offered by this prospectus and a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies will not rate the ability to pay principal of the notes in full on the expected final payment date or any other date before the final payment date.

A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Description of the Notes--Note Ratings" in this prospectus.

                                  Tax Status

Subject to important considerations described in "Material Federal Income Tax Consequences" in this prospectus, Sidley Austin Brown & Wood LLP, as special tax counsel to each trust, will opine that, under existing law:

     o the Series 2001-[.] notes will be characterized as debt for federal income tax purposes; and

     o the trust will not be classified as an association or publicly traded partnership taxable as a corporation and, accordingly, will not be subject to federal income tax.

Each noteholder, by its acceptance of a note, will agree to treat the note as debt for federal, state and local income and franchise tax purposes.

                                                             Risk Factors

         The risk factors disclosed in this section of the prospectus and in the prospectus supplement describe the principal risk factors of an investment in the notes.

Limited assets of your trust            The only sources of funds for payment on your notes will be the assets of your trust.
could result in losses on your          Accordingly, you may suffer a loss on your notes if the assets of your trust prove to
notes                                   be insufficient to pay the principal of your notes in full. The assets of each trust will consist primarily of its receivables, the security interests in the related vehicles and the funds in the trust's bank accounts. Because none of Ford, Ford
                                        Credit, either transferor, the indenture trustee, the owner trustee or any of their affiliates will insure or guarantee the notes issued by any trust, you may not look to any of these parties or their assets to satisfy your claim if your trust does not pay your notes in full on time.

Ford's failure to pay adjustment        In the case of Ford-manufactured or -distributed new vehicles, Ford will assign
fees to Ford Credit in connection       to Ford Credit the dealer's obligations to pay Ford upon delivery for the purchase of
with the in-transit period could        the vehicles. In connection with each such assignment, Ford will agree to pay an
result in payment of principal to       adjustment fee equal to a portion of the price originally paid to Ford by Ford Credit
you earlier than expected or in         for the dealer's payment obligation. The adjustment fee will be calculated based on an
losses on your notes                    agreed upon rate and the number of days elapsed during the "in-transit" period, which is the period from vehicle shipment to, in almost all cases, delivery of the vehicle.
                                        All such adjustment fees paid by Ford will be treated by the related trust as interest collections of the related receivable. Failure by Ford to make adjustment fee payments for any reason may result in payment of principal to you earlier than anticipated, and may result in losses on your notes.

Competition in the automobile           Each trust depends on Ford Credit for the generation of new receivables. The ability
industry may result in a                of Ford Credit to generate receivables, in turn, depends to a large extent on the
decline in Ford Credit's ability        sale and lease of automobiles and light-duty trucks manufactured and distributed by
to generate new receivables             Ford. We cannot assure you that Ford Credit will continue to generate receivables at
resulting in the payment of             the same rates as in past years. If the rate at which Ford Credit generates new
principal to you earlier or later       receivables declines significantly, you might receive principal more slowly than
than expected or in reduced             planned. Alternatively, the reduction in the payment rate could lead to an
amounts                                 amortization event, resulting in payment of principal sooner than expected.

                                        Ford has on occasion in the past provided financial assistance to Ford-franchised dealers. This financial assistance includes Ford's purchase at its discretion of vehicles in the dealer's inventory upon the voluntary termination of a dealership.
                                        If Ford were to become unable or were to elect to terminate this financial assistance to the dealers, losses on the receivables may increase and you could incur losses on your notes.

Amortization events could               If an amortization event occurs, it may shorten the average term and date of final
result in losses or acceleration        payment of your notes. You may not be able to reinvest the principal repaid to you
of payments on your notes               earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal balance of your notes if the assets of your trust are insufficient. For more details about the risks associated with amortization events, see "Description of the Notes--Amortization
                                        Events" in this prospectus.

If Ford Credit, an applicable           Ford Credit, each applicable transferor and the servicer are generally not
transferor or the servicer              obligated to make any payments on your notes or the receivables. However, if Ford
breaches  representations and           Credit breaches any of its representations and warranties with respect to a
warranties relating to the              receivable or an account, Ford Credit may be required to repurchase the receivable
receivables, payments on your           from the applicable transferor, and the transferor will be required to repurchase
notes may be reduced                    the receivable from the trust. Ford Credit, as servicer, will also be required to purchase receivables from each trust if it breaches its servicing obligations regarding that trust's receivables. If Ford Credit, the servicer or the transferor fails to repurchase the affected receivable, you may experience delays or reductions in payments on your notes. However, none of Ford Credit, the servicer, the transferor will be required to repurchase a receivable if the security interest in the receivable or the related vehicle becomes impaired after the receivable has been sold to a trust.

Ford Credit's ability to change         Ford Credit has the ability to change the terms of the receivables under the
the terms of the receivables            designated accounts and the sale and assignment agreement between Ford and Ford
may result in delays,                   Credit. These terms may include the applicable interest or adjustment fee rate,
reductions or accelerated               payment terms and the amount of the dealer's credit line under the designated
payments on your notes                  account, as well as the underwriting procedures. Ford Credit's ability to change the terms of the receivables under designated accounts and the sale and assignment agreement may result in delays, reductions or accelerated payments on your notes.

Bankruptcy of Ford Credit or            Ford Credit will treat the transfer of receivables to a transferor as a sale, and
an applicable transferor could          the transferor will treat the transfer of the receivables purchased from Ford
result in payment delays or             Credit to a trust as a sale. However, if Ford Credit or an applicable transferor
losses on your notes                    were to become a debtor in a bankruptcy case, a creditor or a trustee-in-bankruptcy of the debtor, or even the debtor itself, may argue that the sale of receivables to the transferor or to the trust should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor. In that case, the trust could experience delays in receiving collections on the receivables and required payments to be made on your notes may be delayed. Moreover, if the bankruptcy court were to agree with the argument that the transfers of the receivables were pledges instead of sales, the trust could also receive less than the full amount of collections. Some liens on the property of Ford Credit or an applicable transferor arising before new receivables come into existence may have priority over the trust's interest in the receivables. Those liens include a tax or government lien or other liens permitted under law without the consent of Ford
                                        Credit or the transferor. See "Legal Aspects of the Receivables--Matters Relating
                                        to Bankruptcy" in this prospectus.

Loss of security in the                 The assets of each trust will include an assignment of Ford Credit's security
underlying vehicle could result         interests in the underlying vehicles securing the receivables. Under applicable
in losses on your notes                 state laws, a security interest in an automobile or light-duty truck securing wholesale financing obligations may be perfected by filing a financing statement under the Uniform Commercial Code. Ford Credit will undertake to perform all actions necessary under applicable state laws to perfect the security interests in the vehicles. However, at the time that a dealer sells or leases a vehicle, the applicable trust's security interest in the vehicle will terminate. Consequently, if a dealer sells or leases a vehicle and subsequently defaults in repaying the amount owed on a the related receivable, your trust will not have any recourse to the vehicle and you could suffer a loss on your notes.

Junior status of a trust's              The assets of each trust will also include an assignment of junior security
interest in non-vehicle related         interests in any non-vehicle related security granted by some of the dealers to
security could result in                Ford in order to secure the receivables transferred to the trust. These security
reduced, accelerated or                 interests, however, will be subordinate to the senior interests of Ford Credit in
delayed payments on your notes          the non-vehicle related security. See "Ford Credit's Dealer Floorplan Financing
                                        Business Intercreditor Agreement Regarding Security Interests in Vehicles and
                                        Non-Vehicle Related Security" in this prospectus. Accordingly, any non-vehicle related security owned by your trust may not be available to support your notes if the dealer fails to repay the receivable and has sold or leased the underlying vehicle. Consequently, losses in the trust portfolio of your trust may result in reduced, accelerated or delayed payments on your notes.

Additional trust assets may decrease    Each transferor expects that it will periodically transfer to the related trust
the credit quality of the assets        receivables arising in connection with additional designated accounts and may,
securing the repayment of your notes,   at times, be obligated to transfer receivables arising in connection with
resulting in reduced, accelerated or    additional designated accounts to the trust. While each additional designated account
delayed payments on your notes          must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for a trust. For example, additional designated accounts may have been originated or acquired by Ford Credit using credit criteria different from those applied by Ford
                                        Credit to the initial accounts designated for the trust. Consequently, we cannot assure you that future additional designated accounts will have the same credit quality as those currently designated for your trust. If additional accounts designated for your trust reduce the credit quality of the trust assets, it will increase the likelihood that your receipt of payments will be reduced or will be received earlier or later than the expected final payment date.

You may suffer losses because           The servicer will generally be permitted to hold collections it receives on the
the servicer will hold                  receivables with its own funds. During this time, the servicer may invest
collections and commingle               collections at its own risk and for its own benefit and need not segregate them
them with its own funds                 from its own funds. If the servicer is unable to pay these funds to your trust on the distribution date, you may incur a loss on your notes.

If an event of default occurs,          Your remedies may be limited if an event of default with respect to your series
your remedy options will be             or class of notes occurs. After an event of default and the acceleration of your
limited and you may not                 notes, interest and principal collections allocated to your series and, if
receive full payment of                 applicable, any funds in the principal funding account for your series, will be
principal and accrued interest          applied to make payments of monthly interest and principal on your series of notes until the earlier of the date those notes are paid in full and the final maturity date for your series. However, no principal collections will be allocated to a class of notes if its invested amount is zero, even if the stated
                                        principal balance of the notes has not been paid in full.

You may have limited or no              Under the indenture for each trust, noteholders holding a specified percentage
ability to control actions under        of the outstanding principal balance of notes of a series or class or all the
the indenture                           notes issued by the related trust may take actions, or may direct the indenture trustee to take various actions described under "Description of the
                                        Indenture--Events of Default, Rights Upon Events of Default," including accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all the notes, the most senior class of notes will generally be substantially greater than the subordinate class or classes of notes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the holders of the most senior class of notes to concur to cause actions to be taken. Consequently, the actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest.

Issuance of additional series by        Each trust is a master owner trust. Consequently, each trust may issue
your trust could affect the             additional series of notes from time to time. Your trust may issue series with
timing and amounts of the               terms that are different from your series without your prior review or consent.
payments on your notes                  The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some remedies require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by your trust could be different from your interests. For more details about the issuance of new series, see
                                        "Description of the Notes--New Issuances" in this prospectus.

If book-entry registration is           If the prospectus supplement for your series provides that you will hold your
used, you may be able to                interest in the note through a clearing agency or one of its participating
exercise your rights as a               organizations, your notes will be registered in the name of a nominee of the
noteholder only through                 clearing agency and physical certificates will not be issued to you. In this
the clearing agency                     event you will not be recognized directly by the indenture trustee and consequently must exercise all your rights and receive any payments through the clearing agency or the participant organization, unless physical notes are issued. Physical notes will only be issued in the limited circumstances described in "Description of the Notes--Definitive Notes" in this prospectus.
                                        The clearing agency in the United States is expected to be DTC and in Europe either Clearstream or Euroclear.


                              The Trusts/Issuers

         Each trust will be a Delaware business trust formed under a trust agreement between the applicable transferor or transferors and the owner trustee. The principal offices of each trust will be located in care of its owner trustee as specified in the related prospectus supplement.

         Each trust will be structured to permit it to periodically issue one or more series of notes. At the time that a trust issues a series, the trust may be newly or previously formed. If the trust is a newly formed trust, the series to be issued will be the trust's only outstanding series at the time of issuance. Alternatively, if the trust is an existing trust that was previously formed, it will have issued other series of notes that may or may not remain outstanding. The prospectus supplement for your series will specify whether your trust is newly formed or has previously issued other series that remain outstanding. If your trust has other series outstanding at the time it issues your notes, the prospectus supplement for your series will list some of the main characteristics of those other series in an annex to the prospectus supplement.

         Each trust agreement prohibits the related trust from engaging in any business activity other than:

         o acquiring, owning and managing its trust assets and the proceeds of the trust assets;

         o   issuing and making payments on the notes that it issues; and

         o engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities.

As a consequence of these limitations on permitted activities, none of the trusts is expected to have any need for, or source of, capital resources other than its trust assets.

                                The Transferors

         The transferor or transferors of receivables to each trust will be Ford Credit Auto Receivables Corporation or Ford Credit Auto Receivables LLC or both. The prospectus supplement will specify which of the two entities will be the transferor for the related trust or whether both entities will be transferors for the trust.

         Ford Credit Auto Receivables Corporation is a wholly-owned subsidiary of Ford Credit. It was incorporated under the laws of the State of Delaware on February 13, 1991. Its principal executive offices are located at One American Road, Dearborn, Michigan 48126, and its telephone number is (313) 594-9876. We refer to Ford Credit Auto Receivables Corporation as "FCAR Corp" in this prospectus.

         Ford Credit Auto Receivables LLC is a limited liability company wholly-owned by Ford Credit. It was organized under the laws of the State of Delaware on August 18, 1997. Its principal executive offices are located at One American Road, Dearborn, Michigan 48126, and its telephone number is (313) 594-9876. We refer to Ford Credit Auto Receivables LLC as "FCAR LLC" in this prospectus.

         FCAR Corp and FCAR LLC were formed for limited purposes, including purchasing from Ford Credit receivables and interests in other floorplan assets, transferring these receivables and interests in other floorplan assets to the trusts and to third parties and engaging in any activities incidental or necessary to accomplish these purposes. In addition to purchasing receivables and, if applicable, interests in other floorplan assets in connection with the issuance of the notes by the trusts, the transferors may purchase receivables and interests in other floorplan assets from Ford Credit in connection with other funding transactions.

         FCAR Corp and FCAR LLC, as applicable, as a transferor for a trust, may from time to time designate one or more of its affiliates as a subsequent transferor of receivables or, if applicable, interests in other floorplan assets to the trust. So long as the conditions described under "Description of the Transfer and Servicing Agreement--Subsequent Transferors" in this prospectus are met, the designation of a subsequent transferor will not be subject to your prior review or consent.

                           Ford Motor Credit Company

         Ford Motor Credit Company was incorporated in Delaware in 1959 and is a wholly-owned indirect subsidiary of Ford Motor Company. Ford Credit's principal executive offices are located at One American Road, Dearborn, Michigan 48126, and its telephone number is (313) 322-3000.

         Ford Credit and its subsidiaries provide wholesale and capital financing to motor vehicle dealers throughout the world and provide credit to these dealers' customers by purchasing retail installment sale contracts and retail leases from dealers. Ford Credit also provides financing to various vehicle leasing companies. Most of the dealers are privately owned and financed and are Ford-franchised dealers that exclusively sell or lease vehicles manufactured by Ford under the Ford, Lincoln and Mercury brands. As of March 31, 2001, Ford Credit provides floorplan financing for about 7,629 dealers in the U.S. through approximately 176 automotive financing branches. A substantial majority of all new vehicles financed by Ford Credit are manufactured or distributed by Ford.

         Through its PRIMUS Financial Services division, Ford Credit provides automotive financing for dealers of vehicles that are not built under the Ford, Lincoln or Mercury brands. Vehicles financed through PRIMUS include those built by other manufacturers, such as DaimlerChrysler, General Motors, Honda, Nissan, Saturn, Subaru, Toyota and Volkswagen, as well as those built by Ford-owned or -associated manufacturers, such as Volvo, Jaguar, Land Rover and Mazda. Before August 1999, PRIMUS was a wholly-owned subsidiary of Ford
Credit.

         In addition to vehicle financing, Ford Credit makes loans to Ford affiliates and finances the receivables of Ford and its subsidiaries. Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries in the United States and Canada. American Road's business consists of extended service plan contracts originated primarily by Ford dealers for new and used vehicles manufactured by affiliated and nonaffiliated companies, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

                              Ford Motor Company

         Ford Motor Company was incorporated in Delaware in 1919. Ford is the world's second-largest producer of cars and trucks combined. Ford and its subsidiaries also engage in other businesses, including financing and renting vehicles and equipment.

         Ford sells cars and trucks throughout the world. In 2000, Ford sold
7.4 million vehicles throughout the world. Ford's automotive vehicle brands include Ford, Lincoln, Mercury, Volvo, Jaguar, Land Rover, Aston Martin and TH!NK. In addition, Ford owns 33.4% of Mazda Motor Corporation. Ford completed the purchase of the Land Rover worldwide sport utility vehicle business from the BMW Group on June 30, 2000.

Selected Financial Data and Other Data

         The following tables set forth selected financial data and other data concerning Ford for each of the last five years (dollar amounts in millions).

                                                  2000          1999          1998         1997          1996

Automotive sector sales...................... $   141,230   $   135,073   $   118,017  $   121,976   $   116,886
Operating income.............................       5,226         7,214         5,567        6,164         1,928
Income before income taxes...................       5,267         7,275         5,842        6,267         1,967
Net income...................................       3,624         4,986         4,049        4,203         1,271
Financial Services sector revenues........... $    28,834   $    25,585   $    25,333  $    30,692   $    28,968
Income before income taxes...................       2,967         2,579        18,438        3,857         4,222
Net income(a)(b)(c)..........................       1,786         1,516        17,319        2,206         2,791
Total Company Income before
  income taxes............................... $     8,234   $     9,854   $    24,280  $    10,124   $     6,189
Provision for income taxes...................       2,705         3,248         2,760        3,436         1,943
Minority interests in net income of
  subsidiaries...............................         119           104           152          279           184
Income from continuing
  operations(a)(b)(c)........................       5,410         6,502        21,368        6,409         4,062
Income from discontinued operation...........         309           735           703          511           384
Loss on spin-off of discontinued
  operation(d)...............................      (2,252)           --            --           --            --
Net income................................... $     3,467   $     7,237   $    22,071  $     6,920   $     4,446


Total Company Balance Sheet Data at Year-End

Assets
  Automotive sector.......................... $    95,343   $    99,201   $    83,911  $    80,339   $    75,008
  Financial Services sector..................     189,078       171,048       148,801      194,018       183,209
     Total assets............................ $   284,421   $   270,249   $   232,712  $   274,357   $   258,217
Long-term debt
  Automotive................................. $    11,769   $    10,398   $     8,589  $     6,964   $     6,385
  Financial Services.........................      87,118        67,517        55,468       73,198        70,641
Stockholders' equity.........................      18,610        27,604        23,434       30,787        26,765
-------------------
(a)      1998 includes a non-cash gain of $15,955 million that resulted from Ford's spin-off of The Associates.
(b)      1997 includes a gain of $269 million on the sale of Hertz common stock.
(c)      1996 includes a gain of $650 million on the sale of The Associates' common stock.
(d)      On June 28, 2000, Ford distributed 130 million shares of Visteon Corporation, which represented Ford's
         100% ownership interest, by means of a tax-free spin-off in the form of a dividend on Ford common and Class B stock. The data for years 1996 through 1999 have been restated
         to reflect Visteon as a discontinued operation.

                                Use of Proceeds

         The net proceeds from the sale of each series of notes issued by a trust will be paid to each transferor for that trust. Each transferor will use these proceeds for its general corporate purposes, including payment to Ford Credit for the receivables and any interests in other floorplan assets that it purchases from Ford Credit. However, if the notes of a series benefit from some forms of enhancement as specified in the related prospectus supplement, each applicable transferor may need to pay all or a portion of these proceeds to an enhancement provider or deposit them into one or more of the trust's bank accounts. Ford Credit will use any proceeds that it receives for its general corporate purposes.

               Ford Credit's Dealer Floorplan Financing Business

General

         Ford Credit is the primary source of financing for Ford-franchised dealers that exclusively sell or lease vehicles manufactured by Ford under the Ford, Lincoln and Mercury brands. Ford Credit also provides financing for other types of dealers through its PRIMUS Financial Services division, using the same credit criteria. Vehicles financed through PRIMUS include those built by non-Ford manufacturers, such as DaimlerChrysler, General Motors, Honda, Nissan, Saturn, Subaru, Toyota and Volkswagen, and those built by Ford-owned or -associated manufacturers, such as Volvo, Jaguar, Land Rover and Mazda. Ford Credit services its wholesale accounts in accordance with general industry standards and servicing guidelines established from time to time by Ford Credit.

         Ford Credit categorizes the vehicles financed and secured by the receivables as new or used vehicles. The term "new vehicles" means those vehicles that are:

         o   currently untitled vehicles,

         o previously titled vehicles purchased by a qualified dealer at a closed auction conducted by Ford, or

         o vehicles previously subject to retail leases under Ford Credit's retail lease programs that the related dealer has since acquired at the dealer's purchase option price.

The term "used vehicles" means all other previously titled vehicles. The categorization of new and used vehicles may change in the future based on Ford Credit's practices and policies.

Creation of Receivables

         Each receivable represents the right to receive payments in connection with a dealer's purchase and/or financing of a vehicle for its inventory. Each receivable is secured by the related vehicle and, in some cases, may be secured by non-vehicle related security, such as certain parts inventory, equipment, fixtures, service accounts, real estate and/or personal guarantees of the related dealer.

         Under the sale agreements between dealers and manufacturers and distributors, each dealer usually must pay for a vehicle either at the time when the vehicle is released by the manufacturer or distributor for shipment to the dealer or at the time when the vehicle is actually delivered to the dealer. In the case of Ford-manufactured or -distributed new vehicles, the latter arrangement applies. During the "in-transit" period, which is the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized), Ford retains an interest in the vehicle securing the dealer's obligation to pay Ford. Each of these payment obligations, together with Ford's security interest in the related vehicle and Ford's rights under its sales and service agreement with the dealer, are typically sold by Ford to Ford Credit at an unadjusted price equal to 100% of the invoice price of the vehicle. In lieu of a discounted purchase price, Ford also agrees under the sale and assignment agreement between Ford and Ford Credit to pay an adjustment fee equal to a portion of the price originally paid to Ford by Ford Credit. The amount of the adjustment fee will be calculated based on an agreed upon rate (currently, the prime rate plus 0.30% per annum) and the number of days elapsed during the in-transit period. For purposes of the transactions contemplated by this prospectus, all such adjustment fees paid by Ford are treated as interest collections of the related receivable. Upon delivery of the vehicle to the dealer, the dealer's financing source will make an advance on behalf of the dealer equal to 100% of the invoice price to pay Ford Credit, as assignee of Ford. A dealer's financing source may be either Ford Credit or some other financial institution. If Ford Credit is the financing source, the dealer's obligation to pay Ford Credit, as assignee of Ford, for the purchased vehicle will be assigned by a trust to the applicable transferor at the time of vehicle delivery in exchange for the related new obligation of the dealer to repay Ford Credit under the dealer's floorplan financing agreement with Ford Credit. Any such exchange between a trust and the applicable transferor will not be included as part of principal collections and will be disregarded for purposes of determining the monthly principal payment rate of the receivables owned by any trust. Moreover, in cases of sales of new model vehicles by Ford, the invoice price established initially by Ford may not be finalized until after vehicle delivery. In each such case, the trust's interest in the related receivable will be adjusted as necessary to reflect the final invoice price as determined by Ford and the related dealer.

         Ford Credit finances 100% of the wholesale invoice price of new vehicles, including destination charges and a dealer holdback amount (currently approximately 3% of the invoice price). The holdback amount is later returned to the dealer. The amount advanced by Ford Credit for new vehicles is equal to:

         o   the amount invoiced, in the case of untitled vehicles;

         o the auction purchase price (including auction fees), in the case of vehicles purchased at closed auction by a qualified dealer; or

         o the dealer's purchase option price in the case of vehicles previously leased under the applicable Ford Credit retail lease program.

For used vehicles, Ford Credit finances up to 100% of each used vehicle's wholesale book value as shown in the National Official Wholesale Used Car Trade-in Guide of the National Automotive Dealers Association. Typically, Ford Credit advances 80% of each used vehicle's wholesale book value. Under the floorplan financing agreements between Ford Credit and the dealers, the dealers are required to repay Ford Credit for each vehicle financed by Ford Credit upon the retail sale or lease of the vehicle by the dealer.

         Once a dealer has begun to floorplan vehicles from a particular manufacturer or distributor, Ford Credit generally will finance all purchases of vehicles by the dealer from the manufacturer or distributor. Ford Credit may limit or cancel this arrangement if, in its judgment, a dealer's inventory is significantly overstocked or if a dealer is experiencing financial difficulties. In these circumstances, referred to as a "suspended" condition, the branch or regional office of Ford Credit may approve additional financing on a vehicle-by-vehicle basis.

Credit Underwriting Process

         Ford Credit extends wholesale financing under established credit lines. Lines of credit may be established for dealers to finance purchases of new and used vehicles. Dealers that have a new vehicle credit line in place also may be eligible for a used vehicle credit line. In some instances, a dealer without a new vehicle credit line in place may still be eligible to receive a used vehicle credit line.

         A new dealer wishing to establish a new vehicle credit line with Ford Credit must submit a request for financing to the appropriate Ford Credit office. The appropriate credit office will then investigate the prospective dealer by reviewing credit reports, financial statements and bank references and by evaluating the dealer's marketing capabilities, startup financing resources and credit requirements. When an existing dealer seeks a new vehicle credit line, the applicable branch office of Ford Credit will review the dealer's credit reports (including the experience of the dealer's current financing source), financial statements and bank references and evaluate the dealer's operations, management (including a factory reference) and marketing capabilities.

         Next, the Ford Credit branch office prepares a written recommendation either approving or disapproving the request for financing. The appropriate branch manager can approve new wholesale financing requests for credit lines up to $15 million. For higher credit lines, documentation is forwarded to a regional office or the central office for approval. Ford Credit generally applies the same underwriting standards for dealers franchised by other manufacturers as it applies to Ford-franchised dealers.

         Once its credit line has been approved, the dealer must execute a series of financing agreements with Ford Credit that grant to the credit provider a first priority security interest in the financed vehicles and any applicable additional security.

         The size of a credit line that Ford Credit offers a dealer is based on the dealer's sales rate. In the case of a new dealer, the offer is based on the dealer's expected sales rate. The amount of a dealer's credit line for new vehicles is reviewed periodically for adjustment. Currently, a wholesale new vehicle credit line is generally an amount sufficient to finance a 60-day supply of new vehicles.

         As more fully described in "--Dealer Monitoring" below, the credit lines are guidelines, not absolute limits. Ford Credit may permit dealers to exceed their credit lines for business reasons.

Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security

         The revolving financing arrangements constituting dealer credit lines, including the designated accounts selected for any trust, grant Ford Credit a security interest in the related vehicles and any applicable additional security. Generally, the security interest in the vehicle terminates, as a matter of law, at the time the vehicle is sold or leased by the dealer. Ford Credit will represent to the applicable transferor that this security interest is a first priority security interest. In the case of credit lines originated through PRIMUS, the financing agreements also grant a security interest in all personal property of the dealer. Ford Credit will assign these security interests to a transferor pursuant to the receivables purchase agreement between the transferor and Ford Credit. The transferor will then assign them to the applicable trust pursuant to the transfer and servicing agreement.

         In its other lending activities, Ford Credit may make capital loans, real estate loans or other advances to dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles. In each receivables purchase agreement, Ford Credit will agree not to assert its security interest in any vehicle until the applicable trust has been paid in full on the receivables secured by the trust's security interest in the vehicle. Although the trust in each case will have a first-priority perfected security interest in the related vehicles, a default under any such loans made to a dealer's parent holding company or other affiliates may result in a default in respect of such dealer's receivables that have been transferred to the trust. In addition, in connection with capital loans, real estate loans or other advances made by Ford Credit to a dealer or their parent holding companies or other affiliates, Ford Credit also may take a security interest in any non-vehicle related security, such as certain parts inventory, equipment, fixtures, service accounts, realty and/or personal guarantees of the dealer. Ford Credit, in its sole discretion, may realize on the non-vehicle related security for its own benefit before any trust is permitted to. Because each trust will have a subordinate position in the non-vehicle related security, we cannot assure you that the trust will realize proceeds from any non-vehicle related security.

Payment Terms

         When a dealer sells or leases a vehicle financed by Ford Credit, Ford Credit generally is entitled to receive payment in full of its related advance plus any unpaid interest.

         Each dealer generally has the option to make deposits into a cash management account administered by Ford Credit in amounts aggregating up to 20% (or, in some cases, up to 50%) of its aggregate wholesale account balance. If a dealer elects to make a deposit into its cash management account, any trust receivables relating to that dealer will be reduced by the amount of the deposit and principal collections in the same amount will be remitted to the trust. The effect of any deposits into the cash management account is to accelerate the trust's receipt of principal collections relative to the rate at which principal collections would have been received in the absence of any such deposits.

         A dealer also may withdraw amounts on deposit in the cash management account from time to time. Any such withdrawal will be treated by Ford Credit as a new advance to the dealer and, in the case of a dealer whose receivables are included in a trust, a new receivable will be transferred to the trust. In addition, upon the retail sale or lease of a vehicle, the dealer may direct Ford Credit to withdraw from the cash management account an amount in repayment of the related receivable. In this case, no principal collections will be available to the trust with respect to the disposition of that vehicle.

         A statement setting forth billing and related account information is prepared and distributed on a monthly basis to the dealers. The statements for most dealers are generated and mailed by the fourth calendar day of each month. Interest and other non-principal charges owed by dealers are billed in arrears and are required to be paid by dealers by the 15th day of the calendar month following the month in which they are billed. Dealers remit payment directly to a Ford Credit branch office or a lockbox. Adjustment fees payable by Ford with respect to the in-transit period are paid by Ford in arrears by the 15th day of each calendar month. The adjustment fee paid by Ford on each such monthly payment date is determined based on the number of days in the preceding calendar month that the related vehicles were in-transit to the dealer.

         In the future, Ford may institute programs under which Ford may directly assume a dealer's obligation to pay interest to Ford Credit with respect to Ford-manufactured or -distributed new vehicles. Any assumption by Ford of a dealer's interest payment obligation under these programs would be at Ford's sole discretion and would be only for interest that accrues for a limited period of time beginning from the date each new vehicle is delivered to the dealer. Notwithstanding Ford's assumption of a dealer's interest payment obligation, the advance made by Ford Credit on each Ford-manufactured or -distributed new vehicle would continue to accrue interest at the applicable rate specified in the floorplan financing agreement between the dealer and Ford Credit. The implementation of any of these programs by Ford will not be subject to the prior review or consent of noteholders so long as the rating agencies confirm that the proposed programs will not result in the reduction or withdrawal of the ratings of the notes issued by the trusts.

Revenue Experience

         Under Ford Credit's current floorplan financing agreements, dealers are charged interest at a rate determined weekly. The interest rate is currently based on the "prime rate" designated from time to time by selected financial institutions plus a spread of 1.00% per annum for new vehicles and 1.75% per annum for used vehicles. Dealers also pay flat charges established by Ford Credit from time to time to cover miscellaneous costs. Under the sale and assignment agreement between Ford and Ford Credit, the adjustment fee rate applicable to the in-transit period is currently based on the prime rate plus a spread of 0.30% per annum.

Relationship with Ford and Other Manufacturers

         Under an agreement between Ford and each Ford-franchised dealer, if the dealer terminates its Ford franchise voluntarily, Ford commits to repurchase unsold new vehicles in inventory at the wholesale price of the vehicles, less a specified margin. Ford only repurchases current year models that are new, undamaged and untitled. If the dealer terminates its Ford dealership voluntarily, Ford also agrees to repurchase the dealer's parts inventory at specified percentages of the invoice price. These types of assistance are provided by Ford for the benefit of its dealers but they do not relieve the dealers of any of their obligations to Ford Credit.

         Many of these types of assistance are provided at the option of Ford, which may terminate these programs in whole or in part at any time. If Ford is unable or elects not to provide assistance, the loss experience of Ford Credit on its U.S. wholesale auto financing portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by Ford, if Ford exited the vehicle business temporarily or permanently, the sales rate of Ford-manufactured and -distributed vehicles would decrease, adversely affecting payment rates and the loss experience of Ford Credit's U.S. wholesale auto financing portfolio.

         Under the terms of agreements entered into by Ford Credit with manufacturers and distributors other than Ford, Ford Credit provides private-label automotive financing services to certain dealers similar to those offered to Ford-franchised dealers. In connection with these agreements and other agreements entered into with other non-Ford manufacturers or distributors, some of the manufacturers or distributors provide repurchase agreements that commit the manufacturer or distributor to repurchase unsold vehicles in the dealer's inventory upon termination of the dealer franchise, whether voluntary or otherwise. The agreements vary, but typically provide for repurchase of unused, current models that are new, undamaged and untitled. The repurchase price is the net of wholesale cost less holdback, transportation and advertising fees. Assistance is provided for the benefit of the dealer in the event of a voluntary termination and for the benefit of Ford Credit in the event of an involuntary termination. If a manufacturer or distributor that supplies vehicles to these dealers exited the vehicle business temporarily or permanently, the sales rate of its vehicles would decrease and the payment rates and loss experience of Ford Credit's U.S. wholesale auto financing portfolio might be adversely affected.

Dealer Monitoring

         The level of each wholesale credit line is monitored on a periodic basis. Because credit lines are viewed as guidelines and not absolute limits for new vehicles, Ford Credit may permit dealers to exceed their credit lines for business reasons. For example, before a seasonal peak, a dealer may purchase more vehicles than its existing credit lines would otherwise permit. Because of slow inventory turnover, a dealer's credit lines may be reduced until a sufficient portion of its vehicle inventory is liquidated. Exception reports for dealers that have exceeded their credit lines by a specified percentage are reviewed on a weekly basis. Ford Credit may evaluate a dealer's financial position and may place the dealer in the suspended category. See "--Credit Underwriting Process" above in this prospectus.

         Ford Credit also conducts on-site audits of vehicle inventories of dealers on a regular basis. Depending on the dealer's risk profile, current guidelines established by Ford Credit require that its personnel perform these audits from as often as once every ten weeks to as few as once every year. In practice, however, audits are typically conducted on a more frequent basis than required by the guidelines and the dealer receives no advance notice of any visit. In every audit, auditors review the dealer's financial records and conduct a physical inventory of the financed vehicles. Through the audit process, Ford Credit reconciles physical vehicle inventories with their records of financed vehicles. Audits are intended to identify instances where a dealer has sold or leased a vehicle without repaying the related wholesale advance generally within three days of the sale or lease. Dealer repayments are monitored daily to detect adverse deviations from typical payor patterns, in which case appropriate actions are taken.

Dealer Status and Ford Credit's Write-Off Policy

         In some circumstances, Ford Credit will classify a dealer as "status." These circumstances may include failure to remit any principal or interest payment when due under the floorplan agreement, any notifications of liens, levies or attachments on the dealer's assets or a general deterioration of the dealer's financial condition. Ford Credit works with dealers to resolve the circumstances that led to the status classification. If, however, a dealer remains classified as status, one of the following events usually occurs:

         o an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers,

         o a forced liquidation in which the dealer's inventory is repossessed; or

         o   a voluntary surrender of the dealer's inventory.

Once a loss appears imminent, Ford Credit performs an analysis of its positions, attempts to liquidate all remaining collateral and third party guarantees and writes off any remaining amounts as uncollectible.

                              The Trust Portfolio

Receivables in Designated Accounts

         The assets of each trust will consist primarily of a revolving pool of receivables transferred to it by each applicable transferor under the related transfer and servicing agreement. The revolving pool of receivables constituting each trust portfolio will be those arising from time to time in connection with designated accounts selected from Ford Credit's U.S. portfolio of dealer floorplan accounts. Each designated account must meet specified eligibility criteria for the related trust. Only the receivables relating to designated accounts will be sold by Ford Credit to the applicable transferor or transferors, and then transferred by each transferor to the related trust. The designated accounts themselves will not be sold or transferred when their receivables are sold by Ford Credit to the transferor and then transferred by the transferor to any trust. Ford Credit will continue to own the designated accounts after their designation and will remain obligated under the terms of the dealer financing agreement to make all related advances. When an account is designated for a trust, that account cannot be designated for any other trust and all receivables in existence in connection with that account at that time will be transferred to the trust. Afterwards, all new receivables arising in connection with that designated account will be transferred automatically to the trust generally unless the account becomes an ineligible account.

         At the time that a dealer account is designated for a trust, the account must meet specified eligibility criteria in order to be an eligible account. The criteria applicable to each trust will be set forth in its transfer and servicing agreement and may differ among trusts based on the dealer's geographic location. For example, the accounts that Ford Credit can designate for a trust may be limited to those dealers located in Ford Credit's western region, which represents dealers located in the western half of the U.S., or to those dealers located in Ford Credit's eastern region, which represents dealers located in the eastern half of the U.S. Alternatively, the eligible accounts for another trust may include dealers located throughout the U.S. Notwithstanding any differences based on dealer locations or otherwise, the criteria for all trusts will generally require that each eligible account be one that Ford Credit has originated or acquired in the ordinary course of business. The prospectus supplement for your notes will specify whether any dealer location requirements apply to the eligibility criteria for your trust's designated accounts.

         Upon its formation, each trust will have an initial pool of accounts designated for it. Over time, the composition of this pool may change. The transfer and servicing agreement governing the transfer of receivables from a transferor to a trust will permit the transferor to transfer receivables arising under additional eligible accounts. At other times, the transfer and servicing agreement may require the transferor to transfer receivables arising under additional eligible accounts. See "Description of the Transfer and Servicing Agreement--Additional Designated Accounts" in this prospectus. The transfer and servicing agreement will also permit the transferor to designate accounts, the receivables of which will be removed from the trust in limited circumstances. See "Description of the Transfer and Servicing Agreement--Removal of Designated Accounts" in this prospectus. Throughout the term of a trust, the accounts giving rise to its receivables will be those initially designated at the trust's formation plus any additional accounts minus any removed accounts.

Interests in Other Floorplan Assets

         In addition to receivables arising in connection with designated accounts, the trust portfolio may include interests in other floorplan assets, such as:

         o participation interests in pools of assets existing outside the trust and consisting primarily of pooled participation receivables;

         o   participation interests in purchased participation receivables;
             or

         o   syndicated receivables.

         In the case of pooled participation receivables, Ford Credit may directly or indirectly deposit receivables arising in connection with various dealer floorplan financing arrangements into pools of assets existing outside and apart from the trust. The receivables included in these separate pools of assets are pooled participation receivables. Typically, the ownership interest in one of these pools of assets will be in the form of an undivided participation interest issued under agreements similar to those governing the issuance of your notes. Any such participation interest will entitle its holder to various percentages of the collections generated from the related pool of assets which, in turn, consists primarily of pooled participation receivables. These participation interests may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the agreements governing the issuance of these interests and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation interest in these pools of assets and, therefore, the noteholders will be subject to all the terms and provisions of those governing agreements.

         In the case of purchased participation receivables, Ford Credit may participate in a third party's dealer floorplan financing arrangements. The receivables arising under these third party financing arrangements in which Ford Credit may participate are purchased participation receivables. Purchased participation receivables are receivables originated by the third party in which Ford Credit purchases a participation interest under a separate participation agreement between Ford Credit and the third party. In some cases, purchased participation receivables may be serviced by the third party or an entity other than Ford Credit. The rights and remedies of the trust as the holder of participation interests in purchased participation receivables and, therefore, the noteholders will be subject to all the terms and provisions of those participation agreements between the third party and Ford Credit.

         In the case of syndicated receivables, Ford Credit may be a member of a syndicate of lenders under a dealer floorplan financing arrangement. The receivables originated by Ford Credit under these syndicated financing arrangements are syndicated receivables. Typically, in a syndicated financing arrangement, each syndicate lender, including Ford Credit, will make advances in connection with the related dealer's purchase of specified vehicles. In some cases, syndicated receivables may be serviced by a party other than Ford Credit. The rights and remedies of the trust as the holder of syndicated receivables and, therefore, the noteholders will be subject to all the terms and provisions of those agreements governing the syndicated financing arrangement between the motor vehicle dealer and the syndicate of lenders.

         The prospectus supplement will specify whether interests in any other floorplan assets are included in the assets of the related trust. If the prospectus supplement specifies that no interests in other floorplan assets are included in the trust, the trust may nonetheless acquire them at a later date without your prior review or consent so long as each rating agency confirms that the acquisition will not cause it to reduce or withdraw its rating of any notes issued by the trust.

         Any interests in other floorplan assets included in a trust will be transferred to it by the applicable transferor under the transfer and servicing agreement. The transferor, in turn, may have acquired these interests from Ford Credit or one of its affiliates. As in the case of receivables arising under designated accounts, any interests in other floorplan assets may be limited to related dealers located in states in specified geographic regions of the U.S. Moreover, after an interest in one of the other floorplan assets is included in the trust assets, the transfer and servicing agreement may permit or require the transferor to transfer additional interests in the same or similar types of other floorplan assets to the trust and may permit the transferor to remove from the trust interests in these other floorplan assets.

                           Description of the Notes

         The notes of each trust will be issued in series. Each series will represent an obligation of the issuing trust only and not of any other trust. Each series of notes will be issued under an indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. Although the following discussion summarizes the terms generally applicable to the notes of any series that any trust may issue, all references in this discussion to "notes," "noteholders" and "series" relate only to those notes issued by a single trust. Accordingly, you should read this discussion and the provisions that it summaries only in the context of that single trust.

         If the prospectus supplement for your series specifies that both FCAR Corp and FCAR LLC are the transferors for your trust, you should, unless the context indicates otherwise, construe all references in this discussion to the "transferor" and all related terms appearing in the singular form as referring and pertaining to each of FCAR Corp and FCAR LLC.

General

         The notes will be secured by and paid from the assets of the trust. Each series will be allocated interest and principal collections based on the applicable investor percentages for that series. The investor percentages for a series will be based on that series' invested amount.

         Each series of notes may consist of one or more classes, one or more of which may be senior notes and/or one or more of which may be subordinated notes. In addition, in a shared enhancement series, each class may consist of multiple discrete issuances, called tranches. Unless otherwise indicated, any reference to a class in this prospectus also applies to the tranches of a class within a shared enhancement series.

         Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

         o   note rating;

         o   availability and amount of any enhancement;

         o   priority of entitled payments;

         o   amounts allocated to interest and principal payments;

         o   principal balance;

         o   interest rate; and

         o   maturity date.

         Payments and deposits of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the record dates specified in the prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the prospectus supplement.

         The transferor initially will own the transferor interest. The holder of the transferor interest, subject to limitations, will have the right to the transferor percentage of all collections from the assets in the trust portfolio. The transferor interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the trust agreement and the transfer and servicing agreement. See "Description of the Transfer and Servicing Agreement--Matters Regarding the Servicer and the Transferor" and "--Assumption of Transferor's Obligations" in this prospectus. At the discretion of the transferor, the transferor interest may be held either in an uncertificated form or in the form of a transferor certificate.

         During the revolving period, the invested amount of a series or class will remain constant except under limited circumstances. See "--Defaulted Receivables; Investor Charge-Offs" in this prospectus. The pool balance of a trust, however, will vary each day as new principal receivables are created and others are paid, charged off as uncollectible or otherwise adjusted. In addition, the pool balance will increase when receivables arising in connection with additional accounts are added to the trust or interests in other floorplan assets are included and will decrease when receivables or interests in other floorplan assets are removed from the trust. The amount of the transferor interest will fluctuate each day, therefore, to reflect the changes in the amount of the pool balance. When a series or class is amortizing, the invested amount of that series or class will decline as principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the invested amount of that series or class and will also change to reflect variations in the pool balance. The transferor interest may also be reduced as the result of new issuances. See "--New Issuances" in this prospectus.

         If the servicer adjusts the amount of any receivable because of a rebate to the dealer, billing error or certain other noncash items, the transferor amount will be reduced by the amount of the adjustment. In the event that the transferor amount is reduced in this way, the amount of the related receivable will be deducted from the pool balance. Furthermore, for those trusts issuing series benefiting from credit enhancement in the form of subordination of a portion of the transferor amount, if any reduction in the transferor amount would cause it to fall below the trust available subordinated amount for the prior determination date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the distribution date immediately following that determination date), the transferor will be required to deposit into the collection account funds in an amount equal to the deficiency on the day when the adjustment occurs. Any funds that the transferor so deposits into the collection account are referred to as "adjustment payments."

Note Ratings

         Any rating of the notes by a rating agency will indicate:

         o its view on the likelihood that noteholders will receive required interest and principal payments; and

         o its evaluation of the receivables and the availability of any credit enhancement for the notes.

Among the things a rating will not indicate are:

         o the likelihood that interest or principal payments will be paid on a scheduled date;

         o   the likelihood that an amortization event will occur;

         o the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

         o   the marketability of the notes;

         o   the market price of the notes; or

         o whether the notes are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

         The transferor will request a rating of the notes offered by this prospectus and the prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by the transferor.

Book-Entry Registration

         Generally, notes offered through this prospectus and the prospectus supplement:

         o will be represented by notes registered in the name of a DTC nominee;

         o will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

         o   will be available for purchase in book-entry form only.

         The prospectus supplement will specify if your notes have different characteristics from those listed above.

         DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the prospectus supplement to actions by noteholders will refer to actions taken by DTC upon instructions from DTC participants.

         The prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

         Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

         The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

         You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

         Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include the underwriters of any series, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during the subsequent securities settlement processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

         DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take those actions with respect to specified percentages of the invested amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

         Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, a societe anonyme. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 34 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Euroclear Bank Guaranty Trust Company of New York as the operator of and banker to the Euroclear System. Euroclear Bank S.A./N.V. has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Eurcolear System and applicable Belgian law. These govern all transfers of securities and cash, both within the Eurcolear System, and receipts and withdrawals of securities and cash. All securities in the Eurcolear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in each prospectus supplement. Indirect access to the Eurcolear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Eurcolear System and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions with respect to notes held through Clearstream or Euroclear will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

         The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

         o the administrator advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a given class of notes, and the administrator is unable to locate a qualified successor;

         o the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

         o after the occurrence of a servicer default or an event of default, note owners of a class representing more than 50% of the outstanding principal balance of that class of notes advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the note owners of that class of notes.

         If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

         Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note, whether definitive notes or the notes registered in the name of Cede & Co. representing the notes, however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

         Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.

New Issuances

         The indenture provides that, under any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, the transferor, the servicer, the indenture trustee or the trust are not required and do not intend to obtain the consent of any noteholder of any other series previously issued by the trust. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act, or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless otherwise specified in the prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. The transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.

         Unless otherwise specified in the prospectus supplement, the owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

         o an indenture supplement specifying the principal terms of the new series;

         o   a required federal income tax opinion regarding the new issuance;

         o if required by the related indenture supplement, the form of any enhancement and an appropriate enhancement agreement for the enhancement executed by the transferor and the series enhancer;

         o a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have a significant adverse effect or cause an amortization event for any outstanding series; and

         o after giving effect to the new issuance, the pool balance exceeds the required pool balance.

         To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

Funding Period

         For any series of notes, the total amount of principal receivables in the trust allocable to that series may be less than the total initial principal balance of the notes of that series. If this occurs, that series' initial invested amount will be less than its initial note principal balance. In this case, the related prospectus supplement will set forth the terms of a funding period for that series.

         During the funding period, the portion of the series amount not invested in receivables will be maintained in a pre-funding account. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The invested amount for that series will increase as new receivables are transferred to the trust or as the invested amounts of other outstanding series are reduced. The invested amount of that series may decrease due to charge-offs allocated to the series.

         During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the invested amount increases. If the invested amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

         If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the indenture trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each distribution date during the funding period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account as interest collections to make interest payments on the notes of the related series in the manner specified in the related prospectus supplement.

         The prospectus supplement for a series with a funding period will set forth:

         o   the series' initial invested amount;

         o the series' full invested amount, which is the initial principal balance of the series of notes;

         o the date on which the series' invested amount is expected to equal the full invested amount;

         o the date by which the funding period will end; provided that the funding period will not exceed one year; and

         o any other events that will occur if the funding period ends before the full invested amount is funded.

Interest Payments

         For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the prospectus supplement. Interest on the notes, other than zero coupon notes, will generally be paid, or deposited for later payment, to noteholders on the distribution dates.

         Interest payments or deposits on any distribution date will be funded from:

         o interest collections allocated to the invested amount during the preceding collection period or periods, except that if the notes are included in an interest reallocation group, interest collections that would otherwise be allocated to them will instead be combined with those of other series in the group and made available for all series in that interest reallocation group;

         o investment earnings, if any, on any funds held in the trust's bank accounts;

         o any credit enhancement, to the extent described in the prospectus supplement;

         o any derivative counterparty, to the extent described in the prospectus supplement;

         o any excess interest collections from other series in the same excess interest sharing group; and

         o   other amounts specified in the prospectus supplement.

         If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

         Your class of notes will pay interest on the dates and at the interest rate specified in the prospectus supplement. If your notes bear interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.

Principal Payments

         Generally, each series or class of notes will begin with a revolving period during which no principal payments will be made to the noteholders. Following its revolving period, each series or class of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your series or class of notes.

         Principal payments for any series or class of notes will be funded from principal collections and other trust assets received during the related collection period or periods as specified in the prospectus supplement and allocated to that series or class. Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group.

         Principal will accumulate in a principal funding account if your series or class of notes features a controlled accumulation period or an early accumulation period and one of these accumulation periods begins. As described in the prospectus supplement, during a controlled accumulation period, on each distribution date an amount of principal, up to the amount specified, will be set aside in a principal funding account. If an amortization event occurs and your series or class of notes features an early accumulation period after that amortization event, the full amount of principal available to your series or class of notes will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal is expected to be paid to those noteholders on the date specified in the prospectus supplement for that class or series, or earlier if an amortization period begins before your expected final payment date. Although your series may feature an accumulation period, your series or class of notes might not make use of it.

         Funds on deposit in any principal funding account for a series or class of notes may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the prospectus supplement.

         If your series or class of notes features a controlled amortization period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. Your series or class of notes might also begin to pay principal to you if the prospectus supplement specifies that your series or class will begin early amortization and an amortization event occurs.

         If the series described in the prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

         We cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The expected final payment date for your series or class of notes is based upon assumptions about payment rates on the receivables, as detailed in the prospectus supplement. We cannot assure you that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions. The prospectus supplement will provide historical payment rates, total charge-offs and other information relating to Ford Credit's floorplan portfolio. We cannot assure you that future events will be consistent with this historical performance or that the performance of the receivables in the trust portfolio will be similar to the performance of Ford Credit's entire floorplan portfolio. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any amortization event may substantially shorten the average life of your notes.

Credit Enhancement

         Credit enhancement for your series or class of notes may be in the form of subordination of other classes or series of notes, subordination of a portion of the transferor interest, a cash collateral guaranty or account, a reserve fund, an accumulation period spread account, a letter of credit, a surety bond or insurance policy or any combination of the above or any other form of credit enhancement. The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to each class of a series.

         Subordination of Transferor Interest

         If so specified in the prospectus supplement, a portion of the transferor interest will be subordinated to the noteholders' interest of the related series to the extent described in the related prospectus supplement. This subordination will provide credit enhancement to the noteholders of that series. The portion of the transferor interest subordinated for the benefit of any series is referred to as the available subordinated amount for that series. The sum of the available subordinated amounts for all series as of any date is referred to as the trust available subordinated amount for that date.

         The available subordinated amount for a series will be decreased and increased from time to time as described in the related prospectus supplement. The prospectus supplement will describe the manner in which collections attributable to the available subordinated amount for a series may be used to make payments to or for the benefit of the noteholders of such series. If the prospectus supplement so states, the available subordinated amount for a series may be available to more than one series of notes.

         Subordination Between Series or Classes

         If so specified in the prospectus supplement, a series or one or more classes of any particular series will be subordinated as described in the prospectus supplement to the extent necessary to fund payments with respect to other series or to the senior notes within that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior notes within that series, but only to the extent set forth in the prospectus supplement. If so specified in the prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

         The prospectus supplement will also set forth information concerning:

         o the amount of subordination of a series or a class or classes of subordinated notes within a series;

         o   the circumstances in which that subordination will be applicable;

         o the manner, if any, in which the amount of subordination will decrease over time; and

         o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.

         Cash Collateral Guaranty or Account

         If so specified in the prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the prospectus supplement. The prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

         Reserve Fund

         If so specified in the prospectus supplement, support for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve fund, which will be funded, to the extent provided in the prospectus supplement, through an initial deposit and/or through periodic deposits of available excess cash flow from the trust assets. The reserve fund is intended to assist with the payment of interest and principal on the notes of the series or the related classes and other expenses and amounts of that series or classes in the manner specified in the prospectus supplement.

         Accumulation Period Spread Account

         If so specified in the prospectus supplement, support for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the accumulation period spread account. The accumulation period spread account will be funded, to the extent provided in the prospectus supplement, by an initial cash deposit and/or through periodic deposit of available excess cash flow from the trust assets. The accumulation period spread account is intended to assist with the payment of interest on the notes of that series or the related classes and other expenses or amounts of the series or classes in the manner specified in the prospectus supplement.

         Letter of Credit

         If so specified in the prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the L/C bank, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the prospectus supplement.

         The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the prospectus supplement of the initial invested amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the prospectus supplement.

         Surety Bond or Insurance Policy

         If so specified in the prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the prospectus supplement.

Amortization Events

         Unless otherwise specified in the prospectus supplement, above, the revolving period will continue through the date specified in the prospectus supplement unless an amortization event occurs before that date.

         An "amortization event" for all series issued by a trust is any of the following events:

         (1) a failure by the applicable transferor or transferors to transfer to the trust receivables arising in connection with additional eligible accounts or, if applicable, interests in other floorplan assets within five business days after the date required to do so by the transfer and servicing agreement;

         (2) the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, including any subsequent transferor, Ford Credit or Ford, unless written confirmation is received from each rating agency that the removal of Ford Credit or Ford from this amortization event will not result in a reduction or withdrawal of its rating of any outstanding series or class; or

         (3) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

         In addition, an amortization event may occur with respect to any series upon the occurrence of any other event specified in the prospectus supplement. The early amortization period or, if so specified in the prospectus supplement, the early accumulation period will begin on the first day of the collection period in which an amortization event occurs or, if the servicer is required to make daily deposits into the collection account, on the day an amortization event occurs. If, because of the occurrence of an amortization event, the early amortization period begins earlier than the commencement of a scheduled amortization or accumulation period or before an expected final payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

         In addition to the consequences of an amortization event discussed above, unless otherwise specified in the prospectus supplement, if bankruptcy, insolvency or similar proceedings under the bankruptcy code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust before the event, as well as collections on those principal receivables and interest receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "--Application of Collections" in this prospectus and in the prospectus supplement.

         If the only amortization event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust.

Optional Redemption

         Unless otherwise specified in the prospectus supplement, the transferor will have the option to redeem the notes of any series at any time after the remaining outstanding principal balance of that series, excluding any portion of any notes held by the transferor or one of its affiliates, is [10]% or less of the initial principal balance of that series if the conditions set forth in the related indenture supplement are met. The redemption price will equal:

         o the outstanding principal balance of the notes of that series, plus

         o any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

         Any amounts on deposit in the principal funding account for that series will be applied toward the redemption price on behalf of the transferor.

         For any series of notes, the related prospectus supplement may specify different conditions to the transferor's redemption option and a different method for determining the redemption price, except that:

         o the redemption price of a series of notes will never be less than the outstanding principal balance of the notes of that series and accrued and unpaid interest through the redemption date; and

         o the transferor may only exercise its redemption option if noteholders will receive an amount equal to the outstanding principal balance of their notes together with accrued and unpaid interest thereon through the redemption date.

Final Payment of Principal; Termination

         The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional repurchase to the transferor or otherwise. Each prospectus supplement will specify the latest date by which principal and interest for the series of notes can be paid, known as the series final maturity date. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "Description of the Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

         Unless the servicer and the holder of the transferor interest instruct the indenture trustee otherwise, the trust will terminate on the trust termination date. Upon the termination of the trust and the surrender of the transferor interest, the indenture trustee will convey to the holder of the transferor interest all right, title and interest of the trust in the receivables and other funds of the trust. Upon termination of the trust, the trust or noteholders as sellers of the trust receivables back to the holder of the transferor interest will not retain any direct or indirect liability to the holder of the transferor interest with respect to those receivables.

Defeasance

         If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an amortization event for any series. Before its first exercise of its right to substitute money or eligible investments for receivables, the transferor will deliver to the indenture trustee:

         o a statement from a firm of nationally recognized independent public accountants, who may also render other services to the transferor, to the effect that the deposit is sufficient to make all the payments specified above;

         o an officer's certificate stating that the transferor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an event of default or an amortization event with respect to any series;

         o written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o   an opinion of counsel to the effect that:

             (1) for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

             (2) the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940.

Reports to Noteholders

         Noteholders of each series issued by a trust will receive reports with information about the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the prospectus supplement.

         Periodic information to noteholders generally will include:

         o   the total amount distributed;

         o   the amount of principal and interest for distribution;

         o if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

         o interest collections and principal collections allocated to the series;

         o   the defaulted amount allocated to the series;

         o investor charge-offs for the series and any reimbursements of previous investor charge-offs;

         o   the monthly servicing fee for the series;

         o the pool balance, the outstanding principal balance of the notes and the outstanding principal balance of the notes as a percentage of the pool balance;

         o   the invested amount of that series; and

         o the amount available under any credit enhancement for the series or each class of the series.

         In addition, with respect to a series that incorporates a funding period, as described under "Description of the Notes--Funding Period" periodic information to noteholders will include:

         o the series' initial invested amount, the series' full invested amount, and the series' current invested amount; and

         o   the amount on deposit in the pre-funding account.

         By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the notes were outstanding, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

         In addition, noteholders will receive reports with information about the indenture trustee. See "Description of the Indenture--Indenture Trustee's Annual Report" in this prospectus.

Investor Percentage, Transferor Percentage and Credit Enhancement Percentage

         The servicer will allocate all interest collections, all principal collections and all defaulted amounts among:

         (1)   each series issued and outstanding;

         (2)   the transferor interest; and

         (3) if the related prospectus supplement so states, to any credit enhancement providers.

         All allocations of these amounts will be made through the respective investor percentages for each series, the transferor percentage and, where applicable, the credit enhancement percentage. The related prospectus supplements will set forth how the investor percentages are calculated.

Groups

         The notes of a series may be included in one or more groups of series that share specified interest collections and/or principal collections. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

         Excess Interest Sharing Groups

         If a series is identified in the prospectus supplement for that series as included in an excess interest sharing group, interest collections allocated to that series in excess of the amount needed to make required deposits or distributions for that series may be shared with other series identified in the prospectus supplements for those other series as included in the same excess interest sharing group. If one series requires more interest collections than allocated through its investor percentage, it will have access to all of these shared excess interest collections from other series in its group. If two or more series in the same group require more interest collections, excess interest collections in that group will be shared among the series in the manner and priority set forth in the related prospectus supplements. The prospectus supplement for a series will specify whether that series will be included in an excess interest sharing group and whether any previously issued series have been included in that group. Any series offered by this prospectus may, if so specified in the related prospectus supplement, be included in an excess interest sharing group. Other series issued in the future may also be included in that excess interest sharing group.

         Interest Reallocation Groups

         If a series is identified in the prospectus supplement for that series as included in an interest reallocation group, interest collections that would otherwise be allocated to each series in the interest reallocation group will instead be combined and will be available for required deposits or distributions to all series in that group. Any issuance of a new series in an interest reallocation group may reduce or increase the amount of interest collections allocated to any other series in that group. See "Risk Factors--Issuance of additional series by the trust may affect the timing of payments to you." The prospectus supplement for a series will specify whether that series will be included in an interest reallocation group and whether any previously issued series have been included in that group. Any series offered by this prospectus may, if so specified in the related prospectus supplement, be included in an interest reallocation group. Other series issued in the future may also be included in that interest reallocation group.

         Principal Sharing Groups

         If a series is identified in the prospectus supplement for that series as included in a principal sharing group, principal collections allocated to that series in excess of the amount needed to make required deposits or distributions for that series may be shared with other series identified in the prospectus supplements for those other series as included in the same principal sharing group. If principal collections allocated to a series are shared with another series, the invested amount for the series from which collections were shared will not be reduced. The prospectus supplement for a series will specify whether that series will be included in a principal sharing group and whether any previously issued series have been included in that group. Any series offered by this prospectus may, if so specified in the related prospectus supplement, be included in a principal sharing group. Other series issued in the future may also be included in that principal sharing group.

Shared Enhancement Series

         A series may be a shared enhancement series, meaning that it consists of multiple classes of notes that share enhancement. Each class of notes may contain multiple issuances of notes, each called a tranche, that can be issued in different amounts and on different dates and that can have different expected final payment dates and other terms.

Trust Bank Accounts

         The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a collection account that will be a qualified trust account. The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee, an excess funding account that will also be a qualified trust account. Funds in the collection account and the excess funding account will be assets of the trust and will be invested, at the direction of the servicer, in eligible investments.

         The paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

Application of Collections

         Except in the circumstances described below in this section, the servicer must deposit into the collection account, no later than two business days after processing, all payments received on the receivables in the trust portfolio. However, so long as Ford Credit is the servicer, it will be able to make these deposits on a monthly basis if any of the following conditions is met:

         (1) Ford Credit is a wholly-owned subsidiary of Ford, and Ford Credit is rated in the highest short-term rating category by the rating agencies that rate the notes;

         (2) Ford Credit maintains a letter of credit or other form of enhancement acceptable to the rating agencies to support Ford Credit's obligation to deposit collections into the collection account; or

         (3) Ford Credit otherwise satisfies each rating agency's requirements.

         In these circumstances, Ford Credit may use collections for its own benefit and will not be required to deposit the collections that it receives during any collection period until the distribution date occurring in the following calendar month. On that distribution date, Ford Credit will deposit into the collection account funds equal to the net amount of deposits and withdrawals that otherwise would have been made during the related collection period.

         The servicer must make daily or periodic deposits into the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it into the collection account.

         Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

         (1) On any date that the servicer deposits collections into the collection account, the servicer will pay to the transferor interest and principal collections allocable to the transferor based on the transferor percentage. If, however, a portion of the transferor interest is subordinated to any series, then:

               (a) the amount of interest and principal collections that may be paid to the holder of the transferor interest will be limited only to those collections that were not attributable to the trust available subordinated amount; and

               (b) the amount that may be paid to the transferor out of the principal portion of these collections is subject to maintaining the transferor amount for that date above the trust available subordinated amount.

         (2) For each series, the relevant investor percentage of interest collections will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement.

         (3) If the series is in its revolving period, the applicable investor percentage of principal collections in the trust portfolio allocated to the series will be:

               (a) paid to the holder of the transferor interest only if the pool balance equals or exceeds the required pool balance and those collections are not required to be used as shared principal collections;

               (b)  deposited in the excess funding account; or

               (c) available to make principal payments or deposits required by noteholders of one or more series in the same principal sharing group if those collections are required to be treated as shared principal collections.

         (4) If the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable investor percentage of principal collections allocated to the series up to the amount, if any, specified in the prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the prospectus supplement; provided that if principal collections exceed the principal payments required to be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holder of the transferor interest, subject to the limitations described in clause (3)(a) above.

         (5) If the series is in its early amortization period, the applicable investor percentage of principal collections in the trust portfolio will be retained in the collection account for application and payment as provided in the prospectus supplement.

         In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the prospectus supplement.

         Principal collections not paid to the holder of the transferor interest because the transferor amount is less than the trust available subordinated amount as described in paragraph (3) above will be paid to and held in the excess funding account and paid to the holder of the transferor interest if, and only to the extent that, the transferor amount is greater than the trust available subordinated amount. If an amortization period or accumulation period has commenced, the amounts described in the previous sentence will be held for distribution to the noteholders on the dates specified in the prospectus supplement or accumulated for distribution on the expected final payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the prospectus supplement.

Defaulted Receivables; Investor Charge-Offs

         Unless otherwise specified in the prospectus supplement, for each series of notes, on the determination date, the servicer will calculate the investor default amount for the preceding collection period, which will equal the investor percentage of defaulted amounts. If so provided in the prospectus supplement, an amount equal to the investor default amount for any collection period may be funded from interest collections allocable to that series and other amounts specified in the prospectus supplement, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the transferor interest, as appropriate.

         For each series of notes, that series' invested amount will be reduced by unfunded investor default amounts, called investor charge-offs. In addition, a series' invested amount may decrease by the amount of any principal collections used to pay interest on senior classes of notes of such series. Investor charge-offs and any reallocated principal collections will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest owed on the notes, the investor default amount and any other fees specified in the prospectus supplement that are payable on that date. This reimbursement of investor charge-offs will result in an increase in the invested amount with respect to that series.

                         Description of the Indenture

         Each trust will be a party to a separate indenture, under which the trust will issue notes in one or more series, the terms of which will be specified in an indenture supplement to that indenture. Each indenture and each related indenture supplement will be executed by the trust and the indenture trustee. The following summarizes the material terms of each indenture. We have filed a form of the indenture as an exhibit to the registration statement formed in part by this prospectus.

Events of Default; Rights Upon Event of Default

         With respect to the notes of any series, an "event of default" under the indenture will be any of the following:

         (1) the trust fails to pay principal when it becomes due and payable on the final maturity date for those notes;

         (2) the trust fails to pay interest on those notes when it becomes due and payable and the default continues, or is not cured, for a period of [35] days;

         (3) the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

         (4) the trust fails to observe or perform covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the outstanding principal balance of the affected series (or the affected tranche with respect to a shared enhancement series); or

         (5) any other events of default described in the prospectus supplement.

         Failure to pay the full principal balance of a note on its expected final payment date will not constitute an event of default. An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes. In addition, an event of default with respect to one tranche or class of notes in a shared enhancement series will not necessarily be an event of default with respect to other tranches or notes of such shared enhancement series.

         If an event of default, other than one described in clause (3) above, should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the outstanding principal balance of the notes of the affected series (or the affected tranche with respect to a shared enhancement series) may declare all the notes of that series (or tranche) to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal balance of the notes of that series (or tranche). If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, the indenture trustee will declare all of the notes immediately due and payable. Upon such declaration, the revolving period, or other period of principal payment or accumulation, other than an early amortization period, for the affected series (or tranche) will terminate and an early amortization period will commence.

         Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any noteholder if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% of the outstanding principal balance of the notes of the affected series (or the affected tranche with respect to a shared enhancement series) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the outstanding principal balance of the notes of the affected series (or the affected tranche with respect to a shared enhancement series) may, in limited cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series (or tranche).

         After acceleration of the notes, principal collections and interest collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and other trust accounts for the accelerated notes will be applied immediately to pay principal of and interest on those notes.

         Upon acceleration of the maturity of a series of notes (or tranche with respect to a shared enhancement series) following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

         In general, the indenture trustee will enforce the rights and remedies of the holders of the accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

         (1) the noteholders of at least 25% of the outstanding principal balance of the affected series (or tranche with respect to a shared enhancement series) make a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

         (2) the noteholders give the indenture trustee written notice of a continuing event of default;

         (3) the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

         (4) the indenture trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

         (5) the indenture trustee has not received during the 60-day period described in clause (4) above, from noteholders holding more than 50% of the outstanding principal balance of the notes of that series (or tranche with respect to a shared enhancement series) a direction inconsistent with the request;

A noteholder, however, may at any time, institute a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note.

         If any series of notes (or tranche with respect to a shared enhancement series) has been accelerated following an event of default, and the indenture trustee has not received any valid directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

         o may institute proceedings in its own name for the collection of all amounts then payable on the affected notes;

         o may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected notes; or

         o may, at its own election or at the direction of noteholders holding more than 50% of the outstanding principal balance of the accelerated series of notes (or tranche with respect to a shared enhancement series), excluding any portion of notes held by the transferor or one of its affiliates, foreclose on the portion of the trust portfolio securing the accelerated notes by causing the trust to sell assets in the trust portfolio having an aggregate principal amount generally equal to the invested amount of the accelerated notes plus the related interest components of those assets to a third party, who would not cause the trust to be taxable as a publicly traded partnership for federal income tax purposes, but only if it determines that the proceeds of the sale of assets in the trust portfolio will be sufficient to pay principal of and interest on the accelerated notes in full; and

         o must, at the direction of noteholders holding more than 66 2/3% of the outstanding principal balance of each class of notes of the accelerated series (or tranche with respect to a shared enhancement series), excluding any portion of notes held by the transferor or one of its affiliates, foreclose on the portion of the trust portfolio securing the accelerated notes by causing the trust to sell assets in the trust portfolio having an aggregate principal amount generally equal to the invested amount of the accelerated notes plus the related interest components of those assets to a third party, who would not cause the trust to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds recovered from the sale of assets in the trust portfolio.

         Following the foreclosure and sale of the collateral, or portion of the collateral, for the notes of a series (or tranche with respect to a shared enhancement series) and the application of the proceeds of that sale to those notes and the application of the amounts then held in the collection account, the excess funding account and any trust accounts for that series (or tranche) and any amounts available from credit enhancement for that series (or tranche), that series (or tranche) will no longer be entitled to any allocation of collections or other property constituting the collateral for the notes of that series (or tranche) under the indenture and those notes will no longer be outstanding.

         None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, Ford Credit, Ford or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, Ford Credit or Ford or any other person or entity.

Material Covenants

         The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

         o the entity formed by or surviving the consolidation or merger, or that acquires the Issuer's business, is organized under the laws of the United States, any state of the United States or the District of Columbia;

         o the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

         o the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

         o no amortization event or event of default will have occurred and be continuing immediately after the merger, consolidation or sale;

         o written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         o the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

         o any action as is necessary to maintain the lien and security interest created by the indenture will have been taken; and

         o the trust has delivered to the indenture trustee an opinion of counsel and an officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

         The trust will not, among other things:

         o except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Internal Revenue Code of 1986 or applicable state law, or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

         o   voluntarily dissolve or liquidate in whole or in part; or

         o permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, except as may be created by the terms of the indenture; or (3) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

         o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Modification of the Indenture

         The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

         o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

         o to reflect the agreement of another entity to assume the role of the trust;

         o to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

         o   to transfer or pledge any property to the indenture trustee;

         o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

         o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted; or

         o to terminate any interest rate swap agreement or credit enhancement in accordance with the related indenture supplement.

         The trust and the indenture trustee may also, without the consent of any noteholders and without prior notice to each rating agency, enter into one or more supplemental indentures in order to:

         o cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

         o make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; and

         o qualify for sale treatment under generally accepted accounting principles;

in each case, upon receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have a significant adverse effect.

         The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

         o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         o receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have a significant adverse effect; and

         o receipt of a required federal income tax opinion regarding the action.

         The trust and the indenture trustee may also, without the consent of the noteholders of any series or any enhancement provider, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986 and to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

         o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

         The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

         o change the distribution date of any installment of principal of or interest on any note or reduce the principal balance of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

         o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

         o reduce the percentage which constitutes a majority of the outstanding principal balance of the notes of any series (or tranche with respect to a shared enhancement series), whose consent is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

         o reduce the percentage of the outstanding principal balance of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal balance and interest due on those notes;

         o decrease the percentage of the outstanding principal balance of the notes required to amend the sections of the indenture that specify the percentage of the aggregate principal balance of the notes necessary to amend the indenture or other related agreements;

         o modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes or Ford Credit or any of their affiliates; or

         o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

         The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the outstanding principal balance of the notes adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

         The trust will be required to furnish to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

         Upon the issuance of definitive notes, three or more holders of notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of the Indenture

         The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Resignation and Removal of the Indenture Trustee

         The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee that are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

              Description of the Transfer and Servicing Agreement

         Each trust will be a party to a separate transfer and servicing agreement, under which the transferor or transferors for that trust will transfer the receivables and interests in any other floorplan assets to the trust. Each transfer and servicing agreement will permit the addition of subsequent transferors in addition to FCAR Corp and/or FCAR LLC, as applicable. In each transfer and servicing agreement, Ford Credit will agree to service the receivables and, if applicable, interests any other floorplan assets for the related trust. The following summarizes the material terms of each transfer and servicing agreement. We have filed a form of this agreement as an exhibit to the registration statement formed in part by this prospectus.

Transfer of Assets

         Transfer of Receivables and Related Security

         Under each transfer and servicing agreement, each applicable transferor will transfer to the related trust on a daily basis all of its rights in:

         o receivables existing in connection with the designated accounts as of the series cut-off date for the first series issued by the trust and receivables arising in connection with additional accounts as of the applicable additional cut-off date;

         o receivables arising in connection with the designated accounts after the first series cut-off date and the additional cut-off date, as applicable;

         o   all related security consisting of:

             (1) the security interests granted by the dealers in the related vehicles; and

             (2) the junior security interests granted by some of the dealers in non-vehicle related security, such as parts inventory, equipment, fixtures, service accounts and, in some cases, realty and a personal guarantee;

         o   all related rights under, as applicable:

             (1)  the sales and service agreement between the dealers and Ford;

             (2) the sale and assignment agreement between Ford and Ford Credit; and

             (3) the floorplan financing agreement between Ford Credit and the dealers;

         o   the transferor's receivables purchase agreement with Ford Credit;
             and

         o   the proceeds of all of the above.

         Ford Credit and the applicable transferor each will indicate in its computer records that the receivables and related security are owned by the trust. The transferor will provide the related indenture trustee with a list prepared by Ford Credit showing each designated account, identified by account number, by outstanding principal amount and by total outstanding amount. At the time that a transferor designates any additional accounts for a trust as described in "--Addition of Trust Assets--Additional Accounts" below, the transferor will provide the indenture trustee with an updated list of designated accounts. This updated list will include information for each additional account as of the additional cut-off date on which the additional account is identified and designated for the trust. The indenture trustee is not required to make periodic examinations of the receivables transferred to the trust or any records relating to them.

         As servicer, Ford Credit will retain all records and agreements relating to the receivables transferred to each trust. Except as set forth above, Ford Credit will not segregate the related records and agreements that it retains from those relating to accounts that have not been designated for a trust. In addition, Ford Credit will not stamp or mark the receivables' documentation to reflect their transfer to the trust. The transferor, however, will file one or more financing statements in accordance with applicable state law to perfect the trust's interest in the receivables, the related security, the receivables purchase agreement and their proceeds. See "Risk Factors--Bankruptcy of Ford Credit or an applicable transferor could result in payment delays or losses on your notes" above in this prospectus and "Legal Aspects of the Receivables" below in this prospectus. At Ford Credit's sole discretion, the security interests transferred to a trust in non-vehicle related security may be subordinate to a senior security interest that it or other lenders retain in the security. See "Ford Credit's Dealer Floorplan Financing Business--Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security" above in this prospectus.

         Transfer of Interests in Other Floorplan Assets

         If the prospectus supplement provides that any interests in pooled participation receivables, purchased participation receivables or syndicated receivables are included in a trust, the applicable transferor or transferors will transfer these interests to the trust under the transfer and servicing agreement. The transferor, in turn, may have acquired these interests from Ford Credit or one of its affiliates. Even if the prospectus supplement specifies that no interests in other floorplan assets are included in a trust, that trust may nonetheless acquire them at a later date without your prior review or consent so long as each rating agency confirms that the acquisition will not cause it to reduce or withdraw its rating of any notes issued by the trust. After an interest in one of the other floorplan assets is included in the trust assets, the transfer and servicing agreement may require the transferor to transfer additional interests in the same or similar types of other floorplan assets to the trust and may permit the transferor to remove from the trust interests in these other floorplan assets.

Representations and Warranties of the Transferor

         Representations as to Transferor and Agreement

         When a trust issues a series of notes, each applicable transferor will make several representations and warranties to the trust in the transfer and servicing agreement. These representations and warranties include the following:

         o the transferor is duly formed and in good standing and has the authority to consummate the issuance;

         o the transferor's execution and delivery of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party;

         o all required governmental approvals in connection with the transferor's execution and delivery of the transfer and servicing agreement and each other document relating to the issuance have been obtained;

         o the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation, enforceable against the transferor; and

         o the transfer and servicing agreement constitutes a valid transfer and assignment to the trust of all of the transferor's rights in the receivables, the related security and any other floorplan assets, and the trust will have a first priority perfected ownership interest in those transferred assets.

In the event that:

         o any representation or warranty described immediately above is breached; and

         o as a result, the interests of noteholders in the receivables are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing at least 51% of the principal balance of all of the trust's outstanding series may give notice to the transferor, and to the owner trustee, the indenture trustee and the servicer, if given by the noteholders, directing the transferor to accept reassignment of all of the receivables that it had transferred to the trust and to pay to the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment or cash deposit will be required if within 60 days, or such longer period if specified in the notice, the relevant representation and warranty is then satisfied in all material respects and any material adverse effect resulting from the breach has been cured. The transferor's obligations to accept reassignment of all receivables and any other floorplan assets that it had transferred to the trust and to pay the cash deposit are the only remedies for any breach of the representations and warranties described above.

         Representations as to Receivables, Related Security and Designated Accounts

         In the transfer and servicing agreement, each applicable transferor will make several representations and warranties to the trust as to the receivables and the related security and designated accounts. These representations and warranties include the following:

         o at the time of transfer, the transferor is transferring each receivable and its related security to the trust free and clear of any liens and has obtained all governmental consents required to transfer that receivable and related security;

         o each designated account is an eligible account at the time the transferor designates that account for the trust, at the time the transferor first transfers receivables in that account to the trust and as of each series cut-off date; and

         o at the time of transfer, each receivable being transferred is an eligible receivable or, if the related prospectus supplement permits, an ineligible receivable arising in connection with an eligible account at the time of transfer so long as the available subordinated amount for each series is adjusted.

In the event that:

         o any representation or warranty described immediately above is not true and correct when made; and

         o as a result, the interests of the noteholders in the relevant receivable or receivables are materially and adversely affected;

then, unless cured, the transferor will be required to accept reassignment of the relevant receivables within 30 days, or such longer period if agreed to by the indenture trustee, after the transferor or the servicer discovers the breach or receives written notice of the breach. If the breach relates to a designated account at the time the transferor designates that account for the trust, at the time the transferor first transfers receivables in that account to the trust or as of each series cut-off date, all the receivables arising in connection with that account, even those that are otherwise eligible receivables, will be deemed ineligible receivables and will be reassigned to the transferor, and the account will be removed from the trust.

         In accepting reassignment of an ineligible receivable, the transferor will direct the servicer to deduct the principal amount of the ineligible receivable from the pool balance. For those trusts issuing series benefiting from credit enhancement in the form of subordination of a portion of the transferor interest, if the deduction would cause the transferor amount to fall below the trust available subordinated amount, the transferor must pay a cash deposit, called the "transferor deposit amount," to that trust's collection account in an amount equal to the shortfall. If the transferor fails to pay the transferor deposit amount, the principal balance of the related receivables will be deducted from the pool balance only to the extent that the transferor amount is not reduced below the trust available subordinated amount. Any principal balance not deducted will not be reassigned and will remain part of the trust. The reassignment of each ineligible receivable to the transferor and the deposit of any funds into the collection account are the only remedies for any breach of the representations and warranties concerning eligibility of receivables.

         Additional Representations and Warranties

         The prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year a certificate of an authorized officer of the servicer affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

Subsequent Transferors

         Each applicable transferor may, from time to time, designate one or more of its affiliates as a subsequent transferor under the transfer and servicing agreement. In connection with this designation, the transferor will exchange its interest in the transferor interest for a newly issued transferor interest modified to reflect any subsequent transferor interest in the transferor interest. The transfer and servicing agreement may be amended to permit the designation of these subsequent transferors and the issuance of subsequent transferor interests without noteholder consent upon:

         o delivery to the owner trustee and the indenture trustee of a required federal income tax opinion regarding the exchange; and

         o receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Eligible Accounts

         An "eligible account" means a wholesale financing line of credit extended by Ford Credit to a motor vehicle dealer, which as of the date on which eligibility is determined:

         o is established by Ford Credit in the ordinary course of business under a floorplan financing agreement relating to automobile and light-duty truck inventory;

         o   is in favor of an eligible dealer, which means:

             (1) a dealer whose principal place of business as stated in the related floorplan financing agreement is located in the geographical regions specified in the applicable transfer and servicing agreement;

             (2) a dealer that has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in any voluntary or involuntary liquidation;

             (3) a dealer in which Ford or any of its affiliates does not have an equity investment; and

             (4) a dealer that has not been classified by the servicer as "status" or other comparable characterization;

         o   is in existence and maintained and serviced by Ford Credit; and

         o   as to which no amounts have been charged off as uncollectible.

         Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if each applicable transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer of such transferor to the effect that, in the reasonable belief of the transferor, the amendment will not as of its date result in a significant adverse effect and the amendment will not result in a withdrawal or reduction of the rating of any outstanding series issued by the trust.

Eligible Receivables

         An "eligible receivable" means a receivable that:

         o was originated or acquired by Ford Credit in the ordinary course of business;

         o arises in connection with a designated account that is an eligible account at the time the receivable is transferred to the trust;

         o   the principal of which represents:

             (1) a dealer's obligation to pay for the purchase of a vehicle that, upon delivery to the dealer, is satisfied and replaced by the dealer's obligation to repay an advance made to or on behalf of the dealer to finance that vehicle; or

             (2) a dealer's obligation to repay an advance made directly to or on behalf of the dealer to finance a vehicle;

         o   the interest of which represents:

             (1) an adjustment fee payable by Ford with respect to the period from vehicle shipment to delivery to the dealer; or

             (2) a dealer's obligation to pay interest accrued on an advance made to or on behalf of the dealer to finance a vehicle;

         o is secured by a perfected first priority interest in the related vehicle;

         o is the subject of a valid transfer and assignment from the transferor to the trust of all the transferor's rights and interest in the receivable, including:

             (1)  all related security;

             (2) all related rights under, as applicable, the sales and service agreement between the related dealer and Ford, the assignment and sale agreement between Ford and Ford Credit and the floorplan financing agreement between Ford Credit and the dealer; and

             (3)  all related proceeds;

         o is created in compliance with all requirements of applicable law and pursuant to, as applicable, the sales and service agreement, the sale and assignment agreement or the floorplan financing agreement that complies with all applicable legal requirements;

         o as to which Ford, Ford Credit and the transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with the creation of the receivable, the transfer of the receivables to the trust, Ford's performance of the related sales and service agreement, Ford's performance of the related sale and assignment agreement and/or Ford Credit's performance of the related floorplan financing agreement;

         o as to which the trust will at all times have good and marketable title to the receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the transfer and servicing agreement;

         o except for any adjustment fees payable by Ford, will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

         o as to any adjustment fees payable by Ford, will at all times be the legal and assignable payment obligation of Ford, enforceable against Ford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

         o is not subject to any right of rescission, setoff or any other defense of the related dealer or Ford, as applicable, including defenses arising out of violations of usury laws;

         o as to which Ford, Ford Credit and the transferor, as applicable, have satisfied all of their obligations relating to the receivable required to be satisfied by them;

         o as to which none of Ford, Ford Credit or the transferor, as applicable, has taken or failed to take any action which would impair the rights of the trust or the noteholders in the receivable; and

         o constitutes either a "general intangible" or "chattel paper," each as defined in Article 9 of the Uniform Commercial Code in effect in the State of Michigan.

Additional Designated Accounts

         As described above under "The Trust Portfolio" in this prospectus, each transferor for a trust will have the right to designate, from time to time, additional accounts, called automatic additional accounts, the receivables of which will be transferred to the trust. In addition, each applicable transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the prospectus supplement. The transferor will transfer to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

         Each additional account will be selected from eligible accounts in Ford Credit's portfolio of U.S. wholesale accounts. However, it is possible that any additional accounts designated for your trust may not be of the same credit quality as those accounts initially designated for your trust. Additional accounts may have been originated by Ford Credit using credit criteria different from those applied by Ford Credit to the initial designated accounts or may have been acquired by Ford Credit in the ordinary course of business from an institution with different credit criteria.

         Automatic additional accounts are subject only to the following limitations:

         o the number of automatic additional accounts designated with respect to any of the three consecutive collection periods beginning in January, April, July and October of each calendar year will not exceed [10]% of the number of designated accounts as of the first day of the calendar year during which the collection periods begin; and

         o the number of automatic additional accounts designated during any calendar year will not exceed [30]% of the number of designated accounts as of the first day of the calendar year.

         Within 30 days after the end of any collection period, or other such period as will be required by the rating agencies, in which accounts are designated as automatic additional accounts, each applicable transferor will deliver to the owner trustee, the indenture trustee and each rating agency, an opinion of counsel with respect to the automatic additional accounts for such quarter confirming the validity and perfection of the transfer of the receivables of such automatic additional accounts.

         When a transferor transfers to a trust receivables arising in connection with additional accounts, other than automatic additional accounts, the transferor must satisfy several conditions, including, as applicable:

         o delivery on the required delivery date and acceptance by the owner trustee of a written assignment of receivables in the additional accounts to the trust;

         o delivery on the required delivery date to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

         o delivery on the required delivery date to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

             (1) as of the addition date, each additional account is an eligible account;

             (2) the transferor has deposited into the collection account any collections relating to additional accounts;

             (3) as of the addition date, neither Ford Credit nor the transferor is insolvent and the transfer of the receivables was not made in contemplation of insolvency;

             (4) in the transferor's reasonable belief, adding the receivables in addition accounts will not have a significant adverse effect;

         o delivery on the required delivery date of opinions of counsel with respect to the transfer of the receivables in the additional accounts to the trust.

         In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables arising in connection with additional accounts or, if applicable, any interests in other floorplan assets that would have a material effect on the composition of the assets of the trust.

Removal of Designated Accounts

         Subject to the satisfaction of the conditions set forth in the related transfer and servicing agreement, a transferor may elect to designate accounts as removed accounts and to acquire their receivables for a number of reasons. For example, the transferor may determine that a trust contains more receivables than the transferor is obligated to retain in that trust or that the transferor does not desire to obtain additional financing through a trust at that time. Any removal of receivables through the designation of removed accounts will reduce the transferor amount for the related trust. In addition, any removed accounts may, individually or in the aggregate, be of higher or lower credit quality than the remaining accounts in the trust.

         The transferor's removal rights are subject to the satisfaction of several conditions set forth in the transfer and servicing agreement. These conditions include:

         o written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

         o delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts to the transferor or its designee;

         o delivery on the required delivery date to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts and their related receivables;

         o written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief:

             (1)  the removal will not have a significant adverse effect;

             (2) the removed accounts were designated on a random basis and were not chosen through a selection process that was materially adverse to, or materially beneficial to, the interests of the noteholders or the transferor; and

             (3) any other conditions as may be specified in the prospectus supplement.

         The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate of the transferor will not apply if the removed accounts are zero balance accounts.

Servicing Compensation and Payment of Expenses

         The servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering each trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances specified in the related prospectus supplement. Each series' servicing fee is payable periodically from interest collections allocable to the series. No trust or noteholder will be responsible for any servicing fee allocable to the transferor interest. If the servicer so chooses, it may waive its right to receive a series' servicing fee so long as it believes that sufficient interest collections will be available on a future date of payment to pay the waived fee. The servicer in its discretion may also elect to lower the percentage used to calculate the servicing fee. Each series' servicing fee will be paid to the servicer only to the extent that funds are available as described in the prospectus supplement for that series.

Servicer Covenants

         In the transfer and servicing agreement, the servicer will agree that:

         o it will satisfy all of its obligations in connection with the receivables and accounts, will maintain in effect all qualifications required to service the receivables and accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the accounts, the failure to comply with which would have a materially adverse effect on the noteholders;

         o it will not permit any rescission or cancellation of a receivable, except as ordered by a court of competent jurisdiction or other government authority;

         o it will not do anything to impair the rights of the noteholders in the receivables or accounts; and

         o it will not reschedule, revise or defer payments due on any receivable, except in accordance with its guidelines for servicing revolving dealer wholesale loan accounts.

         Under the transfer and servicing agreement, if the transferor or the servicer discovers, or receives written notice, that any of the servicer's covenant set forth above has not been complied with in all material respects and the noncompliance has not been cured within 30 days, or such longer period that the indenture trustee may agree to, and has a materially adverse effect on the interests of noteholders in any receivable or account, then the servicer will purchase that receivable or all the receivables in that account, as applicable. If Ford Credit is the servicer, the purchase will be made on the determination date after the end of the 30-day, or longer, cure period, and the servicer will deposit into the collection account an amount equal to the amount of the receivable plus accrued and unpaid interest. This purchase by the servicer constitutes the sole remedy available to the noteholders in case of a breach by the servicer of its covenants.

Matters Regarding the Servicer and the Transferor

         The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

         o upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law; or

         o upon assumption of its obligations and duties by one of its affiliates that is an affiliate of Ford Credit or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         If within 120 days of the determination that the servicer is no longer permitted to act as servicer and the indenture trustee is unable to appoint a successor, the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

         The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties. Ford Credit is permitted to assign part or all of its obligations and duties as servicer to one of its affiliates if it guarantees the performance of its affiliate.

         The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of its actions or omissions as servicer or the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

         Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the transfer and servicing agreement and that in its opinion may expose it to any expense or liability.

         Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

         The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor interest by exchanging its transferor interest for a supplemental interest. The terms of the supplemental interest must be defined in a supplement to the trust agreement. Before a supplemental interest is issued, the following must occur:

         o notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

         o delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

         o written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have a significant adverse effect;

         o delivery to the owner trustee and the indenture trustee of a required federal income tax opinion regarding the exchange; and

         o the pool balance must exceed the required pool balance on the date of the exchange.

         The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the transferor or servicer, as the case may be, on the following conditions:

         o execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

         o in the case of a succession relating to the transferor, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement, and written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o in the case of a succession relating to the servicer, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each rating agency, and that the successor is eligible to act as servicer.

Servicer Default

         The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

         A "servicer default" includes any of the following:

             (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding five business days;

             (2) failure by the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

                o   has a significant adverse effect; and

                o continues unremedied for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal balance of all of the trust's outstanding series or, where the servicer's failure does not relate to all series, 10% or more of the outstanding principal balance of all series affected; or the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement;

             (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been incorrect when made if it:

                o   has a significant adverse effect; and

                o to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal balance of all of the trust's outstanding series (or, with respect to a shared enhancement series, a tranche) or, where the servicer's inaccuracy does not relate to all series, 10% or more of the outstanding principal balance of the series (or tranche) affected;

             (4) the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

             (5)  any other event specified in the prospectus supplement.

         A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the servicer. Upon the occurrence of any of these events, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee each transferor and any series enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

         If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the outstanding principal balance of all of the trust's outstanding series may give a notice to the servicer and the owner trustee, and to the indenture trustee if given by the noteholders, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

         The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

         In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Evidence of Compliance

         As required by the transfer and servicing agreement, the servicer will engage a firm of nationally recognized independent public accountants to furnish on or before April 30 of each year a report relating to the servicing of Ford Credit's portfolio of wholesale receivables. These accountants will not be prohibited from rendering other services to the servicer or the transferor.

         In addition, the servicer must also deliver to the indenture trustee and the owner trustee on or before April 30 of each year a statement signed by an officer of the servicer certifying that the servicer has fully performed its obligations in all material respects under the transfer and servicing agreement throughout the prior calendar year or, if there has been a default in performance, specifying the nature and status of the default.

         Noteholders may obtain copies of all statements, certificates and reports furnished to the trustee by written request to the indenture trustee.

Assumption of Transferor's Obligations

         A transferor may, from time to time, consider a transfer of all or a portion of its right, title and interest in the trust portfolio and its interest in the transferor interest, collectively referred to as the assigned assets, together with all servicing functions, if any, and other obligations under the transfer and servicing agreement or relating to the transactions contemplated by the transfer and servicing agreement, collectively referred to as, the assumed obligations, to another entity, called the assuming entity, which may be an entity that is not affiliated with the transferor. In the transfer and servicing agreement, each transferor is permitted to assign and transfer the assigned assets and the assumed obligations to the assuming entity without the consent or approval of the holders of any outstanding notes if various conditions, including the following, are satisfied:

         (1) the assuming entity, that transferor and the trust have entered into and delivered to the owner trustee and the indenture trustee a supplement to the transfer and servicing agreement or an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the transfer and servicing agreement to transfer to the trust the transferor's interest in the receivables arising under the designated accounts, the receivables arising under any additional accounts and, if applicable, interests in other floorplan assets;

         (2) all UCC filings required to perfect the interest of the indenture trustee in the receivables arising in connection with those accounts and in any interests in other floorplan assets have been duly made and copies of all UCC filings have been delivered by each transferor to the indenture trustee;

         (3) if the assuming entity is eligible to be a debtor in a case under the bankruptcy code, that transferor has delivered to the rating agencies, with a copy to the servicer and the trustee, notice of the transfer and assumption, and that each rating agency that has rated an outstanding series of notes confirm in writing that the transfer will not result in a reduction or withdrawal of its rating of any class of any outstanding series of notes or, if the assuming entity will not be eligible to be a debtor under the bankruptcy code, that transferor has delivered to the rating agencies notice of the transfer and assumption;

         (4) the trustee has received an opinion of counsel to the effect that the transfer of the receivables or interests in other floorplan assets by the assuming entity constitutes either a sale of, or a grant of a security interest in, the receivables or interests in other floorplan assets by the assuming entity to the trust; and

         (5) the trustee has received a required federal income tax opinion regarding the transfer and assumption.

         After any permitted transfer and assumption, the assuming entity will be considered to be a "transferor" for all purposes of the transfer and servicing agreement, and that transferor will have no further liability or obligation under the transfer and servicing agreement, other than those liabilities that arose before the transfer and assumption.

Amendments

         The transfer and servicing agreement may be amended by the transferor, the servicer and the owner trustee, on behalf of the trust, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

         o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have a significant adverse effect; and

         o written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         The transfer and servicing agreement may also be amended by the servicer, the transferor and the owner trustee, on behalf of the trust, without the consent of any noteholders and without prior notice to each rating agency, in order to cure any ambiguity, to correct or supplement any provision in the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement or to make any other provisions with respect to matters or questions arising under the transfer and servicing agreement upon receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have a significant adverse effect.

         The transfer and servicing agreement may also be amended by the servicer and the owner trustee at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to:

         (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986; and

         (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income.

The following conditions apply for the amendments described in this paragraph:

         o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the amendment have been met;

         o receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

         o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

         The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include the addition or a sale of receivables in the trust portfolio.

         The transfer and servicing agreement may also be amended by the transferor, the servicer and the owner trustee, on behalf of the trust, with the consent of noteholders representing at least 66 2/3% of the outstanding principal balance of the notes of all series adversely affected by the amendment. Even with the consent of noteholders representing at least 66 2/3% of the outstanding principal balance of the notes of all series adversely affected, no amendment may be made if it:

         (1)   reduces the amount of, or delays the timing of:

               o any distributions to be made to noteholders of any series, changes in amortization events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

               o  deposits of amounts to be distributed; or

               o  the amount available under any series enhancement,

                in each case, without the consent of each affected noteholder;

         (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

         (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

         (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing at least 66 2/3% of the outstanding principal balance of the notes of each affected series or class.

               Description of the Receivables Purchase Agreement

         Each transferor will be a party to a separate receivables purchase agreement with Ford Credit, under which Ford Credit will transfer receivables and any other floorplan assets to that transferor. The following summarizes the material terms of each receivables purchase agreement. We have filed a form of this agreement as an exhibit to the registration statement formed in part by this prospectus.

Sale or Transfer of Receivables

         Pursuant to each receivables purchase agreement, Ford Credit will sell to the related transferor all of its right, title and interest in all the receivables covered under that agreement, together with all related security and all related rights under, as applicable, the sales and service agreement between the related dealers and Ford, the sale and assignment agreement between Ford and Ford Credit and the floorplan financing agreement between Ford Credit and the related dealers. Under a transfer and servicing agreement, the transferor will, in turn, transfer all of its right, title and interest in the receivables purchase agreement, and all of the property and rights acquired under that agreement, to a trust.

         In connection with the sale or transfer of the receivables to a transferor, Ford Credit will indicate in its computer files that the receivables have been sold to the transferor, and that they have been transferred in turn by that transferor to the related trust. Ford Credit will provide the transferor with a list showing all the receivables transferred, identifying the balances of the receivables as of the series cut-off date for the first series issued by the trust. The records and agreements relating to the accounts and receivables will not be segregated by Ford Credit from other documents and agreements relating to other accounts and receivables not relating to the related trust and will not be stamped or marked to reflect the sale or transfer of the receivables to the transferor. However, the computer records of Ford Credit will be marked to evidence this sale or transfer. Ford Credit will file UCC financing statements with respect to the receivables meeting the requirements of Michigan state law. See "Risk Factors--Bankruptcy of Ford Credit could result in payment delays or losses on your notes" and "Legal Aspects of the Receivables--Transfer of Receivables" in this prospectus.

Representations and Warranties

         Under each receivables purchase agreement, Ford Credit will make the representations and warranties listed below to each applicable transferor:

         o Ford Credit is duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement as of the closing date for each series;

         o each account is an eligible account at the times Ford Credit designates that account, at the time Ford Credit first sells receivables in that account to the transferor and as of each series cut-off date;

         o at the time of transfer, each receivable being transferred to the transferor is an eligible receivable or, if the related prospectus supplement permits, an ineligible receivable arising in connection with an eligible account at the time of transfer;

         o Ford Credit's rights in each receivable and related security transferred to the trust on any date are being sold free and clear of any liens; and

         o the amount of any ineligible receivables permitted to be transferred to the transferor for the purpose of facilitating the administration and reporting obligations of the servicer is true and correct and there are no other ineligible receivables.

If, as a result of a breach of a representation or warranty set forth in this paragraph, the transferor is required to accept reassignment to it of any ineligible receivable under the transfer and servicing agreement, Ford Credit will repurchase the ineligible receivable from the transferor on the reassignment date. The purchase price of the ineligible receivable will be its face amount to be paid in cash up to the amount of any cash deposit that the transferor is required to make under the transfer and servicing agreement.

         In addition, Ford Credit will make the following representations and warranties to each applicable transferor as of the closing date for each series of notes issued by the related trust:

         o the receivables purchase agreement constitutes a legal, valid and binding obligation of Ford Credit and

         o the receivables purchase agreement constitutes a valid sale or transfer to the transferor of all right, title and interest of Ford Credit in:

             (1) the receivables, whether then existing in connection with the accounts or created later;

             (2)  the related security; and

             (3)  proceeds of the two preceding items, and

         o the sale of the receivables under the receivables purchase agreement is effective as to each receivable at the time the receivable is created.

If, as a result of a breach of a representation or warranty set forth in this paragraph, the transferor is required to accept the retransfer to it of the receivables, Ford Credit will repurchase the receivables for cash in an amount equal to the cash deposit that the transferor is required to make under the related transfer and servicing agreement.

         Ford Credit will agree to indemnify each transferor against any and all losses, damages and expenses (including reasonable attorneys' fees) incurred by the transferor if the foregoing representations and warranties are materially false.

Certain Covenants

         In the receivables purchase agreement, Ford Credit will covenant that it will perform its obligations under the agreements relating to the receivables and the accounts in conformity with its then-current policies and procedures.

         Ford Credit will covenant further that, except for the sale of receivables under the receivables purchase agreement and the interests created under the related transfer and servicing agreement, it will not sell, pledge, assign or transfer any interest in the receivables to any other person. Ford Credit also will covenant to defend and indemnify the transferor for any loss, liability or expense incurred by the transferor in connection with a breach by Ford Credit of any of its representations, warranties or covenants contained in the receivables purchase agreement.

         Ford Credit will agree not to realize upon any security interest in a vehicle that it may have in respect of advances or loans made in connection with the designated accounts other than the related receivable until the related trust has fully realized on its security interest in that receivable. See "Ford Credit's Dealer Floorplan Financing Business--Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security."

         In addition, Ford Credit will expressly acknowledge and consent to the assignment to the related trust of the transferor's rights relating to the receivables sold under the receivables purchase agreement.

Amendments

         The receivables purchase agreement may be amended by the transferor and Ford Credit without the consent of the noteholders:

         o   to cure any ambiguity,

         o to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or in any conveyance paper,

         o to add any other provisions with respect to matters or questions arising thereunder or any conveyance papers which will not be inconsistent with the provisions of the receivables purchase agreement or any conveyance papers,

         o to provide for the transfer by Ford Credit of its interest in all or part of the designated accounts relating to the receivables in accordance with the provisions of the transfer and servicing agreement, if that transfer is for less than all of the accounts, the respective rights, duties and obligations of Ford Credit and the servicer will be determined at the time of that transfer.

         No amendment, however, may have a significant adverse effect in any material respect on the interests of the indenture trustee or the noteholders, unless the indenture trustee will consent thereto, and no amendment may change, modify, delete or add any other obligation of the seller or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Termination

         The receivables purchase agreement will terminate immediately after the related trust terminates. In addition, if Ford Credit becomes party to any bankruptcy or similar proceeding (other than as a claimant) and if such proceeding is not voluntary and is not dismissed within 60 days of its institution, Ford Credit will immediately cease to sell or transfer receivables to the transferor and will promptly give the applicable transferor and indenture trustee notice of such event.

                   Material Legal Aspects of the Receivables

Transfer of Receivables

         Ford Credit will sell the receivables to a transferor, and the transferor will in turn transfer the receivables to a trust. Each applicable transferor will represent and warrant on each closing date, that:

         o its transfer to the related trust constitutes a valid transfer and assignment to the trust of all right, title and interest of the transferor in the receivables; and

         o   under the UCC (as in effect in Michigan), the trust has:

         o a valid, subsisting and enforceable first priority perfected ownership interest in the receivables, in existence at the time the receivables are sold and assigned to the trust or at the date of addition of any additional accounts, and

         o a valid, subsisting and enforceable first priority perfected ownership interest in the receivables created thereafter, in existence at and after their creation.

Nonetheless, the transfer of receivables by the transferor to a trust could be deemed to create a security interest under the UCC. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "Description of the Transfer and Servicing Agreement" in this prospectus.

         Ford Credit and each transferor will represent that the receivables are "chattel paper" or "general intangibles" for purposes of the UCC as in effect in the State of Michigan. To the extent the receivables are deemed to be:

         o chattel paper and the transfer of the receivables by Ford Credit to the transferor or by the transferor to the trust is deemed to be a sale or to create a security interest; or

         o general intangibles and the transfer of the receivables by Ford Credit to the transferor or by the transferor to the trust is deemed to create a security interest,

then the UCC as in effect in Michigan will apply and the transferee must either take possession of the chattel paper or file appropriate financing statements in order to perfect its interest in the receivables. Both the transferor and the trust will file financing statements covering the receivables under the UCC as in effect in Michigan in order to perfect their respective interests in the receivables and they will file continuation statements as required to continue the perfection of their interests. However, the receivables will not be stamped to indicate the interest of the transferor or the trustee.

         Under the UCC and applicable federal law, there are certain limited circumstances in which prior or subsequent transferees of receivables could have an interest that has priority over the trust's interest in the receivables. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables (i.e., the chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the trust in the receivables. A tax or other government lien on property of Ford Credit or the transferor that arose before the time a receivable is conveyed to the trust may also have priority over the interest of the trust in that receivable. Under each receivables purchase agreement, Ford Credit will represent to the transferor, and under the transfer and servicing agreement the transferor will warrant to the trust, that the receivables have been transferred free and clear of the lien of any third party. Ford Credit and the transferor will also covenant that they will not sell, pledge, assign, transfer or grant any lien on any receivable or, except as described under "Description of the Transfer and Servicing Agreement--Supplemental Interests," on the transferor interest other than to the trust. In addition, so long as Ford Credit is the servicer, collections on the receivables may, under certain circumstances, be commingled with Ford Credit's own funds before each distribution date and, in the event of the bankruptcy of Ford Credit, the trust may not have a perfected interest in these collections.

Matters Relating to Bankruptcy

         In each receivables purchase agreement, Ford Credit will warrant to the applicable transferor that its sale of the receivables to the transferor is a valid sale. In addition, Ford Credit and the transferor will agree to treat the transactions described in this prospectus as a sale of the receivables to the transferor. Ford Credit will take all actions that are required under Michigan law to perfect the transferor's ownership interest in the receivables. Nonetheless, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or a trustee in bankruptcy were to take the position that the sale of receivables from Ford Credit to the transferor should be recharacterized as a pledge of the receivables by the transferor to secure a borrowing from Ford Credit, then delays in payments of collections on the receivables to the transferor could occur. Moreover, if the bankruptcy court were to rule in favor of the trustee, debtor in possession or creditor, reductions in the amount of payments of collections on the receivables to the transferor could result.

         In a 1993 case decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts," as defined under the UCC and which would likely include the receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of the accounts is treated as a sale or a secured loan. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Much of Ford Credit's business is conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit. If the findings in the Octagon case were applied in a bankruptcy of Ford Credit, however, the receivables would be part of its bankruptcy estate, would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to the transferor described in the preceding paragraph even if the transfer is treated as a sale.

         In addition, if Ford Credit were to become a debtor in a bankruptcy case and one of its creditors or the trustee-in-bankruptcy or Ford Credit itself were to request a court to order that Ford Credit should be substantively consolidated with the transferor, delays in payments on the certificates could result. In that situation, if the bankruptcy court rule were to rule in favor of the creditor, trustee-in-bankruptcy or Ford Credit, reductions in such payments to the noteholders could result.

         In each transfer and servicing agreement, the transferor will warrant to the trust that the transfer of the receivables to the trust is a sale of the receivables to the trust. The transferor will take all actions that are required under Michigan law to perfect the trust's ownership interest in the receivables and will warrant that the trust will at all times have a first priority perfected ownership interest in the receivables and, with certain exceptions, the proceeds of the receivables. Nonetheless, a tax or government lien on property of Ford Credit or the transferor that arose before the time a receivable is transferred to the trust may have priority over the trust's interest in that receivable. The organization documents under which the transferor was established provides that, under certain circumstances, it is required to have at least one "independent" member having at least two "independent" directors and the affirmative vote of its independent member is required in order for a voluntary application for relief under the federal bankruptcy code to be filed. Under the transfer and servicing agreement, the trustee, all related noteholders and any enhancement providers will covenant that at no time will they institute any bankruptcy, reorganization or other proceedings against the transferor under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the transferor becoming a debtor in a bankruptcy case. Notwithstanding these steps, if the transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee for the transferor or the transferor as debtor in possession or a creditor of the transferor were to argue that the transfer of the receivables by the transferor to the trust should be recharacterized as a pledge of the receivables, then delays in payments on the certificates could occur. In addition, should the court rule in favor of the bankruptcy trustee, debtor in possession or creditor, reductions in the amount of payments to noteholders could result.

         Neither transferor intends to file, and Ford Credit will agree that it will not cause either transferor to file, a voluntary application for relief under the federal bankruptcy code or any similar applicable state law with respect to the transferor so long as the transferor is solvent and does not foresee becoming insolvent.

         If Ford Credit or a transferor were to become a debtor in a bankruptcy case that caused an amortization event to occur,

         o the transfer of new receivables to that transferor would be prohibited under the receivables purchase agreement and

         o only collections on receivables previously sold to the transferor and transferred to the trust would be available to pay interest and principal on the certificates under the transfer and servicing agreement.

         Under these circumstances, the servicer is obligated to allocate all collections on principal receivables to the oldest principal balance first. If the bankruptcy court were to alter this allocation method, the rate of payment on the certificates might be adversely affected. In addition, payments of principal on each certificate would not be subject to any applicable controlled deposit amount or controlled amortization amount.

         The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer will result in a servicer default which, in turn, will result in an amortization event. If no other servicer default other than the commencement of a bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the noteholders from appointing a successor servicer.

         Payments made by Ford Credit or the transferor to repurchase receivables pursuant to the transfer and servicing agreement may be recoverable by Ford Credit or the transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the transferor as a preferential transfer from Ford Credit or the transferor if the payments were made within one year before the filing of a bankruptcy case in respect of Ford Credit.

                   Material Federal Income Tax Consequences

General

         Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This discussion is based upon current provisions of the Internal Revenue Code of 1986, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. As a result, we cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

         This discussion does not claim to deal with all aspects of federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed only to prospective purchasers who:

         o   purchase notes in the initial distribution of the notes;

         o are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships; and

         o hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

         As used in this discussion, the term "U.S. noteholder" means a beneficial owner of a note that is for United States federal income tax purposes

         o   a citizen or resident of the United States;

         o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

         o an estate whose income is subject to United States federal income tax regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Internal Revenue Code and applicable Treasury regulations thereunder before such date, that elect to continue to be treated as United States persons under the Internal Revenue Code or applicable Treasury regulations thereunder also will be a U.S. noteholder. Moreover, in this discussion, the term "U.S. noteholder" includes any holder of a note whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this discussion, the term "non-U.S. noteholder" means a beneficial owner of a note that is not a U.S. noteholder.

         Prospective investors should consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trust

         Sidley Austin Brown & Wood LLP, special counsel to the transferor ("Tax Counsel"), is of the opinion that a trust which issues one or more classes of notes to investors and all the transferor interests of which are retained by the transferor or one of its affiliates will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single holder of the transferor interest.

         The transferor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming such characterization of the notes, the federal income tax consequences to noteholders described above under the heading "Tax Characterization and Treatment of Notes--Characterization as Debt" would apply to the noteholders.

         If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign noteholders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

         Characterization as Debt

         For each series of notes, except for any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The transferor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See "--Tax Characterization of the Trust" above for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for federal income tax purposes.

         Treatment of Stated Interest

         Based on Tax Counsel's opinion that the notes will be treated as debt for federal income tax purposes, and assuming the notes are not issued with original issue discount ("OID"), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder's method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some provisions in the Internal Revenue Code limiting the deductibility of investment interest expense.

         Original Issue Discount

         Except to the extent indicated in the related prospectus supplement, no series of Notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless the OID is small enough to fall within a statutorily defined de minimis exception. A note's "stated redemption price at maturity" is the total of all payments required to be made under the note through maturity except "qualified stated interest." Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" will be the initial price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

         Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of notes will be issued at a greater than de minimis discount, a series of notes may nonetheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of notes may not be deemed "qualified stated interest" if
(i) reasonable legal remedies do not exist to compel timely payment or (ii) the notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of notes has OID.

         If a note were treated as being issued with OID, a noteholder would be required to include OID in its income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. In this situation a noteholder would have to rely on other sources to pay the taxes on its OID income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

         A holder of a note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

         o   an accrual method taxpayer;

         o   a bank;

         o   a broker or dealer that holds the note as inventory;

         o   a regulated investment company or common trust fund; or

         o the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.

         A holder of a Short-Term Note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder's yield to maturity and daily compounding.

         A holder who purchases a note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

         Disposition of Notes

         If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such Noteholder with respect to such note. Any gain or loss on sale will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Notes Subject to Contingencies

         The United States federal income tax consequences to an owner or seller of notes that provide for one or more contingent payments will vary depending on the exact terms of the notes and related factors. The notes may be subject to rules that differ from the general rules discussed above. The United States federal income tax consequences to a holder of notes that provide for contingent payments will be summarized in the related prospectus supplement.

         Information Reporting and Backup Withholding

         The indenture trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for federal income taxes, for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the Trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a noteholder who is not exempt from backup withholding fail to provide the required certification, the Trustee will be required to withhold, from interest otherwise payable to the holder, 31% of the holder's interest income and pay the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         The IRS has issued new regulations governing the backup withholding and information reporting requirements. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

         Because the transferor will, for federal income tax purposes, treat all notes as indebtedness issued by the trust characterized as either a partnership or a division of whichever entity owns all of its transferor interest, the transferor will not comply with the tax reporting requirements that would apply under any alternative characterization of the trust.

         Tax Consequences to Foreign Noteholders

         A non-U.S. holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a note, unless such non-U.S. holder is a direct or indirect 10% or greater shareholder of the trust, a controlled foreign corporation related to the trust. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the note,

         o   certifies that such owner is not a U.S. holder, and

         o   provides the beneficial owner's name and address.

         A "Withholding Agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.

         A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult their tax advisor.

         A foreign noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder files IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax so long as:

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

         o in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the U.S. Internal Revenue Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

                       State and Local Tax Consequences

         In addition to the federal income tax considerations described above in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the notes. The activities of servicing and collecting the receivables will be undertaken by the servicer, which is a Delaware corporation. Because of the variation in each state's tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.

                             ERISA Considerations

         Section 406 of the Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code of 1986 prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons.

         Some transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code for a plan that purchases notes issued by that trust if assets of that trust were deemed to be assets of the plan. Under a regulation issued by the U.S. Department of Labor, DOL Regulation Section 2510.3-101, the assets of a trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an "equity interest" in that trust and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, each transferor believes that the notes issued by any trust should be treated as indebtedness without substantial equity features for purposes of the regulation. Other exceptions, if any, from application of the regulation available for the notes of any series will be discussed in the related prospectus supplement.

         However, disregarding whether notes are treated as equity interests for purposes of the above regulation, the acquisition or holding of notes by or on behalf of a plan or a fund containing assets of a plan could be considered to give rise to a prohibited transaction if the trust issuing the notes, the related transferor or transferors, the servicer or any of their affiliates is or becomes a party in interest or a disqualified person with respect to that plan. Limited exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are the following DOL Prohibited Transaction Class Exemptions:

         o PTCE 84-14 relating to transactions determined by independent "qualified professional asset managers"

         o PTCE 90-1 relating to transactions involving insurance company pooled separate accounts;

         o PTCE 91-38 relating to transactions involving bank collective investment funds;

         o PTCE 95-60 relating to transactions involving insurance company general accounts; and

         o PTCE 96-23 relating to transactions determined by "in-house asset managers".

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

         Fiduciaries or other persons contemplating purchasing a note on behalf or with "plan assets" of any plan should consult their own counsel regarding whether the assets of the trust issuing the notes would be considered "plan assets," the consequences that would apply if these trust assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

         Finally, plan fiduciaries and other plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the notes. Accordingly, among other factors, plan fiduciaries and other plan investors should consider whether the investment

         o satisfies the diversification requirement of ERISA or other applicable law,

         o   is in accordance with the plan's governing instruments, and

         o is prudent in light of the "Risk Factors" and other factors discussed in this prospectus and the prospectus supplement.

                             Plan of Distribution

         Subject to the terms and conditions set forth in an underwriting agreement to be entered into for each series of notes, the applicable transferor or transferors will cause the notes to be sold by the issuing trust to each of the underwriters named in that underwriting agreement and in the prospectus supplement. Each underwriter will severally agree to purchase from the related trust, the principal balance of notes set forth in that underwriting agreement and in the prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and the prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions of that underwriting agreement, to purchase all the notes offered by this prospectus and the prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, the underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         The prospectus supplement will set forth the price at which the related series or classes of notes being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

         Each underwriting agreement will provide that the applicable transferor or transferors will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933.

         The place and time of delivery for any series of notes with respect to which this prospectus is delivered will be set forth in the prospectus supplement.

                            Reports to Noteholders

         The servicer will prepare monthly and annual reports that will contain information about the related trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, these reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "Description of the Transfer and Servicing Agreement--Evidence of Compliance" in this prospectus.


                                   Glossary

         "addition date" means, for an additional account designated for a trust, the date on which receivables arising in connection with the designated account are first transferred to that trust.

         "additional cut-off date" means, for an additional account designated for a trust, the date on which that account is designated for the trust.

         "available principal" means, for any series, the principal collections allocable to that series, together with any other amounts treated as principal and, if applicable, any shared principal collections available for that series.

         "available subordinated amount" means, for any series, the meaning specified in the related prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "collection period" means the period from and including the first day of a calendar month to and including the last day of that calendar month.

         "controlled accumulation period" means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an expected final payment date. The controlled accumulation period starts on the date specified in the applicable prospectus supplement and ends on the earlier of:

         (1) the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full; and

         (2) the beginning of an early amortization or an early accumulation period.

         "controlled amortization period" means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. The controlled accumulation period starts on the date specified in the applicable prospectus supplement and ends on the earlier of:

         (1) the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full; and

         (2) the beginning of an early amortization or an early accumulation period.

         "credit enhancement percentage" means the percentage interest of credit enhancement providers.

         "defaulted amount" for a trust will be an amount (never less than zero) equal to:

         (1) the principal amount of receivables that became defaulted receivables during the month; plus

         (2) if applicable, the principal portion of the trust's interests in other floorplan assets that became defaulted; minus

         (2) the principal amount of the defaulted receivables that are to be reassigned to the transferor or to be purchased by the servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the transferor or the servicer).

         "defaulted receivable" means a receivable that on any date of determination:

         (1) is charged off as uncollectible on that date in accordance with the servicer's customary policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts; or

         (2) arises in an account designated for the trust that has become an ineligible account and the receivable has not been an eligible receivable at any time during the preceding six monthly periods since it was transferred to the trust.

         "definitive notes" means notes issued in fully registered, certificated form.

         "determination date" means, for any distribution date, the day that is [two] business days before that distribution date.

         "early accumulation period" means the period during which principal is accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early accumulation period for a series or class begins on the first day of the collection period in which an amortization event occurs and ends on the earliest of:

         (1) the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full;

         (2)   the final maturity date for that series; and

         (3)   the trust termination date.

If the servicer is required to make daily deposits of collections into the collection account, the early accumulation period begins on the day an amortization event occurs.

         "early amortization period" means the period during which principal is paid in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early amortization period or early accumulation period for a series or class begins on the first day of the collection period in which an amortization event occurs and ends on the earliest of:

         (1) the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full;

         (2)   the final maturity date for that series; and

         (3)   the trust termination date.

If the servicer is required to make daily deposits of collections into the collection account, the early amortization period begins on the day an amortization event occurs.

         "eligible account" has the meaning set forth on page [.] of this prospectus.

         "eligible institution" means:

         (1) (a) a depository institution, which may include the owner trustee or the indenture trustee; (b) an entity organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the FDIC and has either a long- term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency designated by the transferor to rate a series or class of notes; or

         (2) any other institution acceptable to each rating agency designated by the transferor to rate a series or class of notes.

         "eligible investments" means securities, instruments, security entitlements or other investment property which evidence:

         (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

         (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor's and Moody's;

         (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

         (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

         (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

         (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's, including funds for which the indenture trustee or any of its affiliates is investment manager or advisor;

         (7) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

         (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         "eligible receivable" has the meaning set forth on page [.] of this prospectus.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "expected final payment date" means, for any series, the date specified in the related prospectus supplement.

         "events of default" has the meaning set forth on page [.] of this prospectus.

         "final maturity date" means, for any series, the date specified in the related prospectus supplement.

         "foreign person" means any holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation.

         "funding period" means, for any series, the period, not exceeding one year, from that series' closing date to the earlier of:

         (1) the date on which the series' invested amount equals the principal balance of the notes of that series; and

         (2)   the date specified in the related prospectus supplement;

         "interest collections" means, with respect to a trust:

         (1) all collections of interest receivables owned by that trust and, if applicable, the non-principal portion of the trust's interests in other floorplan assets; and

         (2) all amounts recovered on defaulted receivables and on the trust's interests in any other floorplan assets.

         "interest receivables" means, in connection with a designated account:

         (1) all amounts billed and payable by the related dealer under the related floorplan financing agreement with Ford Credit in respect of (a) interest and (b) other non-principal and non-interest charges, including flat fees established by Ford Credit from time to time to cover miscellaneous costs; and

         (2) all adjustment fees payable by Ford to Ford Credit under the sale and assignment agreement between the two parties.

         "invested amount" means, for any series as of any date, an amount equal to:

         (1)   the initial principal balance of the notes of that series;
               minus

         (2) the amount, without duplication, of principal previously paid to the noteholders of that series or deposited into the principal funding account for that series; minus

         (3) the amount of unreimbursed reallocated principal collections for that series immediately before that date, minus

         (4) the amount of unreimbursed investor charge-offs for that series immediately before that date; minus

         (5) the amounts in the excess funding account allocated to that series immediately before that date, but limited to an amount that would reduce the invested amount to zero. If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the invested amount may be further adjusted by funds on deposit in any specified account, and any other amount specified in the prospectus supplement.

         "investor charge-offs" means with respect to any series the excess of the investor default amount for that series over the amount available to reimburse such investor default amount described in the prospectus supplement.

         "investor percentage" means for any class or series of notes, the investor percentage calculated in the related prospectus supplement.

         "note owner" means the beneficial owner of a note.

         "other floorplan assets" means pooled participation receivables, purchased participation receivables and syndicated receivables.

         "paying agent" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

         "pool balance" means, for any trust as of any date of determination, the total amount of the trust's principal receivables and, if applicable, the principal portions of the trust's interests in any other floorplan assets on that date.

         "principal collections" means, with respect to a trust, all collections of principal receivables owned by that trust and, if applicable, the principal portion of the trust's interests in other floorplan assets, excluding in all cases all amounts recovered on defaulted receivables and on the trust's interests in any other floorplan assets. Assignments by a trust to a transferor of the rights to receive payments from dealers upon delivery of purchased Ford-manufactured or -distributed new vehicles in exchange for related advances made by Ford Credit under the related floorplan financing agreements will not be included as a part of principal collections.

         "principal receivables" means, in connection with a designated account, the amounts shown on the servicer's records as receivables, other than interest receivables, that are payable by the related dealer under the sales and service agreement with Ford that has been assigned by Ford to Ford Credit and under the related floorplan financing agreement with Ford Credit.

         "qualified trust account" means either a segregated trust account established with the corporate trust department of a securities intermediary or a segregated account with a securities intermediary that is an eligible institution.

         "rating agency" means any rating agency designated by a transferor to rate the notes of a series or class issued by the related trust.

         "required delivery date" means:

         (1) on or before the date on which a trust first issues notes under the indenture in the case of accounts initially designated for that trust;

         (2) the date that is five business days after the applicable addition date, in the case of an automatic additional account; and

         (3) the date that is five business days after the applicable date of removal, in the case of removed accounts.

         "required federal income tax opinion" means, with respect to a trust as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

         (1) the action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class issued by that trust that were characterized as debt at the time of their issuance;

         (2) the action will not cause that trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

         (3) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of notes issued by that trust.

         "required pool balance" means, with respect to a trust as of any date, the sum of:

         (1) the sum of the respective products for all series issued by that trust of the required pool percentages for each of these series as specified in their indenture supplements, times their invested amounts; plus

         (2) the trust available subordinated amount on the immediately preceding determination date (after giving effect to any change on the related distribution date).

         "revolving period" means, for any series, a period during which the related trust will not pay or accumulate principal for payment to the noteholders of that series. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends on the date on which an amortization period or an accumulation period begins.

         "securities intermediary" means any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.

         "series cut-off date" means, for any series, the date specified as such in the related prospectus supplement.

         "series enhancer" means any provider of enhancement and/or any issuer of any third-party credit enhancement.

         "servicer default" has the meaning set forth on page [.].

         "significant adverse effect" means any action, the result of which:

         (1)   causes an amortization event or an event of default; or

         (2) materially and adversely effects the amount or timing of payments to be made to the noteholders of any series or class.

         "status" means a classification that Ford Credit may assign to dealers:

         (1) who have failed to remit any principal or interest payment when due under the floorplan agreement;

         (2) with respect to which notifications have been given of liens, levies or attachments on the dealer's assets;

         (3) the financial condition of which has experienced a general deterioration.

         "supplemental interest" means a certificated or uncertificated interest in the transferor interest.

         "transferor amount" means, with respect to a trust as of any date, the excess of the pool balance on that date, over the sum of the invested amounts as of that date of all series issued by that trust.

         "transferor certificate" means a certificate evidencing an interest in the transferor interest.

         "transferor interest" means, with respect to a trust, an interest that represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to credit enhancement providers.

         "transferor percentage" means, with respect to a trust, a percentage equal to:

         (1)   100%; minus

         (2) the total investor percentages for all outstanding series issued by that trust; minus

         (3) the total credit enhancement percentages for all outstanding series issued by that trust, if applicable.

         "trust available subordinated amount" means, with respect to a trust as of any date, the sum of the available subordinated amounts as of that date for all series issued by that trust.

         "trust portfolio" means, with respect to a trust, the pool of receivables arising in connection with designated accounts for the trust and, if applicable, any interests in other floorplan assets owned by the trust.

         "trust termination date" means, with respect to a trust, the date on which the trust will terminate as specified in the related prospectus supplement.


                                                                       Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

         Except in limited circumstances, the globally offered Auto Loan Asset Backed Notes issued by the Ford Credit Master Owner Trusts in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC, other than through accounts at Clearstream or Euroclear, will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants

         Secondary market trading between DTC participants, other than Citibank, N.A. and Euroclear Bank, N.A./S.V. as depositories for Clearstream and Euroclear, respectively, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream Customers and/or Euroclear Participants

         Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream or Euroclear Purchaser

         When global securities are to be transferred from the account of a DTC participant, other than Citibank and Euroclear Bank as depositories for Clearstream and Euroclear, respectively, to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream before settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct Citibank or Euroclear Bank, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Euroclear Bank, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, for example, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Euroclear Bank for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Seller and DTC Purchaser

         Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Euroclear Bank, to another DTC participant. The seller will send instructions to Clearstream before settlement date. In these cases, Clearstream or Euroclear will instruct Citibank or Euroclear Bank, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Material Federal Income Tax Consequences" in this prospectus.


===============================================================================


                 Ford Credit Floorplan Master Owner Trust [.]
                                    Issuer

                   Ford Credit Auto Receivables Corporation
                                  Transferor

                           Ford Motor Credit Company
                              Seller and Servicer


                                Series 2001-[.]

                 $[.] Class A Floating Rate Asset Backed Notes

                 $[.] Class B Floating Rate Asset Backed Notes

                        ------------------------------

                             PROSPECTUS SUPPLEMENT

                        ------------------------------


                   Underwriters of the Series 2001-[.] Notes

                                [Underwriters]


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [.], 2001.


===============================================================================


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

         Registration Fee......................................       $ 250
         Printing Fees.........................................           *
         Trustee Fees and Expenses.............................           *
         Legal Fees and Expenses...............................           *
         Accounting Fees and Expenses..........................           *
         Rating Agency Fees....................................           *
         Miscellaneous.........................................           *
              Total............................................       $   *
                                                                      -----
--------------------

*        To be completed by Amendment.

Item 15.  Indemnification of Directors and Officers.

         Ford Credit Auto Receivables Corporation ("FCAR Corp") is incorporated under the laws of Delaware. The Certificate of Incorporation of FCAR Corp provides for indemnification of its directors, officers and employees to the fullest extent permitted by the General Corporation Law of Delaware. Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses. In any case, to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Ford Credit Auto Receivables LLC ("FCAR LLC") is formed under the laws of Delaware. Section 18-108 of the Limited Liability Company Act of Delaware empowers Delaware limited liability companies, subject to standards and restrictions set forth in the limited liability company agreement, to indemnify their managers or any other persons against all claims. The limited liability company agreement of FCAR LLC provides that, subject to the company's available funds, the company will indemnify, to the fullest extent legally permissible, any manager, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager, employee or agent of the company, against all expenses, liabilities and losses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. To the extent that a manager, employee or agent of the company has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him or her in connection therewith. In all other cases, unless ordered by a court, indemnification will be made by the company only as authorized in the specific case upon a determination that indemnification of the manager, employee or agent is proper in the circumstances because the person seeking indemnification acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. This determination will be made by a majority vote of the managers who were not parties to such action, suit or proceeding or by independent legal counsel in a written opinion. FCAR Corp's limited liability company agreement makes no distinction between litigation brought by third parties and litigation brought by or in the right of Household Finance Corporation as regards the required standard of conduct imposed upon the person in order to be entitled to indemnification.

         Similar indemnification provisions in the Certificate of Incorporation of Ford Motor Company and of Ford Motor Credit Company are applicable to the directors, managers, officers, employees and agents of either co-registrant who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

         The co-registrants are insured for liabilities that they may incur in connection with the indemnification of their respective directors, managers, officers, employees or agents. In addition, directors, managers, officers and key employees of the co-registrants are insured against certain losses that may arise out of their employment and that are not recoverable under the indemnification provisions of FCAR Corp's certificate of incorporation or FCAR LLC's limited liability company agreement, as applicable. The premiums for these insurance coverages are paid by Ford Motor Company.

         Pursuant to agreements that the co-registrants may enter into with underwriters or agents, a form of which is included as an exhibit to this registration statement, the respective directors, managers, officers, employees or agents of the co-registrants may be entitled to indemnification by such underwriters or agents against some liabilities, including liabilities under the Securities Act of 1933, arising from information furnished to the co-registrants by such underwriters or agents that appear in this registration statement or any prospectus.

Item 16.  Exhibits.

         (a)   The Exhibits to this registration statement are listed in the
               Exhibit Index below.

         (b) All financial statements, schedules and historical information have been omitted as they are not applicable.

Item 17.  Undertakings.

         (a)   Undertaking as to Rule 415.

               Each of the undersigned co-registrants hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities being registered, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by such co-registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)   Undertaking as to eligibility of the indenture trustee.

               Each of the undersigned co-registrants hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

         (c) Undertaking as to documents subsequently filed that are incorporated by reference.

               Each of the undersigned co-registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such co-registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (d)   Undertaking as to indemnification.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers, directors, officers and controlling persons of the co-registrants pursuant to the provisions described under Item 15 above, or otherwise, each of the undersigned co-registrants has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a manager, director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by any such manager, director, officer or controlling person in connection with the securities being registered, the applicable co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ford Credit Auto Receivables Corporation, as co-registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan on the 11th day of May, 2001.

                             Ford Credit Auto Receivables Corporation


                             By           /s/ Bibiana Boerio*
                               -----------------------------------------------
                                            (Bibiana Boerio)
                                   Chairman of the Board of Directors
                                             and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer and Principal Financial Officer:


              /s/ Bibiana Boerio*                           Chairman of the Board of             May 11, 2001
------------------------------------------------            Directors and Treasurer
               (Bibiana Boerio)

Director:


             /s/ David M. Brandi*                                   Director                     May 11, 2001
------------------------------------------------
               (David M. Brandi)

Director:


             /s/ Sanjeev Agrawal*                                   Director                     May 11, 2001
------------------------------------------------
               (Sanjeev Agrawal)

Principal Accounting Officer:


             /s/ Timothy J. Kuehn*                                Controller                     May 11, 2001
------------------------------------------------
              (Timothy J. Kuehn)



*By              /s/ Susan J. Thomas
   ---------------------------------------------
         (Susan J. Thomas, Attorney-in-Fact)


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director of Ford Credit Auto Receivables Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Bibiana Boerio, David M. Brandi, Timothy J. Kuehn, Richard P. Conrad, Susan J. Thomas, Emily E. Smith-Sulfaro and Stacy P. Thomas, and each of them, severally, his lawful attorney-in-fact and agent of the undersigned, with full power and authority of substitution and re-substitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on Form S-3 relating to which this power of attorney is filed as an exhibit, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Corporation is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Corporation to effectuate the intents and purposes hereof, and each of the undersigned does hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, will do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has signed his name hereto as of the 11th day of May, 2001.


        /s/ Bibiana Boerio                          /s/ Sanjeev Agrawal
---------------------------------------       ---------------------------------
        (Bibiana Boerio)                            (Sanjeev Agrawal)


        /s/ David M. Brandi                         /s/ Timothy J. Kuehn
---------------------------------------       ---------------------------------
        (David M. Brandi)                            (Timothy J. Kuehn)


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ford Credit Auto Receivables LLC, as co-registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan on the 11th day of May, 2001.

                                Ford Credit Auto Receivables LLC


                                By           /s/ Susan J. Thomas
                                  ---------------------------------------------
                                             (Susan J. Thomas)
                                                  Manager


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



              /s/ Paul E. Gipson*                                   Manager                      May 11, 2001
--------------------------------------------------
               (Paul E. Gipson)


            /s/ Bernard J. Angelo*                                  Manager                      May 11, 2001
--------------------------------------------------
              (Bernard J. Angelo)


            /s/ Richard P. Conrad*                                  Manager                      May 11, 2001
--------------------------------------------------
              (Richard P. Conrad)


              /s/ Susan J. Thomas                                   Manager                      May 11, 2001
--------------------------------------------------
               (Susan J. Thomas)


            /s/ James W. Bosscher*                                  Manager                      May 11, 2001
--------------------------------------------------
              (James W. Bosscher)



*By              /s/ Susan J. Thomas
   -----------------------------------------------
         (Susan J. Thomas, Attorney-in-Fact)


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a manager or an officer of Ford Credit Auto Receivables LLC, a Delaware limited liability company (the "Company"), does hereby constitute and appoint Richard
P. Conrad, James W. Bosscher, Susan J. Thomas, Emily E. Smith-Sulfaro and Stacy P. Thomas, and each of them, severally, his or her lawful attorney-in-fact and agent of the undersigned, with full power and authority of substitution and re-substitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on Form S-3 relating to which this power of attorney is filed as an exhibit, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and each of the undersigned does hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, will do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has signed his or her name hereto as of the 11th day of May, 2001.


     /s/ Paul E. Gipson                               /s/ Richard P. Conrad
------------------------------                  -------------------------------
      (Paul E. Gipson)                                 (Richard P. Conrad)


    /s/ Bernard J. Angelo                             /s/ James W. Bosscher
------------------------------                  -------------------------------
      (Bernard J. Angelo)                              (James W. Bosscher)


    /s/ Susan J. Thomas
------------------------------
      (Susan J. Thomas)


                                           EXHIBIT INDEX

Exhibit No.                Description
----------                 -----------

1.1                        Form of Underwriting Agreement.*

3.1                        Certificate of Incorporation of Ford Credit Auto Receivables Corporation.**

3.2                        Limited Liability Company Agreement of Ford Credit Auto Receivables LLC.**

4.1                        Form of Indenture.*

4.2                        Form of Indenture Supplement (including Form of Asset Backed Notes).*

5.1                        Opinion of Sidley Austin Brown & Wood LLP with respect to legality.*

8.1                        Opinion of Sidley Austin Brown & Wood LLP with respect to certain federal income tax matters.*

23.1                       Consent of Sidley Austin Brown & Wood LLP (included in opinion filed as Exhibit 5.1).*

23.2                       Consent of Sidley Austin Brown & Wood LLP (included in opinion filed as Exhibit 8.1).*

24.1                       Power of Attorney of Directors and Officers of Ford Credit Auto Receivables Corporation
                           (included on page II-6).

24.2                       Powers of Attorney of Managers and Principal Financial/Accounting Officer of Ford Credit Auto
                           Receivables LLC (included on page II-8).

25.1                       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee.***

99.1                       Form of Trust Agreement.*

99.2                       From of Transfer and Servicing Agreement.*

99.3                       Form of Receivables Purchase Agreement.*

99.4                       Form of Administration Agreement.*

---------------

*        To be filed by Amendment.

**       Previously filed.

***      To be filed in accordance with Section 305 of the Trust Indenture Act of 1939.